Exhibit 10.1

Execution Version

ACCOUNT AND SECURITY AGREEMENT

BY AND BETWEEN

Thermo No. 1 BE-01, LLC

as Company

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as the Collateral Agent, Account Bank and Securities Intermediary

Dated as of

August 31, 2008

Account and Security Agreement

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TABLE OF CONTENTS

(continued)

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List of Schedules

Schedule Z:	Definitions
Schedule 2B:	Maintenance Reserve Required Balance
Schedule 2.1:	Security Account Information
Schedule 6.1:	Company Information for UCC Filings
Schedule 6.2:	Location of Equipment and Inventory
Schedule 6.4:	Investment Related Property
Schedule 6.5:	Letters of Credit
Schedule 6.6:	Collateral that Constitutes ASA Intellectual Property
Schedule 6.7:	Commercial Tort Claims
Schedule 11-A:	Collateral Parcels; Resource Support Parcels; Permanent Parcels
Schedule 11-B:	Interconnection Assets

List of Exhibits

Exhibit A:	Pledge Supplement
Exhibit B:	Uncertificated Securities Control Agreement
Exhibit C:	Securities Account Control Agreement
Exhibit D:	Deposit Account Control Agreement
Exhibit E:	Form of Independent Engineer Certificate
Exhibit F:	[RESERVED]
Exhibit G:	Form of Construction Disbursement Request
Exhibit H:	Form of Drilling Reserve Disbursement Request
Exhibit I:	Form of Maintenance Reserve Withdrawal Request
Exhibit J:	Form of Quarterly Disbursement Request
Exhibit K:	Form of Development Account Release Certificate
Exhibit Z-A:	Form of Schedule Z Amendment

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This ACCOUNT AND SECURITY AGREEMENT, dated as of August 31, 2008 (this “Agreement”) is entered into by and between THERMO NO. 1 BE-01, LLC (the “Company”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as collateral agent for the Secured Parties (as herein defined) (in such capacity as collateral agent, the “Collateral Agent”), Account Bank and Securities Intermediary.

RECITALS:

WHEREAS, reference is made to that certain Credit Agreement, dated as of the date hereof (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”), by and among the Company, the Lenders party thereto from time to time, and Deutsche Bank Trust Company Americas, as Administrative Agent and Collateral Agent;

WHEREAS, in consideration of the extensions of credit and other accommodations of Lenders as set forth in the Credit Agreement, the Company has agreed, subject to the terms and conditions hereof, and each other Financing Document, to secure the Company’s obligations under the Financing Documents as set forth herein; and

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Company and the Collateral Agent agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1 Definitions; Interpretation.

1.1.1 All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed in Schedule Z or, if not defined therein, in the UCC or, if not defined in either of the foregoing, in Article 9 of the UCC.

1.1.2 References to “Sections”, “Exhibits”, “Schedules” and “Supplements” shall be to Sections, Exhibits, Schedules and Supplements, as the case may be, of this Agreement unless otherwise specifically provided. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. The rules of construction set forth in Article I of the Credit Agreement shall be applicable to this Agreement mutatis mutandis. If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

1.1.3 The Parties hereto agree that Schedule Z attached hereto shall be deemed amended upon any amendment, modification, revisions or restatement thereof pursuant to any Schedule Z Document, whereupon Schedule Z shall be removed and replaced by such amended, modified, revised or restated form of Schedule Z without any further action required by the Parties hereto; provided, however, that no such amendment, modification, revisions or restatement thereof shall be effective as against any Party unless such Party has provided its prior written consent to such amendment, modification, revision or restatement, such consent not to be unreasonably withheld, conditioned or delayed.

ARTICLE II.

ESTABLISHMENT AND FUNDING OF ACCOUNTS

Section 2.1 Establishment of Security Accounts and Agreements Relating to Security Accounts.

2.1.1 Establishment of Accounts. The Company and the Collateral Agent shall cause to be established and maintained at all times thereafter by the Securities Intermediary the following accounts (additional information about which is set forth in Schedule 2.1) (collectively, the “Security Accounts”):

2.1.1.1 Construction Account;

2.1.1.2 Drilling Account;

2.1.1.3 Revenue Account;

2.1.1.4 O&M Account;

2.1.1.5 Debt Service Account;

2.1.1.6 Debt Service Reserve Account;

2.1.1.7 Maintenance Reserve Account;

2.1.1.8 OCT Suspension Account;

2.1.1.9 Development Account;

2.1.1.10 Loss Proceeds Account; and

2.1.1.11 Distribution Account.

Each Security Account is a “securities account” (within the meaning of Section 8-501(a) of the UCC) in respect of which the Account Bank is a “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC and, with respect to any Book-Entry Security, within the meaning of Federal Book-Entry Regulations) and the Collateral Agent is the “entitlement holder” (within the meaning of Section 8-102(a)(7) of the UCC).

2.1.2 Acceptance of Payment on Maintenance of Accounts. The Securities Intermediary shall hold all cash, payments, other amounts and Cash Equivalent Investments to be delivered to or held by the Collateral Agent pursuant to the terms of this Agreement and to hold such assets as a “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC and, with respect to any Book-Entry Security, within the meaning of Federal Book-Entry Regulations). The Securities Intermediary shall maintain each of the Security Accounts as a “securities account” (as defined in Section 8-501(a) of the UCC). The Collateral Agent shall maintain the Accounts at the Securities Intermediary during the term of this Agreement and shall cause such Securities Intermediary to treat the cash, instruments and securities in the Accounts as “financial assets” (as defined in Section 8-102(a)(9) of the UCC). The Securities Intermediary shall identify the Collateral Agent on its books as the “entitlement holder” (as defined in Section 8-102(a)(8) of the UCC) with respect to the Accounts and the assets held therein.

2.1.3 Limited Company Rights. The Company shall not have any rights against or to monies held in the Security Accounts, as a third party beneficiary or otherwise, except the right to receive or make requisitions of monies held in the Security Accounts, as permitted by this Agreement, to direct the investment of monies held in the Security Accounts as permitted by Section 2.1.13, or to instruct the Collateral Agent in writing to otherwise transfer funds to the Company or such third parties as the Company may direct in writing from the Revenue Account in accordance with Section 3.2. Except as expressly provided in this Agreement, in no event shall any Cash Equivalent Investments deposited in or credited to any Security Account be registered in the name of the Company payable to the order of the Company or specially indorsed to the Company except to the extent that the foregoing have been specially indorsed to the Collateral Agent, the Securities Intermediary or in blank.

2.1.4 Entitlement Orders. The Collateral Agent agrees that it will cause the Securities Intermediary to comply with “entitlement orders” (within the meaning of Section 8-102(a)(8) of the UCC) issued by the Collateral Agent and relating to any financial asset held in the Security Accounts without further consent by the Company. The Company represents and warrants to the Collateral Agent for the benefit of the Secured Parties that it has not entered into, and hereby agrees that until the payment in full of the Secured Obligations, it shall not enter into, any agreement with any Person (other than the Collateral Agent) relating to the Security Accounts (or the amounts and Cash Equivalent Investments deposited therein or credited thereto) pursuant to which the Securities Intermediary has agreed or would agree, as the case may be, to comply with entitlement orders made by such other Person. The Company represents and warrants to the Collateral Agent for the benefit of the Secured Parties that the Company has not entered into any other agreement with any other Person purporting to limit or condition the obligation of the Collateral Agent or the Securities Intermediary to comply with entitlement orders as set forth in this Section 2.1.4. The Securities Intermediary agrees that it shall not enter into any agreement with any Person pursuant to which the Securities Intermediary has agreed or will agree to comply with or take “entitlement orders” (as defined in Section 8-102(a)(8) of the UCC) with respect to the Security Accounts or any assets or funds therein by or from any Person other than the Collateral Agent.

2.1.5 Collateral. All Security Accounts and amounts held therein, shall not constitute payment of any Debt or any other obligation of the Company until applied to pay such Debt or obligation as provided in this Agreement.

2.1.6 [Reserved].

2.1.7 Treatment of Account Balances as “Financial Assets”. The Securities Intermediary and the Company agree that each item of property (whether cash, a security, an instrument or any other property whatsoever (including Cash Equivalent Investments)) credited to the Security Accounts shall be treated as a “financial asset” under the UCC (as defined in

Section 8-102(a)(9) of the UCC). The Securities Intermediary shall identify the Collateral Agent on its books as the “entitlement holder” (as defined in Section 8-102(a)(7) of the UCC) with respect to the Security Accounts and the assets credited thereto.

2.1.8 Registration of Securities, Etc. The Securities Intermediary agrees that all securities and other financial assets credited to the Security Accounts that are in registered form or that are payable to or to order shall be (i) registered in the name of, or payable to or to the order of, the Collateral Agent, (ii) indorsed to or to the order of the Securities Intermediary or in blank or (iii) credited to another securities account maintained in the name of the Securities Intermediary; and in no case will any financial asset credited to the Security Accounts be registered in the name of, or payable to or to the order of, the Company or indorsed to or to the order of the Company, except to the extent the foregoing have been specially indorsed to or to the order of the Securities Intermediary or in blank.

2.1.9 Securities Intermediary’s Jurisdiction. The Securities Intermediary agrees that its “securities intermediary’s jurisdiction” (within the meaning of Section 8-110(e) of the UCC) is the State of New York.

2.1.10 Conflict Between Agreements. If there is any conflict between this Agreement and any other agreement relating to the Security Accounts, the provisions of this Agreement shall control.

2.1.11 Lien Subordination, Etc. The Securities Intermediary hereby subordinates to the security interest of the Collateral Agent in the Security Accounts, all property credited thereto, all security entitlements with respect to such property and any and all statutory, regulatory, contractual or other rights now or hereafter existing in its favor over or with respect to the Accounts, including, but not limited to, (i) any and all contractual rights of set-off, lien or compensation, (ii) any and all statutory or regulatory rights of pledge, lien, set-off or compensation, (iii) any and all statutory, regulatory, contractual or other rights to put on hold, block transfers from or fail to honor instructions of the Collateral Agent with respect to the Accounts, or (iv) any and all statutory or other rights to prohibit or otherwise limit the pledge, assignment, collateral assignment or granting of any type of security interest in the Security Accounts.

2.1.12 Account Statements. The Securities Intermediary will notify the Company, the Collateral Agent, the Administrative Agent and the Administrative Lender in writing of the account number for each Security Account, will send copies of all statements and confirmations for the Security Accounts simultaneously to the Company and the Collateral Agent on a monthly basis, and will provide the Company with electronic access to review the Security Accounts.

2.1.13 Cash Equivalent Investments. Unless a Credit Agreement Event of Default shall have occurred and be continuing, any monies held by the Securities Intermediary (except amounts held pursuant to Article IX of this Agreement) shall, at the written request and direction of the Company, be invested or reinvested by the Securities Intermediary in Cash Equivalent Investments specified by the Company in such written request, and the Collateral Agent hereby instructs the Securities Intermediary to comply with such directions. If a Credit

Agreement Event of Default shall have occurred and be continuing, the Administrative Lender may provide written direction of investment. If neither the Company nor the Administrative Lender provide such direction to the Securities Intermediary, any monies held by the Securities Intermediary (except amounts held pursuant to Article IX of this Agreement) shall not be invested and the Securities Intermediary shall have no liability for interest therein. Any interest or other earnings on such Cash Equivalent Investments which may be received by the Securities Intermediary shall be deposited in the Security Account from which the investment monies were derived. None of the Administrative Agent, the Collateral Agent, the Securities Intermediary, or the Administrative Lender shall be liable or responsible for any loss, penalty or gain resulting from any investment made hereunder in accordance with the terms hereof. The Collateral Agent may direct the Securities Intermediary to liquidate any Cash Equivalent Investments (without regard to maturity date) whenever the Collateral Agent deems it necessary to make any deposit, transfer or distribution required by this Agreement, and while the Collateral Agent shall use reasonable efforts to minimize losses in connection with such sales and liquidations, none of the Administrative Agent, the Collateral Agent, the Securities Intermediary, or the Administrative Agent shall be liable to any Person for any loss suffered because of such sale or liquidation other than by reason of its bad faith, willful misconduct or gross negligence. For purposes of this Agreement (including, without limitation, the determination of the balance in any Account), the value of any Cash Equivalent Investment shall be the lesser of (x) the face amount thereof and (y) the fair market value thereof. Neither the Collateral Agent nor the Securities Intermediary shall have any obligation to invest or reinvest any amounts held hereunder in the absence of written investment directions as provided in this Section 2.1.13 in any manner.

2.1.14 Patriot Act. The Parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act, Deutsche Bank Trust Company Americas, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account. The Parties to this Agreement agree that they will provide Deutsche Bank Trust Company Americas, with such information as it may reasonably request in order for Deutsche Bank Trust Company Americas to satisfy the requirements of the USA Patriot Act.

Section 2.2 Deposits to Construction Account; Deposits to Drilling Account.

2.2.1 Deposits to Construction Account.

2.2.1.1 The Collateral Agent shall, in accordance with an Advance Request delivered in accordance with Section 2.2 (Making the Advances) of the Credit Agreement, deposit the proceeds of each Advance, less the structuring, upfront and other fees payable to each Agent and the Lenders and the expenses of each Agent and the Lenders, directly into the Construction Account.

2.2.1.2 The Collateral Agent shall, in accordance with the written instruction of the Administrative Lender, deposit all equity contributions made to the Company before the Final Completion Date directly into the Construction Account; provided, that (a) upon the occurrence of a Buy-Down Trigger Event, any payment made by the Class A Investors pursuant to Section 4.4 of the LLC Operating Agreement in respect of the Buy-Down CA

Redemption Amount and the Buy-Down LLC Redemption Amount shall be deposited into the Development Account and (b) any Drilling Deposit shall be deposited into the Drilling Account.

2.2.2 [RESERVED]

Section 2.3 Deposits to the Revenue Account.

2.3.1 Subject to Section 2.2.1.2, Section 2.4 and Section 2.5, the Company agrees that it shall irrevocably instruct each Person from whom it receives or is entitled to receive any Gross Project Revenues to deposit into the Revenue Account all such payments due or to become due to the Company pursuant to any Operative Document or otherwise; provided, that the interest, dividends and other income in respect of sums standing to the credit of any Security Accounts shall remain in such Security Account until withdrawn pursuant to the terms of this Agreement.

2.3.2 All reserves, receipts, monies (including, without limitation, equity contributions) and proceeds and other sums of any nature received by the Company and not required to be deposited into any other Security Account shall be deposited into the Revenue Account; provided, that amounts received from a member of the Company or an Affiliate of such member not otherwise required to be deposited into any other Security Account may be deposited in (a) the Loss Proceeds Account for application in accordance with Section 2.6.1 (Casualty Event) of the Credit Agreement, (b) to an escrow account for the purpose of completing Restoration Work pursuant to Section 2.6.1.2(7) of the Credit Agreement, or (c) the Distribution Account.

2.3.3 In the event that any payments described in Section 2.3.1 or 2.3.2 required to be deposited into the Revenue Account are remitted directly to the Company, the Company shall hold such payments in trust for the benefit of the Collateral Agent and shall promptly transfer such payments to the Collateral Agent for deposit into the Revenue Account.

2.3.4 So long as no Credit Agreement Event of Default exists, prior to the Full Revenue QTD and the Facility Substantial Completion Date, the Collateral Agent, in accordance with an O&M Funding Request, shall instruct the Account Bank to transfer monies from the Construction Account for deposit into the Revenue Account in an amount sufficient to fund the Reimbursable Costs (excluding any Special Project Document Payments), Base Fee, Owner Maintenance Agreement Payments, O&M Site Document Payments, and O&M Other Payments, as set forth therein.

Section 2.4 Deposits to Loss Proceeds Account. All Loss Proceeds paid to the Company or the Collateral Agent shall be deposited in the Loss Proceeds Account in accordance with Section 2.6.1 (Casualty Event) of the Credit Agreement.

Section 2.5 Deposits to the Development Account. The Collateral Agent shall deposit the following amounts into the Development Account:

2.5.1 On the Facility Substantial Completion Date, from the Construction Account, an amount equal to (i) the amount of the Development Account Target Balance, minus (ii) amounts deposited into the Revenue Account pursuant to Section 2.3.4;

2.5.2 [RESERVED].

2.5.3 Upon the occurrence of a Buy-Down Trigger Event, the Collateral Agent, at the written instruction of the Administrative Lender, shall instruct the Account Bank to pay from the Construction Account, if funds are then available therein, the amount of liquidated damages that are constructively received by the Company in the form of an offset to or reduction in amounts that would otherwise be due and payable under the UTC Purchase Contract, if any, by the date on which Buy-Down Liquidated Damages are payable by Contractor under Section 6.4 of the EPC Agreement;

2.5.4 The amount of the Buy-Down Liquidated Damages paid under Section 6.4 of the EPC Agreement;

2.5.5 The amount of any portion of the Drilling Deposit required to be deposited into the Development Account pursuant to Section 3.8.2 of this Agreement;

2.5.6 The amount of any capital contribution received from the Class A Investors upon the exercise of their rights under Section 4.4 of the LLC Operating Agreement to cure any failure (a) by the Class B Investors to pay any portion of the Drilling Deposit required to be paid by the Class B Investors pursuant to Section 2.2.3 of the Equity Capital Contribution Agreement, to the extent of any such amounts remaining in the Drilling Account and required to be deposited into the Development Account pursuant to Section 3.8.2 of this Agreement, or (b) by Contractor to pay Buy-Down Liquidated Damages required to be paid by Contractor pursuant to Section 6.4 of the EPC Agreement.

Section 2.6 Instructions to Collateral Agent. When written instruction are required to be delivered hereunder by the Administrative Lender to the Collateral Agent, the Administrative Lender shall deliver such notice upon the satisfaction of conditions, if any, to the delivery of such notice. With respect to any required deposit to a Security Account by the Account Bank, any written instructions given by the Administrative Lender shall include the deposit amount and the specific Security Account to which such deposit shall be made.

ARTICLE III.

DISBURSEMENTS FROM AND OTHER MATTERS RELATING TO THE ACCOUNTS

Section 3.1 Disbursements from the Construction Account.

3.1.1 Except during the continuance of a Credit Agreement Default or a Credit Agreement Event of Default, within three (3) Business Days after the Collateral Agent and the Administrative Lender receive a duly issued Construction Disbursement Request signed by the Company and separately receive a certification regarding the respective Construction Disbursement Request from the Independent Engineer in the form of Exhibit E, the Collateral Agent (unless instructed otherwise by the Administrative Lender prior to the disbursement date set forth in the Construction Disbursement Request) shall instruct the Account Bank to withdraw from the Construction Account the amount set forth in such Construction Disbursement Request and transfer such amount as directed in the Construction Disbursement Request; provided, that no withdrawal shall be made from the Construction Account without the written instruction of the Collateral Agent (acting pursuant to written instructions from the Required Lenders) if such withdrawal is for amounts that deviate from the amounts set forth in the Project Budget.

3.1.2 While a Credit Agreement Event of Default is continuing, the Collateral Agent (acting pursuant to written instructions from the Required Lenders) shall instruct the Account Bank as to transfers from the Construction Account.

3.1.3 If the Financing Expiration Date occurs prior to Final Completion (whether or not during the continuance of a Credit Agreement Event of Default), any amounts on deposit in the Construction Account shall be released to the Company (or as otherwise required by any court of competent jurisdiction) promptly following such Financing Expiration Date.

3.1.4 So long as no Credit Agreement Default or Credit Agreement Event of Default exists, on the Facility Substantial Completion Date, the Collateral Agent shall, in accordance with written instruction from the Administrative Lender, instruct the Account Bank to transfer monies from the Construction Account as follows, in order of priority:

3.1.4.1 An amount equal to the Minimum Debt Service Reserve into the Debt Service Reserve Account;

3.1.4.2 An amount equal to the Maintenance Reserve Required Balance into the Maintenance Reserve Account; and

3.1.4.3 An amount equal to (i) the amount of the Development Account Target Balance, minus (ii) amounts deposited into the Revenue Account pursuant to Section 2.3.4 into the Development Account.

3.1.5 On each Pre-Completion Interest Payment Date, the Collateral Agent, in accordance with the written direction of the Administrative Lender, shall instruct the Account Bank to withdraw from the Construction Account an amount equal to the accrued and unpaid interest on the outstanding Advances due and payable on such Pre-Completion Interest Payment Date and such amount shall be distributed to the Administrative Agent for distribution to the Lenders in accordance with the terms of the Credit Agreement.

3.1.6 So long as no Credit Agreement Default or Credit Agreement Event of Default exists, any amounts remaining in the Construction Account on the Final Completion Date and not otherwise applied in accordance with the terms of this Agreement shall be applied in accordance with the written direction of the Administrative Lender, first, to the payment of the Underrun Bonus, if any, second to the Development Account an amount equal to amounts deposited into the Revenue Account pursuant to Section 2.3.4, and the remainder to the Revenue Account.

Section 3.2 Disbursements from the Revenue Account.

3.2.1 On each Quarterly Transfer Date occurring on and after the Full Revenue QTD (other than during the continuance of a Credit Agreement Event of Default), the Collateral Agent shall, in accordance with a duly issued Quarterly Disbursement Request delivered in accordance with Section 5.1.5 (Quarterly Disbursement Request) of the Credit

Agreement, instruct the Account Bank to apply all monies then on deposit in the Revenue Account in the following order of priority:

3.2.1.1 first, to the O&M Account, an amount sufficient to ensure that the balance in the O&M Account is sufficient to fund Reimbursable Costs (excluding any Special Project Document Payments), Base Fee, Owner Maintenance Agreement Payments, O&M Site Document Payments, and O&M Other Payments, all as specified in such Quarterly Disbursement Request to the extent consistent with the Annual Operating Plan and Budget; provided, that Reimbursable Costs may represent one hundred ten percent (110%) of the amount provided for Reimbursable Costs set forth in the Annual Operating Plan and Budget;

3.2.1.2 second, to the Debt Service Account an amount sufficient such that amounts held in the Debt Service Account are equal to (a) the next required payment of Debt Service, plus (b) all expenses, indemnities and other amounts then due or to become due in the current month under any Financing Document, which amounts under this Section 3.2.1.2 shall be applied in the same order of priority set forth in Section 3.2.2.2—Section 3.2.2.4;

3.2.1.3 third, to the Debt Service Reserve Account, an amount to ensure that the balance in the Debt Service Reserve Account equals the Minimum Debt Service Reserve; provided, that (a) during any Ordinary Cash Trap Period, the Ordinary Cash Trap Amount shall be deposited into the OCT Suspension Account, and (b) if the Debt Service Reserve Account is less than the Minimum Debt Service Reserve after application of monies in the Revenue Account, monies remaining in the Distribution Account, then the Development Account, shall be applied to the Debt Service Reserve Account until the amount therein is equal to the Minimum Debt Service Reserve;

3.2.1.4 fourth, to the Maintenance Reserve Account, an amount to ensure that the balance in the Maintenance Reserve Account equals the Maintenance Reserve Required Balance; provided, that if the Maintenance Reserve Account is less than the Maintenance Reserve Required Balance after application of monies in the Revenue Account, monies remaining in the Distribution Account, then the Development Account, after application to the Debt Service Reserve Account, if required, shall be applied to the Maintenance Reserve Account until the amount therein is equal to the Maintenance Reserve Required Balance;

3.2.1.5 fifth, to the parties entitled to such payments, any amounts due and payable in respect of Debt, other than Debt payable to Affiliates of the Company;

3.2.1.6 sixth, to the parties entitled to such payments, any Special Project Document Payments, other than those payable to Affiliates of the Company, or paid pursuant to Section 3.2.1.1;

3.2.1.7 seventh, if amounts have been deposited to the Revenue Account pursuant to Section 2.3.4, monies shall be deposited to the Development Account until the aggregate amount deposited to the Development Accounts pursuant to this Section 3.2.1.7 equals the amount deposited to the Revenue Account pursuant to Section 2.3.4;

3.2.1.8 eighth, to the parties entitled to such payments, any amounts due and payable in respect of any Debt payable to Affiliates of the Company (to the extent such

Debt is permitted under the Credit Agreement), Special Project Document Payments payable to Affiliates of the Company and the Management Fee; and

3.2.1.9 ninth, provided the Distribution Conditions are satisfied on such date and the Company has certified as to same in the Quarterly Disbursement Request, to the Distribution Account, any remaining amounts then on deposit in the Revenue Account.

3.2.2 On each Quarterly Transfer Date occurring during the continuance of a Credit Agreement Event of Default (but prior to the acceleration of the Obligations whether automatically, by declaration or otherwise), the Collateral Agent in accordance with written instruction from the Administrative Lender (unless given written instructions from the Required Lenders to act otherwise) shall instruct the Account Bank to apply all monies received in the Revenue Account in the following order of priority:

3.2.2.1 first, to the payment, on a pro rata basis, of any periodically payable fees, expenses, indemnities and other amounts then due or to become due in the current month, including those of the Collateral Agent and Administrative Agent, under any Financing Document (other than amounts specified in clauses 3.2.2.3 and 3.2.2.4 below);

3.2.2.2 second, to the O&M Account, an amount sufficient to ensure that the balance in the O&M Account is sufficient to fund Reimbursable Costs (excluding any and all Special Project Document Payments), Base Fee, Owner Maintenance Agreement Payments, O&M Site Document Payments, and O&M Other Payments for the immediately succeeding quarter to the extent consistent with the Annual Operating Plan and Budget; provided, that Reimbursable Costs may represent one hundred ten percent (110%) of the amount provided for Reimbursable Costs set forth in the Annual Operating Plan and Budget;

3.2.2.3 third, to the payment of all interest due and payable by the Company on such date under the Financing Documents;

3.2.2.4 fourth, to the payment of all principal due and payable by the Company on such date under the Financing Documents;

3.2.2.5 fifth, to the payment of Special Project Document Payments to non-Affiliates, Debt payments to non-Affiliates (to the extent not covered in Reimbursable Costs); and

3.2.2.6 sixth, any surplus amounts shall remain in the Revenue Account, unless the Collateral Agent is given contrary written instructions from the Required Lenders in respect of such surplus amounts.

3.2.3 Prior to the Full Revenue QTD, so long as no Credit Agreement Event of Default exists, the Collateral Agent, in accordance with an O&M Funding Request, shall instruct the Account Bank to transfer monies from the Revenue Account into the O&M Account an amount sufficient to fund Reimbursable Costs (excluding any Special Project Document Payments), Base Fee, the Owner Maintenance Agreement Payments, O&M Site Document Payments, and O&M Other Payments, as set forth therein.

Section 3.3 Disbursements from the O&M Account.

3.3.1 If no Credit Agreement Event of Default is then continuing, following the transfers specified in Section 3.2, the Company, in the form of an O&M Payment Request, shall instruct the Account Bank to transfer from the O&M Account any amounts necessary for paying Reimbursable Costs (excluding any and all Special Project Document Payments), Base Fee, Owner Maintenance Agreement Payments, O&M Site Document Payments, and O&M Other Payments, as they become due and payable as set forth therein; provided, that during the continuance of a Credit Agreement Event of Default, the Collateral Agent shall follow the written instructions of the Required Lenders.

Section 3.4 Disbursements from the Debt Service Account and Debt Service Reserve Account.

3.4.1 On each Quarterly Transfer Date occurring on and after the Full Revenue QTD, the Collateral Agent shall, based upon a duly issued Quarterly Disbursement Request, instruct the Account Bank to pay from the Debt Service Account any expenses, indemnities and other amounts then due or to become due under any Financing Document, which amounts shall be applied in the same order of priority set forth in Sections 3.2.2.2 - 3.2.2.4.

3.4.2 If, following the application of any remaining funds in the Development Account pursuant to Section 3.9.3, there are insufficient funds in the Debt Service Account to pay the amounts specified in Section 3.4.1, the Collateral Agent, in accordance with the Quarterly Disbursement Request, shall instruct the Account Bank to transfer monies to satisfy such deficiency from the Debt Service Reserve Account to the Debt Service Account.

3.4.3 As of any Quarterly Transfer Date that is a Quarterly Transfer Date on which the balance of Debt Service Reserve Account exceeds the Minimum Debt Service Reserve (after application of any monies as required hereby on such date), the Collateral Agent in accordance with the Quarterly Disbursement Request, shall transfer any of such excess standing to the credit of the Debt Service Reserve Account to the Revenue Account for application in accordance with Section 3.2.1.

Section 3.5 Disbursements from the Maintenance Reserve Account.

3.5.1 The Collateral Agent shall, in accordance with the written instructions from the Administrative Lender pursuant to a Maintenance Reserve Withdrawal Request, instruct the Account Bank to transfer from the Maintenance Reserve Account to the O&M Account such funds that are consistent with the Annual Operating Plan and Budget and as may be required for the purposes of paying for Reimbursable Costs (excluding any Special Project Document Payments), Base Fee, Owner Maintenance Agreement Payments, O&M Site Document Payments, and O&M Other Payments (as each shall be specified in such written instructions); provided, however, that if such funds exceed the Annual Operating Plan and Budget, the Collateral Agent shall instruct the Account Bank to transfer from the Maintenance Reserve Account to the O&M Account in accordance with the written instructions from the Administrative Lender.

3.5.2 If, following the application of any remaining funds in the Development Account pursuant to Section 3.9.3, there are insufficient funds in the Revenue Account to pay the amounts specified in Section 3.2.1.1 or if there are insufficient funds in the Debt Service Account to pay the amounts specified in Section 3.4.1 on a Quarterly Transfer Date and such deficiency with respect to Section 3.4.1 has not been satisfied by the application of funds in accordance with Section 3.4.2, the Collateral Agent (unless the Collateral Agent receives written instructions to the contrary from the Administrative Lender) shall instruct the Account Bank to transfer monies from the Maintenance Reserve Account to pay the amounts specified, first, in Section 3.2.1.1 and, second, in Section 3.4.1 (as applicable).

3.5.3 As of any Quarterly Transfer Date on which the balance of Maintenance Reserve Account exceeds the Maintenance Reserve Required Balance (after application of any monies as required hereby on such date), the Collateral Agent, in accordance with the Quarterly Disbursement Request, shall transfer any of such excess standing to the credit of the Maintenance Reserve Account to the Revenue Account for application in accordance with Section 3.2.1.

Section 3.6 Disbursements from the OCT Suspension Account. Ordinary Cash Trap Amounts deposited into the OCT Suspension Account during an Ordinary Cash Trap Period pursuant to Section 3.2.1.3, shall at any time prior to the termination of such Ordinary Cash Trap Period and at the sole option of the Required Lenders be disbursed, upon the written instruction from the Administrative Lender to the Collateral Agent, to mandatorily prepay the Advances under Section 2.6.3 (Ordinary Cash Trap Prepayment) of the Credit Agreement. So long as a Credit Agreement Default or Credit Agreement Event of Default has not occurred and is continuing, any Ordinary Cash Trap Amounts not applied to the Advances under Section 2.6.3 of the Credit Agreement prior to the termination of the Ordinary Cash Trap Period to which such Ordinary Cash Trap Amount relates shall be deposited into the Revenue Account.

Section 3.7 [RESERVED]

Section 3.8 Disbursements from the Drilling Account.

3.8.1 Prior to the occurrence of a Buy-Down Trigger Event, if no Credit Agreement Event of Default is then continuing and (a) the Class B Investors are in compliance with their obligations under Section 2.2.3 of the Equity Capital Contribution Agreement or (b) the Class A Investors exercise their rights under Section 4.4 of the LLC Operating Agreement to cure any failure by the Class B Investors to comply with their obligations under Section 2.2.3 of the Equity Capital Contribution Agreement, the Collateral Agent shall, based upon a duly issued Drilling Reserve Disbursement Request, instruct the Account Bank to pay from the Drilling Account the amounts set forth in such Drilling Reserve Disbursement Request.

3.8.2 Upon the occurrence of a Buy-Down Trigger Event and provided no Credit Agreement Event of Default is then continuing, if monies in the Development Account (after giving effect to any monies deposited into the Development Account from the Construction Account pursuant to Section 2.5.3 of this Agreement) are less than the sum of (a) the Development Account Minimum Balance, plus (b) the aggregate amount of Buy-Down Liquidated Damages, the Collateral Agent shall, in accordance with the written instruction of the

Administrative Lender, instruct the Account Bank to disburse on the Guaranteed Final Completion Date an amount (the “Applied Drilling Escrow Amount”) from the Drilling Account for deposit into the Development Account equal to the lesser of (i) the amount necessary to make the balance in the Development Account equal to the sum of (a) the Development Account Minimum Balance, plus (b) the aggregate amount of Buy-Down Liquidated Damages and (ii) all remaining funds in the Drilling Account.

3.8.3 Subject to Section 3.8.2, if no Credit Agreement Default or Credit Agreement Event of Default then exists, on the Facility Substantial Completion Date, any amounts remaining in the Drilling Account shall be paid to the Class B Investors in accordance with the LLC Operating Agreement or as otherwise instructed by a court of competent jurisdiction and the account shall be closed.

Section 3.9 Other Account Disbursements.

3.9.1 Loss Proceeds Account. Disbursements from the Loss Proceeds Account shall be made in accordance with Section 2.6.1 (Casualty Event) of the Credit Agreement in accordance with the instruction of the Administrative Lender.

3.9.2 Distribution Account. The Company may provide written instruction to the Account Bank to transfer or direct the transfer of funds from the Distribution Account, to the extent permitted by the Credit Agreement or as required pursuant to the terms hereof, in its sole discretion.

3.9.3 Development Account. Funds in the Development Account shall be disbursed at the written direction of the Administrative Lender as follows in the following order provided that no Credit Agreement Default or Credit Agreement Event of Default shall exist:

3.9.3.1 Upon the occurrence of a Buy-Down Trigger Event, the Development Account Overage, if any, shall be disbursed to pay, first, the Buy-Down CA Redemption Amount and, second, the Buy-Down LLC Redemption Amount pursuant to the Credit Agreement and the LLC Operating Agreement to the parties entitled thereto;

3.9.3.2 If funds then deposited in the O&M Account are insufficient to make payment of all Reimbursable Costs (excluding any Special Project Document Payments), Base Fee, Owner Maintenance Agreement Payments, O&M Site Document Payments, and O&M Other Payments, as they become due and payable, following application of any amounts remaining in the Distribution Account, an amount sufficient to pay such costs;

3.9.3.3 If funds then available to pay Debt Service Account are insufficient to make payment of Debt Service, following application of any amounts remaining in the Distribution Account and prior to any payment from the Debt Service Reserve Account, an amount sufficient to pay Debt Service;

3.9.3.4 If the amount contained in the Debt Service Reserve Account is less than the Minimum Debt Service Reserve Amount and/or the amount contained in the Maintenance Reserve Account is less than the Maintenance Reserve Required Balance, the amount necessary to replenish, first, the Debt Service Reserve Account to the Minimum Debt

Service Amount and then the Maintenance Reserve Account to the Maintenance Reserve Required Balance, as applicable;

3.9.3.5 Subject to Section 3.9.3.6, if the Geothermal Engineer has delivered a duly executed Development Account Release Certificate to the Collateral Agent and the Administrative Lender, any remaining amounts contained in the Development Account shall be distributed to the Class B Investors as follows: (i) a payment of twenty five percent (25%) of such amount remaining in the Development Account twelve months following the Final Completion Date and (ii) a final payment of any remaining amounts contained in the Development Account eighteen (18) months after the Final Completion Date (the “Final Development Account Distribution Date”);

3.9.3.6 If the Class A Investors exercise their rights under Section 4.4 of the LLC Operating Agreement or a Credit Agreement Event of Default occurs as a result of the Class A Investors not exercising their rights under Section 4.4 of the LLC Operating Agreement, any amounts remaining in the Development Account on the Final Development Account Distribution Date shall be applied to repay Obligations under Section 2.6.4 of the Credit Agreement.

Section 3.10 Credit Agreement Event of Default, Etc. Except as provided in Section 3.3.2, (a) upon the occurrence and during the continuation of a Credit Agreement Event of Default, the Collateral Agent, as directed by the Required Lenders, shall have the right to instruct the Account Bank (i) not to release, withdraw, distribute, transfer or otherwise make available any funds in or from any of the Security Accounts except to the Collateral Agent and (ii) to take such action or refrain from taking such action as the Collateral Agent specifies and (b) upon the occurrence and continuation of any Credit Agreement Event of Default, the Collateral Agent shall have the right to exercise such remedies as are then available to it, including the transfer of all or any part of the funds in the Security Accounts to any of the accounts. Upon the occurrence of any Casualty Event (or series of related Casualty Events), the Loss Proceeds therefrom shall be applied in accordance with Section 2.6 (Mandatory Prepayments) of the Credit Agreement in accordance with the written direction of the Administrative Lender.

Section 3.11 When Amounts Are Insufficient.

3.11.1 If the funds on deposit in the O&M Account are insufficient to pay Reimbursable Costs (excluding any Special Project Document Payments), Base Fee, the Owner Maintenance Agreement Payments, O&M Site Document Payments, and O&M Other Payments, as they become due and payable, the Company shall deliver a certificate to the Administrative Agent, the Collateral Agent and the Administrative Lender setting forth the amount of, and the cause for, such insufficiency. The Collateral Agent shall instruct the Securities Intermediary to transfer into the O&M Account such amounts as shall be necessary to fund such insufficiency from the Revenue Account, the Distribution Account, the Development Account, the Maintenance Reserve Account and the Loss Proceeds Account in the foregoing order (in each case to the extent funds are available in each such Security Account).

3.11.2 If the funds on deposit in the Revenue Account, Debt Service Account and Debt Service Reserve Account (taking into account the provisions of Section 3.4.2) are insufficient to make all payments of Debt Service in respect of the Obligations then due and payable, the Collateral Agent as instructed in writing by the Administrative Lender shall instruct the Securities Intermediary to transfer such amounts into the Revenue Account as shall be necessary to satisfy such deficiency from the Distribution Account, the Development Account, the Maintenance Reserve Account and the Loss Proceeds Account in the foregoing order (in each case to the extent funds are available in each such Security Account).

Section 3.12 Termination of Security Accounts. On the Financing Expiration Date, all Cash Equivalent Investments in each Security Account not otherwise applied in accordance with the terms of this Agreement shall (at the written direction of the Company) be liquidated or transferred to, and all remaining funds in each Security Account shall be remitted to the Company (or to such other Person at its direction) and the Security Accounts shall be closed.

ARTICLE IV.

ASSIGNMENT AND SECURITY INTERESTS

Section 4.1 Grant of Security. As security for the prompt and complete payment when due of any and all of the Secured Obligations now existing or hereafter arising, the Company hereby grants to the Collateral Agent a security interest and continuing lien on all of the Company’s right, title and interest in, to and under all of the property of the Company, including, but not limited to the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which being hereinafter collectively referred to as the “Collateral”):

4.1.1 all Accounts;

4.1.2 all Chattel Paper;

4.1.3 all Documents;

4.1.4 all General Intangibles including all Payment Intangibles;

4.1.5 all Goods including all Equipment and Inventory;

4.1.6 all Instruments;

4.1.7 all Insurance;

4.1.8 all ASA Intellectual Property;

4.1.9 all Leases;

4.1.10 all Transaction Documents, unless waived by the Required Lenders;

4.1.11 all Investment Related Property, including the Security Accounts and all Deposit Accounts;

4.1.12 all Letter of Credit Rights;

4.1.13 all Money;

4.1.14 all Receivables and Receivables Records;

4.1.15 all Commercial Tort Claims;

4.1.16 to the extent not otherwise included above, all Collateral Support and Supporting Obligations relating to any of the foregoing; and

4.1.17 to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

Section 4.2 Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the Collateral include (and the Company shall not be deemed to have granted a security interest in) any of the Company’s right, title or interest:

4.2.1 in any ASA Intellectual Property if the grant of such security interest shall constitute or result in the abandonment, invalidation or rendering unenforceable any right, title or interest of the Company therein;

4.2.2 in any license, contract or agreement to which the Company is a party or any of its rights or interests thereunder, including, without limitation, with respect to any Pledged Partnership Interests or any Pledged LLC Interests, to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement (including, without limitation, any partnership agreements or any limited liability company agreements or otherwise, result in a breach or termination of the terms of, or constitute a default under or termination of any such license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406 of the UCC (or any successor provision or provisions of the UCC) of any relevant jurisdiction or any other Applicable Law (including the Bankruptcy Code) or principles of equity); provided, that the Company agrees to use all reasonable efforts to obtain all requisite consent to enable the Company to provide a security interest in such asset and, in any event, immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and the Company shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect; or

4.2.3 in any of the outstanding capital stock of a Controlled Foreign Corporation, in excess of sixty five percent (65%) of the voting power of all classes of capital stock of such Controlled Foreign Corporation entitled to vote.

ARTICLE V.

SECURITY FOR OBLIGATIONS; THE COMPANY REMAINS LIABLE

Section 5.1 Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a)), of all Obligations of the

Company whether now or hereafter owed, owed under any Financing Document (collectively, the “Secured Obligations”).

Section 5.2 Company Remains Liable.

5.2.1 Anything contained herein to the contrary notwithstanding, until such time as the Collateral Agent (or its designee) shall have foreclosed on or otherwise taken possession of or otherwise assumed the obligations under the following collateral, as applicable:

5.2.1.1 the Company shall remain liable under any partnership agreement or limited liability company agreement relating to any Pledged Partnership Interest or Pledged LLC Interest, any Assigned Agreement and/or any other contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed;

5.2.1.2 the exercise by the Collateral Agent of any of its rights hereunder shall not release the Company from any of its duties or obligations under the contracts and agreements included in the Collateral; and

5.2.1.3 neither the Collateral Agent nor any Lender shall have any obligation or liability under any partnership agreement or limited liability company agreement relating to any Pledged Partnership Interests or Pledged LLC Interests, any Assigned Agreement or any other contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Collateral Agent or any Lender be obligated to perform any of the obligations or duties of the Company thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

5.2.2 Neither the Collateral Agent nor any Lender, nor any purchaser at a foreclosure sale under this Agreement shall be obligated to assume any obligation or liability under any partnership agreement or limited liability company agreement relating to any Pledged Partnership Interests or Pledged LLC Interests, any Assigned Agreement or any other contracts and agreements included in the Collateral unless the Collateral Agent, any Lender, or any such purchaser otherwise expressly agrees in writing to assume any or all of said obligations.

ARTICLE VI.

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 6.1 Generally.

6.1.1 Representations and Warranties. The Company hereby represents and warrants, on the Effective Date, on the date of each Advance and on the Final Completion Date, that:

6.1.1.1 upon the filing of all UCC financing statements and other filings delivered by the Company, the security interests granted to the Collateral Agent hereunder constitute valid and perfected first priority Liens (subject only to Permitted Liens and to the rights of the United States government (including any agency or department thereof) with respect to United States government Receivables) on all of the Collateral;

6.1.1.2 its chief executive office or its sole place of business is, and has been for the four month period preceding the date hereof, located at the place indicated on Schedule 6.1 (as amended or supplemented from time to time), and the jurisdiction of organization of the Company is the jurisdiction indicated on Schedule 6.1 (as amended or supplemented from time to time). If the chief executive office or sole place of business of the Company is located outside of the United States, then Schedule 6.1 (as amended or supplemented from time to time) also shall include the address of the major executive office in the United States, if any, of the Company; and

6.1.1.3 the full legal name of the Company is as set forth on Schedule 6.1 and it has not in the last five (5) years and does not do business under any other name (including any tradename or fictitious business name) except for those names set forth on Schedule 6.1 (as amended or supplemented from time to time).

6.1.2 Covenants and Agreements. The Company hereby covenants and agrees that it shall not change its name, identity, corporate structure, sole place of business, chief executive office or jurisdiction of organization or establish any trade names unless it shall have (a) notified the Collateral Agent in writing, by executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, at least thirty (30) days prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, sole place of business, chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as the Collateral Agent may reasonably request and (b) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent’s security interest in the Collateral intended to be granted and agreed to hereby.

Section 6.2 Equipment and Inventory.

6.2.1 Representations and Warranties. The Company represents and warrants, on the Effective Date, on the date of each Advance and on the Final Completion Date, that:

6.2.1.1 all of the Equipment and Inventory included in the Collateral is kept only at the locations specified in Schedule 6.2 (as amended or supplemented from time to time); and

6.2.1.2 none of the Inventory or Equipment is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the UCC) therefor or otherwise in the possession of a bailee.

6.2.2 Covenants and Agreements. The Company covenants and agrees that:

6.2.2.1 it shall keep the Equipment, Inventory and any Documents evidencing any Equipment and Inventory at the Facility Site or at its chief executive offices unless it shall have (a) (i) notified the Collateral Agent and the Administrative Agent in writing, by executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to

Schedules thereto, at least thirty (30) days prior to any change in locations, identifying such new locations and providing such other information in connection therewith as the Collateral Agent or the Administrative Agent may reasonably request and (ii) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent’s security interest in the Collateral intended to be granted and agreed to hereby, or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder, with respect to such Equipment and Inventory, or (b) the value of such Equipment and Inventory does not exceed $100,000 in the aggregate;

6.2.2.2 it shall not deliver any Document evidencing any Equipment and Inventory to any Person other than the issuer of such Document to claim the Goods evidenced therefor or the Collateral Agent;

6.2.2.3 if any Equipment or Inventory, the value of which exceeds $100,000 in the aggregate, is in possession or control of any third party, the Company shall notify the third party of the Collateral Agent’s security interest and obtaining an acknowledgment from the third party that it is holding the Equipment and Inventory for the benefit of the Collateral Agent; and

6.2.2.4 with respect to any item of Equipment which is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof (A) provide information with respect to any such Equipment, (B) execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title, and (C) deliver to the Collateral Agent copies of all such applications or other documents filed during such calendar quarter and copies of all such certificates of title issued during such calendar quarter indicating the security interest created hereunder in the items of Equipment covered thereby.

Section 6.3 Receivables.

6.3.1 Representations and Warranties. The Company represents and warrants, on the Effective Date, on the date of each Advance and on the Final Completion Date, that:

6.3.1.1 to the best of the Company’s knowledge, each Receivable (a) is and will be the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (b) is and will be enforceable in accordance with its terms, (c) is not and will not be subject to any setoffs, defenses, taxes, counterclaims (except with respect to refunds, returns and allowances in the ordinary course of business with respect to damaged merchandise), and (d) is and will be in compliance with all Applicable Laws, whether federal, state, local or foreign; and

6.3.1.2 no Receivable is evidenced by, or constitutes, an Instrument or Chattel Paper which has not been delivered to, or otherwise subjected to the control of, the Collateral Agent to the extent required by, and in accordance with Section 6.3.3

6.3.2 Covenants and Agreements. The Company hereby covenants and agrees that:

6.3.2.1 it shall mark conspicuously, in form and manner reasonably satisfactory to the Collateral Agent, all Chattel Paper, Instruments and other evidence of Receivables (other than any delivered to the Collateral Agent as provided herein), as well as the Receivables Records with an appropriate reference to the fact that the Collateral Agent has a security interest therein;

6.3.2.2 except as otherwise provided in this subsection and in accordance with the Credit Agreement, the Company shall continue to collect all amounts due or to become due to the Company under the Receivables and any Supporting Obligation and diligently exercise each material right it may have under any Receivable, any Supporting Obligation or Collateral Support, in each case, at its own expense, and in connection with such collections and exercise, the Company shall take such action as the Company or the Collateral Agent may reasonably deem necessary or advisable. Notwithstanding the foregoing, the Company shall notify, any Account Debtor under any Receivable with an obligation to the Company in excess of $100,000 of the Collateral Agent’s security interest in the Receivables and any Supporting Obligation and, in addition, at any time following the occurrence and during the continuation of a Credit Agreement Event of Default, the Collateral Agent may: (1) direct the Account Debtors under any Receivables to make payment of all amounts due or to become due to the Company thereunder directly to the Collateral Agent in accordance with the UCC for deposit in the Revenue Account and application in accordance with Article III; (2) notify, or require the Company to notify, each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Receivables have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Collateral Agent; and (3) enforce at the expense of the Company, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Company might have done. If the Collateral Agent notifies the Company that it has elected to collect the Receivables in accordance with the preceding sentence, any payments of Receivables received by the Company shall be forthwith (and in any event within two (2) Business Days) deposited by the Company in the exact form received, duly indorsed by the Company to the Collateral Agent if required, in the Collateral Account maintained under the sole dominion and control of the Collateral Agent, and until so turned over, all amounts and proceeds (including checks and other instruments) received by the Company in respect of the Receivables, any Supporting Obligation or Collateral Support shall be received in trust for the benefit of the Collateral Agent hereunder and shall be segregated from other funds of the Company and the Company shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon; and

6.3.2.3 it shall use its commercially reasonable efforts to keep in full force and effect any Supporting Obligation or Collateral Support relating to any Receivable.

6.3.3 Delivery and Control of Electronic Chattel Paper. With respect to any Receivables in excess of $100,000 individually or $1,000,000 in the aggregate which would constitute “electronic chattel paper” under Article 9 of the UCC), the Company shall take all steps necessary to give the Collateral Agent control over such Receivables (within the meaning of Section 9-105 of the UCC): (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivable hereinafter arising, within ten (10) Business Days after the Company’s acquisition of rights therein. Any Receivable not otherwise required to be delivered or subjected to the control of the Collateral Agent in accordance with this Section 6.3.3 shall be delivered or subjected to such control upon request of the Collateral Agent.

Section 6.4 Investment Related Property.

6.4.1 Representations and Warranties. The Company hereby represents and warrants, on the Effective Date, on the date of each Advance and on the Final Completion Date, that:

6.4.1.1 Schedule 6.4 (as amended or supplemented from time to time) sets forth under the headings “Pledged Stock, “Pledged LLC Interests,” “Pledged Partnership Interests” and “Pledged Trust Interests,” respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by the Company and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule;

6.4.1.2 Schedule 6.4 (as amended or supplemented from time to time) sets forth under the heading “Pledged Debt” all of the Pledged Debt owned by the Company and, to the Company’s knowledge, all of such Pledged Debt has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof and is not in default and includes all of the issued and outstanding inter-company Debt evidenced by an instrument or certificate security of the respective issuers thereof owing to the Company;

6.4.1.3 Schedule 6.4 (as amended or supplemented from time to time) sets forth under the headings “Securities Accounts” and “Commodities Accounts,” respectively, all of the Securities Accounts and Commodities Accounts in which the Company has an interest. The Company is the sole entitlement holder of each such Securities Account and Commodities Account, and the Company has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant hereto) having “control” (as defined in Section 9-115(e) of the UCC) over, or any other interest in, any such Securities Account or Commodity Account or any securities or other property credited thereto;

6.4.1.4 Schedule 6.4 (as amended or supplemented from time to time) sets forth under the heading “Deposit Accounts” all of the Deposit Accounts in which the Company has an interest and the Company is the sole account holder of each such Deposit Account and the Company has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant hereto) having either sole dominion and control or “control” (within the meaning of Section 9-104 of the UCC) over, or any other interest in, any such Deposit Account or any money or other property deposited therein; and

6.4.1.5 the Company has taken all actions necessary or desirable to: (a) establish the Collateral Agent’s “control” (within the meaning of Section 9-115 of the UCC) over any portion of the Investment Related Property constituting Certificated Securities, Uncertificated Securities, Securities Accounts or Securities Entitlements; (b) establish the Collateral Agent’s sole dominion and control over all Deposit Accounts; (c) establish the Collateral Agent’s “control” (within the meaning of Section 9-104 of the UCC) over all Deposit Accounts; and (d) to deliver all Instruments to the Collateral Agent.

6.4.2 Covenants and Agreements. The Company hereby covenants and agrees that:

6.4.2.1 in the event it acquires rights in any Investment Related Property after the date hereof, it shall deliver to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, reflecting such new Investment Related Property and all other Investment Related Property. Notwithstanding the foregoing, it is understood and agreed that the security interest of the Collateral Agent shall attach to all Investment Related Property immediately upon the Company’s acquisition of rights therein and shall not be affected by the failure of the Company to deliver a supplement to Schedule 6.4 as required hereby; and

6.4.2.2 except as provided in the next sentence, in the event the Company receives any dividends, interest or distributions on any Investment Related Property, or any securities or other property upon the merger, consolidation, liquidation or dissolution of any issuer of any Investment Related Property, then (a) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (b) the Company shall immediately take all steps, if any, necessary or advisable to ensure the validity, perfection, priority and, if applicable, control of the Collateral Agent over such Investment Related Property (including, without limitation, delivery thereof to the Collateral Agent) and pending any such action the Company shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Collateral Agent and shall be segregated from all other property of the Company. Notwithstanding the foregoing, so long as no Credit Agreement Event of Default shall have occurred and be continuing, the Collateral Agent authorizes the Company to retain all ordinary cash dividends and distributions paid in the normal course of the business of the issuer and consistent with the past practice of the issuer and all scheduled payments of interest.

Section 6.5 Letter of Credit Rights.

6.5.1 Representations and Warranties. The Company hereby represents and warrants, on the Effective Date, on the date of each Advance and on the Final Completion Date, that:

6.5.1.1 all material letters of credit to which the Company has rights is listed on Schedule 6.5 (as amended or supplemented from time to time) hereto; and

6.5.1.2 the Company has obtained the consent of each issuer of any material letter of credit to the assignment of the proceeds of the letter of credit to the Collateral Agent.

6.5.2 Covenants and Agreements. The Company hereby covenants and agrees that with respect to any material letter of credit hereafter arising it shall obtain the consent of the issuer thereof to the assignment of the proceeds of the letter of credit to the Collateral Agent and shall deliver to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto.

Section 6.6 Collateral that Constitutes ASA Intellectual Property.

6.6.1 Representations and Warranties. Except as disclosed in Schedule 6.6 (as amended or supplemented from time to time), the Company hereby represents and warrants, on the Effective Date and on the date of each Advance that Schedule 6.6 (as amended or supplemented from time to time) sets forth a true and complete list of (i) all United States, state and foreign registrations of and applications for Patents, Trademarks, and Copyrights owned by the Company and (ii) all Patent Licenses, Trademark Licenses and Copyright Licenses material to the business of the Company.

6.6.2 Covenants and Agreements. Subject to Section 4.2, the Company hereby covenants and agrees that it shall promptly execute and deliver to the Collateral Agent any document required to acknowledge, confirm, register, record, or perfect the Collateral Agent’s interest in any part of the Collateral that constitutes ASA Intellectual Property, whether now owned or hereafter acquired.

Section 6.7 Commercial Tort Claims.

6.7.1 Representations and Warranties. The Company hereby represents and warrants, on the Effective Date and on the date of each Advance, that Schedule 6.7 (as amended or supplemented from time to time) sets forth all Commercial Tort Claims of the Company in excess of $100,000 individually or $1,000,000 in the aggregate.

6.7.2 Covenants and Agreements. The Company hereby covenants and agrees that with respect to any Commercial Tort Claim in excess of $100,000 individually or $1,000,000 in the aggregate hereafter arising it shall deliver to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, reflecting such new Commercial Tort Claims.

ARTICLE VII.

ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES

Section 7.1 Access; Right of Inspection. Subject to Collateral Agent’s agreement to comply with the confidentiality agreement in accordance with the requirements set forth in Article XIII (Confidential Information) of the Credit Agreement (execution of this Agreement by the Collateral Agent being evidence of such agreement), the Collateral Agent shall have the inspection rights set forth in Section 5.1.3 (Quarterly and Annual Compliance Certificate) of the Credit Agreement. The Collateral Agent and its representatives shall at all times (but in no event more than twice in any calendar year other than during the continuance of a Credit Agreement Event of Default), upon five (5) Business Days prior written notice (while no Credit Agreement Event of Default exists), also have the right to enter any premises of the Company and inspect any property of the Company where any of the ASA Intellectual Property, Inventory or Equipment of the Company granted pursuant to this Agreement is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

Section 7.2 Further Assurances.

7.2.1 The Company agrees that from time to time at the expense of the Company, that it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or reasonably desirable, or that the Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Company shall:

7.2.1.1 execute and file such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as are necessary or required by Applicable Law, in order to perfect and preserve the security interests granted or purported to be granted hereby;

7.2.1.2 take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in the Collateral that constitutes ASA Intellectual Property with any intellectual property registry in which said Collateral that constitutes ASA Intellectual Property is registered or in which an application for registration is pending including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office, the various Secretaries of State, and the foreign counterparts on any of the foregoing; and

7.2.1.3 at the Collateral Agent’s request, appear in and defend any action or proceeding that may affect the Collateral Agent’s security interest in all or any part of the Collateral.

7.2.2 In addition, to the extent permitted by Applicable Law, the Company hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Company, however, the primary responsibility for filing all UCC statements rests with the Company. The Company agrees that, to the extent permitted by Applicable Law, a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by the Company shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions. The Company shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

7.2.3 The Company hereby authorizes the Collateral Agent to file a record or records (as defined in Article 9 of the UCC), including, without limitation, financing statements, in all jurisdictions and with all filing offices as the Collateral Agent may determine, in its sole discretion, are necessary or reasonably advisable to perfect the security interest granted to the Collateral Agent herein, however, the primary responsibility for filing all UCC statements rests with the Company. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including, without limitation, describing such property as “all assets” or “all personal property.”

7.2.4 The Company hereby authorizes the Collateral Agent to modify this Agreement after obtaining the Company’s written approval of or signature to such modification by amending Schedule 6.6 (as amended or supplemented from time to time) to include reference to any right, title or interest in any existing Collateral that constitutes ASA Intellectual Property or any Collateral that constitutes ASA Intellectual Property acquired or developed by the Company after the execution hereof or to delete any reference to any right, title or interest in any Collateral that constitutes ASA Intellectual Property in which the Company no longer has or claims any right, title or interest; provided, however, that the Collateral Agent has received written notice of such changes in the Collateral. For the avoidance of doubt and notwithstanding the foregoing, it is the Company’s primary obligation to obtain and preserve perfection of Collateral Agent’s first priority lien on all Collateral.

7.2.5 The Company shall, through the compliance of the covenants contained herein and through any other actions that may be necessary or desirable, continuously maintain from the date made the truthfulness and accuracy of every representation, warranty and certification made herein until the termination of this Agreement by its terms.

ARTICLE VIII.

COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT

Section 8.1 Power of Attorney. The Company hereby irrevocably appoints the Collateral Agent (such appointment being coupled with an interest) as the Company’s attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company, the Collateral Agent or otherwise, from time to time, upon the occurrence and during the continuance of any Credit Agreement Event of Default, in the Collateral Agent’s discretion to take any action and to execute any instrument (provided, however, that the Collateral Agent shall have no obligation to take such actions and primary responsibility shall rest with the Company) that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the following:

8.1.1 to obtain and adjust insurance required to be maintained by the Company or paid to the Collateral Agent pursuant to the Credit Agreement;

8.1.2 to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

8.1.3 to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause 8.1.2 above;

8.1.4 to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;

8.1.5 to prepare, sign and file any UCC financing statements in the name of the Company as debtor (which appointment shall be effective whether or not a Credit Agreement Event of Default has occurred or is continuing);

8.1.6 to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Collateral that constitutes ASA Intellectual Property in the name of the Company as assignor;

8.1.7 to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Excepted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, any such payments made by the Collateral Agent to become obligations of the Company to the Collateral Agent, due and payable immediately without demand; and

8.1.8 generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and the Company’s expense, at any time or from time to time, all acts and things that the Collateral Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as the Company might do.

Section 8.2 No Duty on the Part of Collateral Agent or Secured Parties. The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Company for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

Section 8.3 Reliance by Collateral Agent. Whenever reference is made in this Agreement to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood that in all cases the Collateral Agent shall be fully justified in failing or refusing to take any such action under this Agreement if it shall not have received written instructions from the Administrative Lender (acting in accordance with the Credit Agreement and other Financing Documents), to the extent such written instructions are required herein. This provision is intended solely for the benefit of the Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto.

Section 8.4 Certain Rights of Collateral Agent.

8.4.1 The duties and obligations of the Collateral Agent shall be determined solely by the express provisions of this Agreement and the Collateral Agent shall not be liable for any obligations under this Agreement except for the performance of such duties and obligations as are specifically set out in this Agreement. The Collateral Agent shall not be required to inquire as to the performance or observation of any obligation, term or condition under any agreement or arrangement by the Company or any other party to the Financing Documents. The Collateral Agent shall be under no liability to any other party hereto by reason of any failure on the part of any party hereto or any maker, guarantor, endorser or other signatory of any document or any other Person to perform such Person’s obligations under any such document.

8.4.2 The Collateral Agent shall not be responsible in any manner for the validity or sufficiency of this Agreement or of any Pledged Equity Interests, Pledged LLC Interests, Pledged Partnership Interests, Pledged Stock, or Pledged Trust Interests delivered hereunder, or for the value or collectibility of any note, check or other instrument, if any, so delivered, or for any representations made or obligations assumed by any party other than the Collateral Agent. The Collateral Agent shall not be bound to examine or inquire into or be liable for any defect or failure in the right or title of each Pledgor to all or any of such assets whether such defect or failure was known to the Collateral Agent or might have been discovered upon examination or inquiry and whether capable or remedy or not.

8.4.3 The Collateral Agent shall be fully protected in acting on and relying upon any written notice direction, request, waiver, consent, receipt or other paper or document which the Collateral Agent in good faith believes to have been signed and presented by the proper party or parties.

8.4.4 The Collateral Agent shall not be responsible for any unsuitability, inadequacy or unfitness of any security interest created hereunder or pursuant to any other security document pertaining to this matter nor shall it be obligated to make any investigation into, and shall be entitled to assume, the adequacy and fitness of any security interest created hereunder or pursuant to any other security document pertaining to this matter.

8.4.5 The Collateral Agent shall not be liable for any error of judgment, for any act done or step taken or omitted by it in good faith or for any mistake in act or law, or for anything which it may do or refrain from doing in connection herewith, except its own gross negligence or willful misconduct.

8.4.6 The Collateral Agent may seek the advice, at the expense of the Company, of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the advice or opinion of such counsel.

8.4.7 The Collateral Agent shall not be required to use or risk its own funds or otherwise do incur any liability in the performance of its obligations or duties, or in exercise of any rights or powers, and shall not be required to take any action which, in the Collateral Agent’s sole judgment, could involve it in expense or liability unless furnished with security and indemnity which the Collateral Agent deems in its sole discretion to be satisfactory.

8.4.8 In the absence of gross negligence, willful misconduct or bad faith on the part of the Collateral Agent, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Collateral Agent which conform to the requirements of this Agreement.

8.4.9 The Collateral Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with any direction given under this Agreement.

8.4.10 The Collateral Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

8.4.11 The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, approval or other paper or document.

8.4.12 The Collateral Agent may act through agents under this Agreement and shall not be responsible for the conduct or negligence of any agent appointed with due care. The Collateral Agent may also appoint additional institutions as co-collateral agents, pledgee’s or chargee’s with respect to the Pledged Equity Interests, Pledged LLC Interests, Pledged Partnership Interests, Pledged Stock, or Pledged Trust Interests, and all rights, privileges, protections, immunities and benefits given to the Collateral Agent hereunder are extended to any co-collateral agent, pledgee or chargee appointed by the Collateral Agent with respect to the Pledged Equity Interests, Pledged LLC Interests, Pledged Partnership Interests, Pledged Stock, or Pledged Trust Interests.

8.4.13 The Collateral Agent (a/k/a the “Security Agent”) is hereby directed by the Secured Parties to enter into each of the Collateral Assignment Agreements and Consent Agreements.

ARTICLE IX.

REMEDIES

Section 9.1 Generally.

9.1.1 If any Credit Agreement Event of Default shall have occurred and be continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Collateral Agent on default under the UCC (whether or not the UCC applies to the affected Collateral), and also may pursue any of the following separately, successively or simultaneously:

9.1.1.1 require the Company to, and the Company hereby agrees, that it shall at its expense and promptly upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at the Project Site;

9.1.1.2 enter onto the property where any Collateral is located and take possession thereof in accordance with Applicable Law;

9.1.1.3 prior to the disposition of the Collateral, store or process the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Collateral Agent deems appropriate;

9.1.1.4 without notice except as specified below, sell, assign, lease, license (on an exclusive or non-exclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable; and

9.1.1.5 subject to the terms of this Agreement, exercise dominion and control over, and refuse to permit further withdrawals (whether of money, securities, instruments or other property) from any Deposit Account maintained with the Collateral Agent constituting part of the Collateral.

9.1.2 The Collateral Agent or any Secured Party may be the purchaser of any or all of the Collateral at any such sale and the Collateral Agent, as collateral agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Company, and the Company hereby waives (to the extent permitted by Applicable Law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Company agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Company hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, the Company shall be liable for the deficiency and the fees of any attorneys or agents employed by the Collateral Agent to collect such deficiency. The Company further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Collateral Agent, that the Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against the Company, and the Company hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of the Collateral Agent hereunder.

9.1.3 The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim any warranties of title or the like. This procedure will not be considered to adversely effect the commercial reasonableness of any sale of the Collateral.

9.1.4 If the Collateral Agent sells any of the Collateral on credit, the Secured Obligations will be credited only with payments actually made by the purchaser and received by the Collateral Agent and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell the Collateral.

9.1.5 The Collateral Agent shall have no obligation to marshal any of the Collateral.

Section 9.2 Investment Related Property. The Company recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. The Company acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, the Company agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Collateral Agent determines to exercise its right to sell any or all of the Investment Related Property, upon written request, the Company shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by the Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the SEC thereunder, as the same are from time to time in effect.

Section 9.3 Collateral that Constitutes Intellectual Property.

9.3.1 Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of a Credit Agreement Event of Default:

9.3.1.1 the Collateral Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of the Company, the Collateral Agent or otherwise, in the Collateral Agent’s sole discretion, to enforce any Collateral that constitutes ASA Intellectual Property, in which event the Company shall, at the request of the Collateral Agent, do any and all lawful acts and execute any and all documents required by the Collateral Agent in aid of such enforcement and the Company shall promptly, upon demand, reimburse and indemnify the Collateral Agent as provided in Article XIII hereof in connection with the exercise of its rights under this Section, and, to the extent that the Collateral Agent shall elect not to bring suit to enforce any Collateral that constitutes ASA Intellectual Property as provided in this Section, the Company agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement of any of the Collateral that constitutes ASA Intellectual Property by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing as shall be necessary to prevent such infringement;

9.3.1.2 upon written demand from the Collateral Agent, the Company shall grant, assign, convey or otherwise transfer to the Collateral Agent all of the Company’s right, title and interest in and to the Collateral that constitutes ASA Intellectual Property and shall execute and deliver to the Collateral Agent such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;

9.3.1.3 the Company agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that the Collateral Agent (or any Lender) receives cash proceeds in respect of the sale of, or other realization upon, the Collateral that constitutes ASA Intellectual Property;

9.3.1.4 if at any time the Company has any employees, within five (5) Business Days after written notice from the Collateral Agent, the Company shall make available to the Collateral Agent, to the extent within the Company’s power and authority, such personnel in the Company’s employ on the date of such Credit Agreement Event of Default and during the continuance thereof as the Collateral Agent may reasonably designate, by name, title or job responsibility, to permit the Company to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by the Company under or in connection with the Trademarks, Trademark Licenses, such persons to be available to perform their prior functions on the Collateral Agent’s behalf and to be compensated at the Company’s expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Credit Agreement Event of Default; and

9.3.1.5 the Collateral Agent shall have the right to notify, or require the Company to notify, any obligors with respect to amounts due or to become due to the Company in respect of the Collateral that constitutes ASA Intellectual Property, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Collateral Agent, and, upon such notification and at the expense of the Company, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Company might have done;

(1)	all amounts and proceeds (including checks and other instruments) received by the Company in respect of amounts due to the Company in respect of the Collateral or any portion thereof shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of the Company and shall be forthwith paid over or delivered to the Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 9.5; and

(2)	the Company shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

9.3.2 If (i) a Credit Agreement Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Credit Agreement Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to the Collateral Agent of any rights, title and interests in and to the Collateral that constitutes ASA Intellectual Property shall have been previously made and shall have become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of the Company, the Collateral Agent shall promptly execute and deliver to the Company, at the Company’s sole cost and expense, such assignments or other transfer as may be necessary to reassign to the Company any such rights, title and interests as may have been assigned to the Collateral Agent as aforesaid, subject to any disposition thereof that may have been made by the Collateral Agent; provided, after giving effect to such reassignment, the Collateral Agent’s security interest granted pursuant hereto, as well as all other rights and remedies of the Collateral Agent granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of all Liens other than Liens (if any) encumbering such rights, title and interest at the time of their assignment to the Collateral Agent and Permitted Liens.

9.3.3 Solely for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Article IX and at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, the Company hereby grants to the Collateral Agent, to the extent it has the right to do so, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Company subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of the Company to avoid the risk of invalidation of said Trademarks), to use, operate under, license, or sublicense any Collateral that constitutes ASA Intellectual Property now owned or hereafter acquired by the Company, and wherever the same may be located to the extent of the Company’s rights in such ASA Intellectual Property.

Section 9.4 Cash Proceeds. In addition to the rights of the Collateral Agent specified in Section 6.3 with respect to payments of Receivables, all proceeds of any Collateral received by the Company consisting of cash, checks and other near-cash items (collectively, “Cash Proceeds”) shall be held by the Company in trust for the Collateral Agent, segregated from other funds of the Company, and shall, forthwith upon receipt by the Company, unless otherwise provided pursuant to Section 6.4.2.2, with prior written notice be turned over to the Collateral Agent in the exact form received by the Company duly indorsed by the Company to the Collateral Agent, if required and held by the Collateral Agent in the Revenue Account and applied as provided herein.

Section 9.5 Application of Proceeds. Except as expressly provided elsewhere in this Agreement, all proceeds received by the Collateral Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Collateral Agent against, the Secured Obligations in the following order of priority:

9.5.1 first, to payment or reimbursement of that portion of the Secured Obligations constituting fees, expenses and indemnities payable to the Agents in their capacities as such;

9.5.2 second, pro rata to payment or reimbursement of that portion of the Obligations constituting fees, expenses and indemnities payable to the Lenders;

9.5.3 third, pro rata to payment of accrued interest on the Secured Obligations;

9.5.4 fourth, pro rata to payment of principal outstanding on the Secured Obligations;

9.5.5 fifth, pro rata to the payment of any other portion of the Secured Obligations; and

9.5.6 sixth, any excess, after all of the Secured Obligations shall have been indefeasibly paid in full in cash, shall be paid to the Company or as otherwise required by any Governmental Requirement.

ARTICLE X.

COLLATERAL AGENT

The Collateral Agent has been appointed to act as Collateral Agent hereunder by Lenders and, by their acceptance of the benefits hereof, the other Secured Parties. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement; provided, the Collateral Agent shall, after payment in full of all Secured Obligations under the Credit Agreement and the other Financing Documents, exercise, or refrain from exercising, any remedies provided for herein in accordance with the written instructions of the Administrative Lender. Unless agreed upon by the Required Lenders, the Collateral Agent shall at all times be the same Person that is Administrative Agent under the Credit Agreement. Written notice of resignation by Administrative Agent pursuant to terms of the Credit Agreement shall also constitute notice of resignation as the Collateral Agent under this Agreement; removal of Administrative Agent pursuant to the terms of the Credit Agreement shall also constitute removal as the Collateral Agent under this Agreement; and appointment of a successor Administrative Agent pursuant to the terms of the Credit Agreement shall also constitute appointment of a successor Collateral Agent under this Agreement. Upon the acceptance of any appointment as Administrative Agent under the terms of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereby also be deemed the successor Collateral Agent and such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Agreement, and the retiring or removed Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, Securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement, and (ii) execute and deliver to such successor Collateral Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Collateral Agent’s resignation or removal hereunder as the Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent hereunder.

The Collateral Agent may resign and be discharged from its duties hereunder at any time by giving written notice of such resignation to the Company. Upon such notice, a successor collateral agent reasonably acceptable to the Company (so long as no Credit Agreement Event of Default exists) shall be appointed by the Required Lenders and such successor collateral agent shall become the successor collateral agent hereunder upon the resignation date specified in such notice. If the Company shall fail to have appointed a successor collateral agent within thirty (30) days after the Collateral Agent has given written notice of its resignation to the Company, the Collateral Agent may petition a court of competent jurisdiction to appoint a successor collateral agent.

ARTICLE XI.

CONTINUING SECURITY INTEREST

This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the Financing Expiration Date, be binding upon the Company, its successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors, transferees and assigns. Upon the Financing Expiration Date, the security interest granted hereby shall terminate hereunder and of record and all rights to the Collateral shall revert to the Company. After the Financing Expiration Date, the Collateral Agent shall, at the Company’s expense, promptly execute and deliver to the Company such documents as the Company shall reasonably request to evidence such termination. Additionally, so long as no Credit Agreement Default or Credit Agreement Event of Default has occurred and is continuing (other than with respect to clause (iv) below), the Collateral Agent shall, upon written instructions from the Administrative Lender (and certification from the Geothermal Engineer in the case of (ii) below), release any Lien on (i) the parcels of land identified on Part A of Schedule 11-A hereto (the “Collateral Parcels”), if any, on the Facility Substantial Completion Date, (ii) the parcels of land identified on Part B of Schedule 11-A hereto (the “Resource Support Parcels”) on the Final Development Distribution Date, if any, or any date thereafter for a period of 18 months if a Development Account Release Certificate is delivered by the Geothermal Engineer, (iii) the parcels of land identified on Part C of Schedule 11-A hereto (the “Permanent Parcels”) on the Financing Expiration Date and (iv) the transmission lines identified on Schedule 11-B hereto (the “Interconnection Assets”) upon the Administrative Lender receiving written consent to such release from the Required Lenders, which written consent is anticipated to be delivered no later than the Facility Substantial Completion Date, subject to compliance with the requirements of Section 6.1(e) of the LLC Operating Agreement and such release not having an adverse effect on the operations of the Company, and, in each case, shall, at the Company’s expense, promptly execute and deliver to the Company such documents as the Company shall reasonably request to evidence such release. A Lender may assign or otherwise transfer any Loans held by it pursuant to Article XVI (Miscellaneous) of the Credit Agreement.

ARTICLE XII.

STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM

Section 12.1 Standard of Care. The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially similar to that which the Collateral Agent accords its own property. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Company or otherwise. If the Company fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Company under Article IX (Expenses, Taxes, Etc.) of the Credit Agreement.

Section 12.2 Validity Responsibility. The Collateral Agent shall not be responsible in any manner for the validity or sufficiency of this Agreement or of any property delivered hereunder, or for the value or collectibility of any note, check or other instrument, if any, so delivered, or for any representations made or obligations assumed by any party other than the Collateral Agent. Nothing herein contained shall he deemed to obligate the Collateral Agent to deliver any cash, instruments, documents or any other property referred to herein, unless the same shall have first been received by the Collateral Agent pursuant to this Agreement.

Section 12.3 Internet Decisions. In no event shall the Collateral Agent have any responsibility or liability for the types of investments, reinvestments or liquidation of funds held in the Collateral Accounts, made at the written direction of the Administrative Lender or any of its authorized representatives, nor shall the Collateral Agent have any duty or responsibility to confirm that the same are in fact permitted investments. In no event shall the Collateral Agent be deemed an investment manager or advisor in respect of any section of investments hereunder.

Section 12.4 Limitation on Damages. In no event shall Deutsche Bank Trust Company Americas, in its role as Collateral Agent, Administrative Agent, Account Bank or Securities Intermediary be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 12.5 Force Majeure. In no event shall Deutsche Bank Trust Company Americas, in its role as Collateral Agent, Administrative Agent, Account Bank or Securities Intermediary be liable for any failure or delay in the performance of its obligations hereunder because of a Force Majeure Event, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Agreement.

ARTICLE XIII.

INDEMNITY AND EXPENSES

Section 13.1 Obligations. The Company shall comply with its obligations under Article IX (Expenses, Taxes, Etc.) of the Credit Agreement.

Section 13.2 Survival. The obligations of the Company in this Article XIII shall survive resignation or removal of any Agent, or the termination of this Agreement and the discharge of the Company’s other obligations under this Agreement, the Credit Agreement and any other Financing Documents.

ARTICLE XIV.

MISCELLANEOUS

Section 14.1 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices required or permitted under the terms and provisions hereof shall be given in accordance with Article XIV (Notices) of the Credit Agreement.

Section 14.2 Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the Parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent Lender) whether so expressed or not.

Section 14.3 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 14.4 Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Section 14.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the Parties hereto. This Agreement may be delivered by facsimile.

Section 14.6 Confidentiality. The Parties agree to comply with the terms of Article XIII of the Credit Agreement.

Section 14.7 GOVERNING LAW; JURISDICTION; SERVICE OF PROCESS.

THIS AGREEMENT AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY LENDER TO CONTRACT FOR, CHARGE, RECEIVE, RESERVE OR TAKE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE SUCH LENDER IS LOCATED.

ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE FINANCING DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-

EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

THE COMPANY HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS AND HEREBY CONFERS AN IRREVOCABLE SPECIAL POWER, AMPLE AND SUFFICIENT, TO CT CORPORATION SYSTEM, WITH OFFICES ON THE DATE HEREOF AT 111 8TH AVENUE, NEW YORK, NY 10011 AS ITS DESIGNEE, APPOINTEE AND AGENT WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING IN NEW YORK TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH PROCEEDING AND AGREES THAT THE FAILURE OF SUCH AGENT TO GIVE ANY ADVICE OF ANY SUCH SERVICE OF PROCESS TO THE COMPANY SHALL NOT IMPAIR OR AFFECT THE VALIDITY OF SUCH SERVICE OR OF ANY CLAIM BASED THEREON. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, THE COMPANY AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY REASONABLY SATISFACTORY TO THE ADMINISTRATIVE LENDER ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION. EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN ARTICLE 14 (NOTICES) OF THE CREDIT AGREEMENT OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO ARTICLE 14 (NOTICES) OF THE CREDIT AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

EACH PARTY HEREBY (a) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (b) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (c) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (d) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE FINANCING DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 14.7.

Section 14.8 Delivery of Reports, Notices, Certificates and Other Documents. For any purpose hereunder, no report, notice or certificate, a form of which is attached as an Exhibit in any Operative Document, shall be deemed provided hereunder unless such report, notice or certificate is substantially in the form required thereby and duly executed by each signatory thereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Party has caused this Agreement to be signed on its behalf as of the date first written above.

THERMO NO. 1 BE-01, LLC, a Delaware limited liability company

By:	Intermountain Renewable Power, LLC
Its:	Managing Member

	By:	/s/ Richard D. Clayton
	Name:	Richard D. Clayton
	Title:	Manager

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent

By:	/s/ Wanda Camacho
Name:	Wanda Camacho
Title:	Vice President

By:	/s/ Annie Jaghatspanyan
Name:	Annie Jaghatspanyan
Title:	Assistant Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Account Bank

By:	/s/ Wanda Camacho
Name:	Wanda Camacho
Title:	Vice President

By:	/s/ Annie Jaghatspanyan
Name:	Annie Jaghatspanyan
Title:	Assistant Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Securities Intermediary

By:	/s/ Wanda Camacho
Name:	Wanda Camacho
Title:	Vice President

By:	/s/ Annie Jaghatspanyan
Name:	Annie Jaghatspanyan
Title:	Assistant Vice President

ACKNOWLEDGED:

MERRILL LYNCH CREDIT PRODUCTS, LLC, a Delaware limited liability company, as Administrative Lender

By:	/s/ Nicholas Renwick
Name:	Nicholas Renwick
Title:	Vice President

Final Version

SCHEDULE Z

Unless the context otherwise requires, the following terms shall have the following respective meanings for all purposes, and the following definitions are equally applicable both to the singular and plural forms and the feminine, masculine and neuter forms of the terms defined. Any term defined below by reference to any Operative Document shall have such meaning whether or not such Operative Document has been terminated or otherwise remains in effect on the date of usage. This Schedule Z is comprised of three parts: (i) General Definitions; (ii) Parties; and (iii) Documents.

GENERAL DEFINITIONS

“Account(s)” means all “accounts” as defined in Article 9 of the UCC. [ASA, CA]

“Account Bank” means Deutsche Bank Trust Company Americas, in its capacity as bank with respect to the Deposit Accounts and within the meaning of Section 9-102 of the UCC. [ASA]

“Account Debtor” means each Person who is obligated on a Receivable or any Supporting Obligation related thereto. [ASA]

“Accounting Firm” means any of Company’s primary independent accounting firm which shall be Hein & Associates LLP or such other nationally or regionally recognized firm certified public accountants, in each case, selected by the Manager and approved by a Class Majority Vote. [LLCA]

“Actual Availability Rating” means the net electrical output of the Facility during full operation, represented as a percentage of the Actual Capacity Rating, demonstrated pursuant to the Availability Prove-Out and set forth on the Notice of Facility Substantial Completion. [EPC, Schedule Z]

“Actual Capacity Rating” means lesser of (i) Demonstrated Operational Capacity and (ii) Demonstrated Geothermal Capacity. [EPC, Schedule Z]

“Actual Debt Investment” means the amount identified as “Term Loan” in the Recalculated Equity Base Case Model. [Schedule Z]

“Actual Efficiency” means the product of (i) the Actual Capacity Rating, multiplied by (ii) the Actual Availability Rating, reflected as a numerical value. [Schedule Z]

Schedule Z

“Actual Equity Investment” means the amount identified as “Tax Equity Prepayment” in the Recalculated Equity Base Case Model. [Schedule Z]

“Actual Facility Characteristics” means the following characteristics actually achieved by the Facility upon Facility Substantial Completion: (i) the Actual Capacity Rating, (ii) the Actual Availability Rating, and (iii) the Actual PIS Turbines. [EPC]

“Actual PIS Turbines” means the number of Turbines comprising the Facility that achieve Turbine Substantial Completion on or before the Required Turbine Substantial Completion Date. [EPC, Schedule Z]

“Additional Operative Document” means (a) any agreement replacing or superseding an existing Operative Document, (b) any agreement for the sale of energy, capacity or ancillary services, or (c) any other agreement (i) relating to obligations in excess of $500,000 for any single fiscal year and $2,000,000 over the term of such agreement, and (ii) relating to the development of the Project entered into by the Company and any other Person subsequent to the Effective Date. [CA]

“Adjusted Capital Account” means the Capital Account of a Member (a) increased by the amount of potential deficit that the Member is deemed obligated to restore, calculated as described in the last sentence of Treasury Regulation Section 1.704-2(g)(1) and the last sentence of Treasury Regulation Section 1.704-2(i)(5) and (b) decreased by expected items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6). [LLCA]

“Administrative Agent’s Account” means a non-interest bearing trust account established by the Administrative Agent on behalf of the Lenders for the purpose of receiving Debt Service payments from the Company for the further payment to the Agents and the Lenders. [CA]

“Advance” has the meaning specified in Section 2.1 of the Credit Agreement. [ASA, CA, Schedule Z]

“Advance Date” means the time and Business Day on which all the conditions precedent set forth in Section 3.1 and 3.2 of the Credit Agreement are satisfied or waived and the Company receives an Advance under the Credit Agreement. [CA]

“Advance Request” has the meaning specified in Section 2.2.1 of the Credit Agreement. [ASA, CA]

“Affected Lender” has the meaning specified in Section 2.12.3. of the Credit Agreement. [CA]

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such Person. For purposes of any Transaction Document, (i) the Company shall not be deemed to be an Affiliate of the Lenders or the Lenders’ Affiliates and (ii) solely for purposes of Section 9.1.2 of the Credit Agreement, the Company shall not be deemed an Affiliate of Raser and Raser’s Affiliates. The Company shall be deemed to be an Affiliate of IRP prior to the Closing

(for purposes of representations and warranties in the Equity Capital Contribution Agreement), but shall not be deemed to be an Affiliate of any Member from and after the Closing. [ASA, CA ECCA, EPC, LLCA, O&M, Schedule Z]

“After-Tax Payout” means (A) the Class A Investors reaching an Internal Rate of Return equal to the Target IRR on the same date as in the Equity Base Case Model originally agreed when the Equity Capital Contribution Agreement was signed, (B) the Class A Investors reaching a pre-tax return through the assumed 20- year useful life of the Project of at least 2%, treating the Production Tax Credits the Class A Investors are expected to be allocated as equivalent to cash (the “Target Pre-Tax Return”), and (C) the allocations and distributions of the Class A Investors after the Flip Date decreasing to no less than 5% or such greater percentage as is necessary for the Class A Investors to achieve the Target Pre-Tax Return. [Schedule Z]

“Agent Parties” has the meaning specified in Section 14.3 of the Credit Agreement. [CA]

“Agents” means, collectively, the Administrative Agent and the Collateral Agent, as applicable, together with their successors and assigns to the extent permitted by the terms of the Credit Agreement. [ASA, CA, Schedule Z]

“Agreement” means, as used in any agreement, instrument or other document, such agreement, instrument or other document. [ASA, CA, ECCA, EPC, LLCA, O&M Schedule Z]

“Annual Operating Plan and Budget” means the Facility Plan and Budget and Wellfield Plan and Budget; provided, that with respect to the Annual Operating Plan and Budget for any period occurring on or before December 31, 2009, Annual Operating Plan and Budget means the Annual Operating Plan and Budget referenced in Section 6.1.6 of the O&M Agreement. Where “Annual Operating Plan and Budget” is referenced as a numerical quantity, it shall equal the sum of the total budgets set forth in the Facility Plan and Budget and Wellfield Plan and Budget. [ASA, CA, LLCA, O&M, Schedule Z]

“Anti-Terrorism Order” means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended. [CA]

“Applicable Law” means, as used in any Transaction Document or with respect to any Party to such Transaction Document, means all common laws, customary laws, constitutional laws, statutes, directives, codes, resolutions, enactments, treaties, ordinances, judgments, decrees, injunctions, writs and orders of any Governmental Authority and rules, regulations, orders, interpretations and Governmental Approvals of any Governmental Authority, in each case, having jurisdiction over or with respect to such Transaction Document, such Party or the transactions contemplated thereby and the performance thereunder. [ASA, CA, ECCA, EPC, LLCA, O&M, Schedule Z]

“Applied Drilling Escrow Amount” has the meaning set forth in Section 3.8 of the Account and Security Agreement. [ASA, EPC]

“Appraisal Method” means an appraiser selected jointly by the Class A Investors and the Class B Investors. However, if they cannot agree on an appraiser within 15 days of a party invoking the procedure described in this definition, then the Class A Investors and the Class B Investors will each appoint its own appraiser; provided, that if either the Class A Investors or the Class B Investors fail to appoint an appraiser within five days after the end of such fifteen (15) day period, the determination of the appraiser appointed by the other class of Members (if so appointed within such period) shall be conclusive and binding on the Members. If the appraisers appointed by the Class A Investors and the Class B Investors are unable to agree upon the fair market value within 30 days after the appointment of the second of such appraisers, the fair market value will be the average of the market values reported by each appraiser. The fair market value determined by this Appraisal Method will be conclusive and binding on the Members. [LLCA]

“Appraisal Notice” has the meaning set forth in Section 9.7 of the LLC Operating Agreement. [LLCA]

“Approved Reserve Letter of Credit” means a letter of credit issued by a bank or other financial institution and containing terms and conditions satisfactory to the Required Lenders in their sole discretion, which letter of credit shall at all times be in the stated amount equal to at least the Minimum Debt Service Reserve and shall not expire until the Final Maturity Date (giving effect to any automatic renewal periods contained therein). [Schedule Z]

“Approved Transferee” means, in the case of a Transfer of a Class A Interest, any Person that is (i) either (A) an Affiliate of such transferring Class A Investors, (B) an institutional investor with a tangible net worth of at least $50,000,000 at the time of such Transfer, or (C) a Person whose obligations under this Agreement are guaranteed by an institutional investor with a tangible net worth of at least $50,000,000 at the time of such Transfer, (ii) not a Competitor, and (iii) not a Disqualified Transferee; and, in the case of a Transfer of a Class B Interest, any Person that is (i) an experienced geothermal company with a national or international reputation with experience owning and operating commercial geothermal plants with an aggregate capacity of at least 50 megawatts (or undertakes to engage such an experienced geothermal company to manage the Company), (ii) either (A) an Affiliate of such transferring Class B Investors, or (B) a Person with a tangible net worth of at least $50,000,000 or whose obligations as Class B Investors are guaranteed by an entity having such a tangible net worth, and (iii) is not a Disqualified Transferee. [LLCA]

“ASA Intellectual Property” means, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses. [ASA, Schedule Z]

“Asset Manager” has the meaning set forth in Section 4.2 of the O&M Agreement. [O&M]

“Assets” means all right, title and interest of the Company in land, properties, buildings, improvements, fixtures, foundations, assets and rights of any kind, whether tangible or intangible, real, personal or mixed, including contracts, equipment, systems, books, data, reports, studies and records, proprietary rights, intellectual property, the Leases, Interconnection Asset, easements, Licenses and Permits, rights under or pursuant to all warranties, representations and guarantees, cash, accounts receivable, deposits and prepaid expenses, including the Project and any and all of the foregoing pertaining thereto. [LLCA, Schedule Z]

“Assigned Agreements” means all agreements and contracts to which (a) the Company is a party as of the effective date of the Credit Agreement, including, without limitation, each Project Document and each Operative Document, or to which (b) the Company becomes a party after the effective date of the Credit Agreement, as each such agreement may be amended, supplemented or otherwise modified from time to time to the extent permitted by the terms of the Credit Agreement. [ASA, Schedule Z]

“Authorized Representative” means, as used in any Agreement, the natural Person appointed by each Party to such Agreement pursuant to the terms thereof to act on such Party’s behalf with respect to such Party’s rights and obligations under such Agreement. [EPC, LLCA, O&M]

“Availability Period” means the period beginning on the Effective Date of the Credit Agreement and ending on the Final Completion Date. [CA]

“Availability Prove-Out” has the meaning set forth in Section 7.1 of the EPC Agreement. [EPC, Schedule Z]

“Available Contingency Amount” means, as of any date, the sum of (i) the product of (x) the Contingency Amount, multiplied by (y) the result of (A) the aggregate amount of Milestone Payments requested prior to and including on such date, divided by (B) the Contract Price, minus (ii) the aggregate amount of the Contingency Amount paid to Contractor by Owner pursuant to Section 5.1.3 of the EPC Agreement prior to such date. [EPC]

“Bankruptcy” means, with respect to any Person, a situation in which (i) such Person shall file a voluntary petition in bankruptcy or shall be adjudicated as bankrupt or insolvent, or shall file any petition or answer or consent seeking any reorganization, arrangement, moratorium, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Applicable Laws relating to bankruptcy, insolvency or other relief for debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, conservator or liquidator of such Person or of all or any substantial part of its properties (the term “acquiesce”, as used in this definition, includes the failure to file a petition or motion to vacate or discharge any order, judgment or decree within fifteen (15) calendar days after entry of such order, judgment or decree); (ii) a court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against such Person seeking a reorganization, arrangement, moratorium, composition, readjustment, liquidation, dissolution or similar relief under any present or future Applicable Laws relating to bankruptcy, insolvency or other relief for debtors, and such Person shall acquiesce and such decree shall remain unvacated and unstayed for an aggregate period of sixty (60) calendar days (whether or not consecutive) from the date of entry thereof, or a trustee, receiver, conservator or liquidator of such Person shall be appointed with the consent or acquiescence of such Person and such appointment shall remain unvacated and unstayed for an aggregate period of sixty (60) calendar days, whether or not consecutive; (iii) such Person shall admit in writing its inability to pay its debts as they mature; (iv) such Person shall give notice to any Governmental Authority of insolvency or pending insolvency, or suspension or pending suspension of operations; or (v) such Person shall make a general assignment for the benefit of creditors or take any other similar action for the protection or benefit of creditors. [ECCA, EPC, LLCA, O&M, Schedule Z]

“Bankruptcy Code” means Title 11 of the United States Code, as in effect from time to time. [ASA, Schedule Z]

“Base Fee” has the meaning set forth in Section 7.2 of the O&M Agreement. [O&M, Schedule Z]

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority. [CA, Schedule Z]

“Bonus Payments” means bonus, incentive or similar special payments required to be made by the Company under the EPC Agreement, O&M Agreement or any other Project Document (other than payments with respect to a Borrower Indemnification Event).

“Book-Entry Security” means a security maintained in the form of entries (including, without limitation, the security entitlements in, and the financial assets based on, such security) in the commercial book-entry system of the Federal Reserve System. [ASA, Schedule Z]

“Borrower Indemnification Event” means any event or occurrence or directly related series of events or occurrences giving rise to the obligation of the Company to make payments in respect of damages or indemnifications under any of the Project Documents. [Schedule Z]

“Budget Commitment” means the amount identified as the “Budget Commitment” on Schedule E to the EPC Agreement. [EPC, Schedule Z]

“Business Day” means any calendar day, except Saturdays, Sundays and days on which the Federal Reserve Bank in New York are closed or authorized to be closed. [ASA, CA, ECCA, EPC, LLCA, O&M, Schedule Z]

“Buy-Down CA Redemption Amount” means the sum of (i) the Buy-Down Debt Overage, plus (ii) any interest accrued but unpaid under the Credit Agreement, as of the Guaranteed Final Completion Date, applicable to an aggregate principal amount of Advances equal to the Buy-Down Debt Overage, plus (iii) the Make-Whole Amount with respect to an aggregate principal amount of Advances equal to the Buy-Down Debt Overage. [CA, Schedule Z]

“Buy-Down Debt Overage” means the sum of (i) the Target Debt Investment, minus (ii) the Actual Debt Investment. [CA, Schedule Z]

“Buy-Down Equity Overage” means the sum of (i) the Target Equity Investment, minus (ii) the Actual Equity Investment. [ECCA, Schedule Z]

“Buy-Down Liquidated Damages” means the sum of (i) the Buy-Down CA Redemption Amount, plus (ii) the Buy-Down LLC Redemption Amount. [ASA, EPC]

“Buy-Down LLC Redemption Amount” means the sum of (i) the Buy-Down Equity Overage, plus, (ii) an amount sufficient to achieve the After-Tax Payout on an amount of Class A Interests equal to the Buy-Down Equity Overage for the period to the Guaranteed Final Completion Date, plus (iii) 2% of the Buy-Down Equity Overage. [LLCA, Schedule Z]

“Buy-Down Trigger Event” has the meaning set forth in Section 6.4.1 of the EPC Agreement. [ASA, CA, EPC, Schedule Z]

“Called Principal” means, with respect to any Advance, the principal amount of such Advance that is to be prepaid pursuant to Section 2.5 or 2.6 of the Credit Agreement or has become or is declared to be immediately due and payable pursuant to Section 8 of the Credit Agreement, as the context requires. [Schedule Z]

“Capacity Prove-Out” has the meaning set forth in Section 7.2 of the EPC Agreement. [EPC, Schedule Z]

“Capital Account” means an account for each Member established and maintained as described in Section 4.2 of the LLC Operating Agreement. [LLCA]

“Capital Contribution” means, with respect to any Member, the amount of money and the initial Gross Asset Value of any property contributed to the Company with respect to the Interests in the Company held or acquired by such Member. [ECCA, Schedule Z]

“Capital Contribution Commitment” means, with respect to the Class A Investors, $24,500,000. [ECCA, Schedule Z]

“Capital Investment Proceeds” means the proceeds received by Owner in connection with the sale of equity to Contractor or other capital investments made by Contractor to Owner in connection with Contractor’s membership interests therein. [EPC]

“Capital Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder. [CA, Schedule Z]

“Cash Equivalent Investments” means, at any time, (a) any evidence of Debt, maturing not more than one year after the acquisition thereof, issued or guaranteed by the United States Government, or any agency thereof, (b) any evidence of Debt, maturing not more than one year after the acquisition thereof, issued or guaranteed by any state, any political subdivision thereof, or any public instrumentality thereof, rated at least A-l by Standard & Poor’s Ratings Group or P-l by Moody’s Investors Service, Inc., (c) commercial paper, or corporate demand notes, in each case (unless issued by a Lender or its holding company) rated at least A-l by Standard & Poor’s Ratings Group or P-l by Moody’s Investors Service, Inc., (d) any certificate of deposit (or time deposit represented by a certificate of deposit) or banker’s acceptance maturing not more than one year after the acquisition thereof, or any overnight Federal Funds transaction that is issued or sold by any Lender (or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000), (e) any repurchase agreement with a term of not more than seven (7) days entered into with any Lender (or commercial banking institution of the nature referred to in clause (d) above) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (d) above, and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder and (f) money market accounts or mutual funds which invest exclusively in assets in securities of the types described in clauses (a) through (e) above. [ASA, CA]

“Cash Difference” has the meaning set forth in Section 6.5(d) of the LLC Operating Agreement. [LLCA]

“Cash Proceeds” means, collectively, all proceeds of any Collateral received by the Company consisting of cash, checks and other near-cash items. [ASA]

“Casualty Event” means any loss, casualty or other damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of the Company. [ASA, CA, EPC, O&M, Schedule Z]

“Certificate of Formation” has the meaning set forth in the preliminary statements of the LLC Operating Agreement. [LLCA]

“Change in Law” means (a) the adoption of any law, rule or regulation after the Effective Date, (b) any change in any Applicable Law or in the interpretation or application thereof by any Governmental Authority after the Effective Date, or (c) a request, guideline or directive (whether or not having the force of law) of a Governmental Authority made or issued after the Effective Date which requires compliance by the affected Party. [CA]

“Change of Control” means the occurrence of any of the following events:

(a) before the Facility Substantial Completion Date:

(i) the consummation of a merger or consolidation of Raser with any other company, other than a merger or consolidation which would result in the voting securities of Raser outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of Raser or such surviving entity outstanding immediately after such merger or consolidation;

(ii) the consummation of a plan of liquidation of Raser;

(iii) the consummation of the sale or disposition by Raser of all or substantially all of Raser’s assets;

(iv) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of Raser representing more than fifty percent (50%) of the total voting power represented by Raser’s then outstanding voting securities;

(v) Raser shall cease to own, directly or indirectly, 100% of the Equity Interests of IRP;

(vi) Raser shall cease to possess, directly or indirectly, the power to Control and direct the management of the Company pursuant to the LLC Operating Agreement; provided, however, no Change of Control shall be deemed to occur under this clause (vi) if (A) (1) the Class A Investors replace IRP as the managing member pursuant to the exercise of remedies by such Class A Investors under the LLC Operating Agreement and (2) the Class A Investors have and continue to have experience reasonably acceptable to the Required Lenders in the management of entities owning geothermal energy generating facilities in the United States or retain the services of an Affiliate or Person to act as managing member having and continuing to have such experience; provided that in the case of a Person which is not an Affiliate of the Class A Investors, such Person shall be reasonably acceptable to the Required Lenders, (B) solely as a result of the Class A Investors having exercised their cure rights under Section 4.4 under the LLC Operating Agreement and receiving Class C Interests in accordance with the LLC Operating Agreement, or (C) solely as a result of UTC exercising its rights to direct Raser and Company in accordance with Section 2 of the UTC Step-In Agreement; or

(b) before or after the Facility Substantial Completion Date:

(i) IRP shall cease to own, directly or indirectly, one hundred percent (100%) of the Class B Interests, except in the case of a transfer to an Approved Transferee or a transferee that has been approved by the Class A Investors and, in each case which transferee has executed and delivered a pledge agreement substantially in the form of the Class B Pledge Agreement, or as otherwise acceptable to the Required Lenders, and, after giving effect to such transfer, IRP shall own, directly or indirectly, at least fifty percent (50%) of the Class B Interests; or

(ii) IRP shall cease to possess the power, directly or indirectly, to Control and direct the management of the Company pursuant to the LLC Operating Agreement; provided, however, no Change of Control shall be deemed to occur under this clause (ii) if (A) (1) the Class A Investors replace IRP as the managing member pursuant to the exercise of remedies by such Class A Investors under the LLC Operating Agreement and (2) the Class A Investors have and continue to have experience reasonably acceptable to the Required Lenders in the management of entities owning geothermal energy generating facilities in the United States or retain the services of an Affiliate or Person to act as managing member having and continuing to have such experience; provided that in the case of a Person which is not an Affiliate of the Class A Investors, such Person shall be reasonably acceptable to the Required Lenders or (B) solely as a result of the Class A Investors having exercised their cure rights under Section 4.4 under the LLC Operating Agreement and receiving Class C Interests in accordance with the LLC Operating Agreement. [CA]

“Change of Member Control” means with respect to any Member, an event (such as a transfer of voting securities, liquidation or merger) that causes such Member to cease to be Controlled by such Member’s Parent; provided, however, that an event that causes a Member’s Parent to be Controlled by another Person is not a Change of Member Control unless such event causes a termination of the Company pursuant to Section 708(b)(1)(B) of the Code or could require the Company to pay the Redemption Amount under Section 2.6.2 of the Credit Agreement. [LLCA]

“Chattel Paper” means all “chattel paper” as defined in Article 9 of the UCC. [ASA, Schedule Z]

“Claims” means, with respect to any Person, any and all suits, actions, sanctions, notices of violation, legal proceedings, claims, losses, judgments, settlements, demands, injury, obligation, liabilities, out-of-pocket costs, direct damages, liquidated damages, expenses, fines and penalties of whatsoever kind or character, including reasonable attorneys’ fees, civil fines or penalties or other expenses incurred, assessed, asserted or sustained by or against such Person, whether based on contract, warranty, guarantee, indemnity, tort (including negligence), strict liability, breach of statute or otherwise. [ASA, EPC, O&M, Schedule Z]

“Class A Interests” means membership interests in the Company that are held initially by MLE and have the rights described in the LLC Operating Agreement. [ECCA, EPC, LLCA, Schedule Z]

“Class B Interests” means membership interests in the Company that are held initially by IRP and have the rights described in the LLC Operating Agreement. [ECCA, LLCA, Schedule Z]

“Class C Interests” means membership interests in the Company that initially are authorized, but not issued, and that may be issued to MLE in exchange for additional Capital Contributions as described in Section 4.4 of the LLC Operating Agreement. [LLCA, Schedule Z]

“Class Majority Vote” means approval by a majority of the Class A Investors and the Class B Investors, with each voting separately as a class. [LLCA, Schedule Z]

“Closing” means the time at which all the conditions precedent set forth in Section 3.1 of the Credit Agreement are satisfied or waived in accordance with the terms of the Credit Agreement and the initial Advance has been made to the Company. [CA, Schedule Z]

“Closing Date” means the date on which Closing occurs or has occurred, as the case may be. [CA, Schedule Z]

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute. [CA, ECCA, EPC, LLCA, Schedule Z]

“Collateral Parcels” has the meaning specified in Article XI of the Account and Security Agreement. [ASA]

“Collateral” has the meaning assigned in Section 4.1 of the Account and Security Agreement. [ASA, CA, Schedule Z]

“Collateral Assignment Agreements” means the Class A Consent, Class B Consent, Class B Guarantor Consent, PPA Consent, Raser Consent, Raser Power Consent, SITLA Consent and UTC Consent. [ASA]

“Collateral Support” means all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property. [ASA, Schedule Z]

“Commercial Tort Claims” means all “commercial tort claims” as defined in Article 9 of the UCC, including, without limitation, all commercial tort claims listed on Schedule 6.7 of the Account and Security Agreement (as such schedule may be amended or supplemented from time to time). [ASA]

“Commitment” means, with respect to each Lender, the commitment of such Lender to make the Advances, as such commitment may be modified from time to time pursuant to assignments by or to such Lender pursuant to Section 16 of the Credit Agreement. [CA]

“Commodities Accounts” (a) means all “commodity accounts” as defined in Article 9 of the UCC and (b) includes, without limitation, all of the accounts listed on Schedule 6.4 of the Account and Security Agreement under the heading “Commodities Accounts” (as such schedule may be amended or supplemented from time to time). [ASA, Schedule Z]

“Communications” has the meaning specified in Section 14.2 of the Credit Agreement. [CA]

“Company Items” has the meaning set forth in Section 7.10(b) of the LLC Operating Agreement. [LLCA]

“Company Minimum Gain” means the amount of minimum gain there is in connection with nonrecourse liabilities of the Company, calculated in the manner described in Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d). [LLCA]

“Competitor” means any Person that directly or indirectly, through one or more subsidiaries, Affiliates or joint ventures, actively operates, manages or develops geothermal power plants or other renewable energy projects with an aggregate capacity of more than 50 MW in the geographic area of the regional transmission organizations or the NERC control area, or their equivalent, in which the Facility participates; provided, that notwithstanding the foregoing, banks, insurance companies and other financial institutions and Affiliates or joint ventures thereof (i) regularly involved in making passive investments in alternative energy facilities similar to an investment in the Class A Interest or (ii) that do not regularly actively operate, manage or develop geothermal power plants, shall not be deemed a “Competitor.” [ECCA, LLCA]

“Completion Certificate” means a Facility Substantial Completion Certificate or a Final Completion Certificate. [EPC, Schedule Z]

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit 5.1.3 of the Credit Agreement. [ASA, CA]

“Consent of the Class A Investors” means the consent or approval of the Class A Investors who own in the aggregate more than fifty percent (50%) of the Class A Interests in the Company. [LLCA]

“Consents” means, collectively, the SITLA Consent, UTC Consent and the PPA Consent. [CA, LLCA]

“Consistent Return” has the meaning set forth in Section 7.9 of the LLC Agreement. [LLCA]

“Contingency Amount” means the amount identified as the “Contingency Amount” in Schedule E of the EPC Agreement. [EPC, Schedule Z]

“Contract Price” means the sum of the Milestone Payments paid and to be paid pursuant to the EPC Agreement. [EPC, Schedule Z]

“Contractor Event of Default” has the meaning set forth in Section 13.1.2 of the EPC Agreement. [EPC]

“Contractor Indemnitees” means, collectively, Contractor and its respective shareholders, partners, Affiliates, employees, Subcontractors, representatives and agents, together with their successors and assigns. [EPC]

“Contractor Termination Payment” has the meaning set forth in Section 13.2.2 of the EPC Agreement. [EPC]

“Contractor’s Personnel” means, collectively, Contractor, its employees, agents, Affiliates, any Person acting under or at the direction of the Contractor and any Subcontractors and their respective employees, agents and subcontractors, together with their successors and assigns. [EPC]

“Contractor’s Taxes” has the meaning set forth in Section 2.2.13 of the EPC Agreement. [EPC]

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For the purposes of this definition, and without limiting the generality of the foregoing, any Person that owns directly or indirectly 50% (provided, that with respect to Section 6.14 of the Credit Agreement, Section 3.2.1.5, Section 3.2.1.6 and Section 3.2.2.5 of the Account and Security Agreement and the definition of Required Lenders, 10%) or more of the Equity Interests having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to “control” such other Person. “Controlling” and “Controlled” have meanings correlative thereto. [CA, Schedule Z]

“Controlled Foreign Corporation” means “controlled foreign corporation” as defined in the United States Internal Revenue Code of 1986, as amended from time to time. [ASA]

“Consultation” or “Consult” means to confer with, and reasonably consider and take into account the reasonable suggestions, comments or opinions of another Person. [LLCA]

“Consistent Return” shall have the meaning specified in Section 7.9 of the LLC Operating Agreement. [LLCA]

“Construction Account” means the Construction Account set forth in Section 2.1.1 of the Account and Security Agreement. [ASA, Schedule Z]

“Copyright Licenses” means any and all agreements providing for the granting of any right in or to Copyrights (whether the Company is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 6.6 of the Account and Security Agreement (as amended or supplemented from time to time). [ASA, Schedule Z]

“Copyrights” means all United States, state and foreign copyrights, all mask works fixed in semi-conductor chip products (as defined under 17 U. S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, now or hereafter in force throughout the world, all registrations and applications therefore including, without limitation, the applications referred to in Schedule 6.6 of the Account and Security Agreement (as amended or supplemented from time to time), all rights corresponding thereto throughout the world, all extensions and renewals of any thereof, the right to sue for past, present and future infringements of any of the foregoing, and all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit. [ASA, Schedule Z]

“Cost Overrun” means, as of the Termination Payment Date, the amount by which (i) the sum of (w) the Budget Commitment, plus (x) the Contract Price, plus (y) the aggregate amount of any Contingency Amounts requested and received by Contractor pursuant to Section 5.1.3 of the EPC Agreement, plus (z) the aggregate amount of all other capitalized fees, costs and expenses of constructing and completing the Facility (without duplication of any amounts), in each case, as of such date, exceeds (ii) the Project Budget. [EPC]

“CPI” means the nonseasonally adjusted Consumer Price Index for urban wage earners and clerical workers as published by the United States Bureau of Labor Statistics. [Schedule Z]

“CPI Adjustment” means the sum of: (i) one; plus (ii) the percentage change (expressed in decimal form) from the prior year in the CPI or such other equivalent index as may be mutually agreed upon by the parties from time to time. [O&M, LLC]

“Credit Agreement Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, becomes a Credit Agreement Event of Default; provided, that to the extent that such event or condition expressly provides for a specified period of time or time for performance or completion under the Credit Agreement (excluding any grace periods), such event or condition shall not be a Credit Agreement Default until such specified time period has expired or time has passed. [ASA, CA, ECCA, Schedule Z]

“Credit Agreement Event of Default” has the meaning specified in Section 7 of the Credit Agreement. [ASA, CA, Schedule Z]

“Curative Flip Allocation” has the meaning set forth in Section 6.5(e) of the LLC Operating Agreement. [LLCA]

“Debt” means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services; (d) all obligations under Capital Leases; (e) all obligations under Synthetic Leases; (f) all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others (other than purchases of materials and equipment in the ordinary course of business); (i) obligations to deliver commodities, goods or services in consideration of one or more advance payments; (j) any Debt (as defined in other clauses of this definition) of a partnership for which such Person is liable either by agreement, by operation of law or by requirement of a Governmental Authority but only to the extent of such liability; (k) Disqualified Capital Stock; and (l) any purchase money security interest in any property, or interest therein created or; assumed contemporaneously with the purchase of such property, or interest therein, to secure or provide for the payment or financing of any part of the purchase price thereof. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP. [ASA, CA, EPC, LLCA, Schedule Z]

“Debt Service” means, with respect to any measurement period, the aggregate amount of scheduled principal, interest and fees required to be paid on or in connection with the Obligations during such measurement period. [ASA, CA, Schedule Z]

“Debt Service Account” means the Debt Service Account set forth in Section 2.1.1 of the Account and Security Agreement. [ASA, Schedule Z]

“Debt Service Reserve Account” means the Debt Service Reserve Account set forth in Section 2.1.1 of the Account and Security Agreement. [ASA, Schedule Z]

“Default Rate” has the meaning specified in Section 2.9 of the Credit Agreement. [CA]

“Defense Election” has the meaning set forth in Section 7.3(b) of the Equity Capital Contribution Agreement. [ECCA]

“Delivery” or “Delivering” means delivery in a form and manner pursuant to which the intended recipient thereof is capable of readily receiving, distributing or otherwise utilizing the subject matter of such delivery for its intended purpose. [CA, EPC, Schedule Z]

“Delivery Point” means the PacifiCorp substation at Mona, Utah or such other location where the electric energy generated by the Facility is to be Delivered in order for the Facility to generate revenues. [EPC, Schedule Z]

“Demonstrated Geothermal Capacity” means the lesser of 10.35 and the maximum generating capacity of the Facility (measured in MW) as supported by a Geothermal Resource and Energy Assessment Certificate. [Schedule Z]

“Demonstrated Operational Capacity” means the greatest amount of aggregate net MW of electrical output demonstrated by the Facility during full operation pursuant to the Capacity Prove-Out and set forth on the Notice of Facility Substantial Completion. [Schedule Z]

“Deposit Accounts” (a) means all “deposit accounts” as defined in Article 9 of the UCC and (b) includes, without limitation, all of the accounts listed on Schedule 6.4 of the Account and Security Agreement under the heading “Deposit Accounts” (as such schedule may be amended or supplemented from time to time). [ASA, Schedule Z]

“Development Account” means the Development Account set forth in Section 2.1.1 of the Account and Security Agreement. [ASA, CA, Schedule Z]

“Development Account Overage” means, as of any date, the amount by which the balance of the Development Account as of such date exceeds the Development Account Minimum Balance. [EPC]

“Development Account Minimum Balance” means the Development Account Target Balance; provided, that if a Buy-Down Trigger Event occurs, then Development Account Minimum Balance shall mean the product of (i) the Development Account Target Balance, multiplied by (ii) a fraction, the numerator of which is the Actual Efficiency and the denominator of which is 9.614. [ASA, Schedule Z]

“Development Account Target Balance” means $5,000,000. [Schedule Z]

“Discounted Value” means, with respect to the Called Principal of any Advance, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Obligations is payable) equal to the Reinvestment Yield with respect to such Called Principal. [Schedule Z]

“Disputes” has the meaning specified in the applicable Agreement in which such term is used. [EPC, O&M]

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the earlier of (a) the Final Maturity Date and (b) the date on which there are no obligations outstanding under the Credit Agreement. [CA, Schedule Z]

“Disqualified Transferee” means any Person, which is, or whose Affiliate is, then (a) a party adverse in any pending or threatened action, suit or proceeding to the Company or any Member or an Affiliate thereof, if (i) the Company (with the Consent of the Members) or such Member (in its sole and absolute discretion), as applicable, shall not have consented to the Transfer to such Person and (ii) the matter at stake in such action, suit or proceeding is material to the Company or Member, as applicable, or (b) a Person to whom electricity is sold prior to the end of the PTC Period or is not an Unrelated Person. [LLCA]

“Distributable Cash” means, as of any date, all cash, cash equivalents and liquid investments (excluding Capital Contributions) held by the Company as of such date less all reserves that, in the reasonable judgment of the Managing Member, are necessary or appropriate for the operation of the Company or the Facility consistently with the Annual Operating Plan and Budget and Prudent Practices, less amounts necessary to repay Working Capital Loans, and less the Management Fee. Reasonable reserves shall consist of any combination of the following reserves as reasonably determined by the Managing Member: (i) necessary for payment of expenses included in the Annual Operating Plan and Budget, (ii) necessary to prevent or mitigate an emergency situation, (iii) established with the prior written consent of the Members (by Class Majority Vote), (iv) necessary to allow the Company to meet expenses that are clearly identified and expected with reasonable certainty to become due, but that are not included in the Annual Operating Plan and Budget, or (v) necessary to ensure sufficient spare parts or the payment of operational and maintenance costs for the Facility. [LLCA]

“Distribution Conditions” means:

(a) no Credit Agreement Default or Credit Agreement Event of Default has occurred and is continuing;

(b) the Final Completion Date has occurred;

(c) (x) the Debt Service Reserve Account is funded in an amount not less than the Minimum Debt Service Reserve and (y) the Maintenance Reserve Account is funded in an amount not less than the Maintenance Reserve Required Balance; and

(d) the Historical DSCR that corresponds to the Payment Quarterly Transfer Date on which such distribution is being contemplated under Section 3.2.1.8 of the Account and

Security Agreement (as calculated under Section 5.2 of the Credit Agreement) is no less than the Minimum DSCR; and provided, however, that the Distribution Conditions set forth in clause (d) and (e) above shall not be deemed to have been satisfied if the Company has exercised the option to make an equity payment pursuant to Section 5.2.2 of the Credit Agreement. [ASA, CA]

“Distribution Date” means dates selected by the Managing Member at least monthly. [LLCA]

“Documents” means all “documents” as defined in Article 9 of the UCC. [ASA, EPC, LLCA, O&M, Schedule Z]

“Dollars” or “$” refers to the lawful currency of the United States of America. [CA, EPC, O&M]

“Drilling Account” means the Drilling Account set forth in Section 2.2.3 of the Account and Security Agreement. [ASA, CA, EPC, LLCA]

“Drilling Deposit” means the Capital Contributions as required under Section 2.2.3 of the Equity Capital Contribution Agreement and as may be made pursuant to Section 4.4 of the LLC Operating Agreement. [ASA, CA]

“Drilling Reserve Target” means, as of any date, the greater of (i) the amount identified as the “Required Drilling Escrow” set forth in the most recent Drilling Plan and Budget as of such date in accordance with Section 4.3 of the Equity Capital Contribution Agreement, and (ii) the amount identified as the “Drilling Reserve Amount” set forth in the most recently issued Drilling Escrow Certificate as of such date in accordance with Section 4.4 of the Equity Capital Contribution Agreement. [Schedule Z]

“Drilling Services” means all Services that are necessary or appropriate for the purpose of production and reinjection of the geothermal resource to be obtained and maintained in connection with the operation of the Facility. [EPC, Schedule Z]

“Drilling Shortfall” means, as of any date, the amount by which (i) the Drilling Reserve Target as of such date, exceeds (ii) the aggregate amount of capital contributions made by the Class B Investors immediately prior to such date. [ECCA]

“DSCR” means for any period, the ratio of (a) Gross Project Revenues received by the Company during such period, less the aggregate amount of the sum of (i)Reimbursable Costs, plus (ii) Base Fee, plus (iii) Owner Maintenance Agreement Payments, plus (iv) O&M Site Document Payments, plus (v) O&M Other Payments, during such period to (b) Fixed Charges required to be paid during such period. [CA, LLCA, Schedule Z]

“Effective Date” means, as used in any Agreement, the Effective Date as defined in such Agreement. [ASA, ECCA, EPC, LLCA, O&M, Schedule Z, CA]

“Effective Date Capital Contributions” means the capital contributions by the Class A Investors on the Effective Date, as determined in accordance with Section 2.1 of the Equity Capital Contribution Agreement. [CA, LLCA]

“EHS Permits” has the meaning specified in Section 4.6.2 of the Credit Agreement. [CA, ECCA]

“Eligible Assignee” means (a) any Lender, and any Affiliate of any Lender; (b) a Person that is (i) a commercial bank organized under the laws of the United States of America, or any state thereof, and having a combined capital and surplus of at least $100,000,000, (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the “OECD”), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000; provided, that such bank is acting through a branch or agency located in the United States, (iii) a finance company, insurance company or other financial institution or fund which is engaged in making, purchasing or otherwise investing in commercial loans for its own account in the ordinary course of business, (iv) a Person (other than a natural person) that is engaged in the business of commercial banking or lending and that is (A) a Subsidiary of a Lender, (B) a Subsidiary of a Person of which a Lender is a Subsidiary, (C) a Person of which a Lender is a Subsidiary or (v) that is administered or managed by (A) a Lender, (B) an Affiliate of a Lender or (C) an entity or an Affiliate of an entity that administers or manages a Lender; provided, that notwithstanding any of the foregoing, none of the Company nor any of its Affiliates shall qualify as an Eligible Assignee under this definition. In addition, unless an Credit Agreement Event of Default has occurred and is continuing, no Energy Company may be an Eligible Assignee unless approved by the Company (which approval shall not be unreasonably withheld, conditioned or delayed). [CA, Schedule Z]

“Eligible Facility” means an “eligible facility” as that term has the meaning set forth under 18 C.F.R. § 366.1 (2007). [ECCA]

“Emergency Condition” means the occurrence or significant risk of imminent occurrence of an event that materially adversely affects the safety or protection of Persons or materially adversely affects, in whole or in part, the Facility, the Facility Site or other property located at or adjacent to the Facility Site or materially adversely affects, in whole or in part, any natural resources located on or adjacent to the Facility Site. [O&M]

“Energy Company” means any Person, including such Person’s Affiliates and Subsidiaries that is engaged in the development, ownership, operation or management of renewable energy production and facilities. [Schedule Z]

“Environmental Claim” means, with respect to any Person, any and all Claims by or against such Person arising under, pursuant to or with respect to any violation, including alleged violations, of an Environmental Law or the Release, or alleged Release, of any Hazardous Material. [CA, EPC, O&M]

“Environmental Law” means any Applicable Laws, including all rules and regulations, relating to the environment, pollution, protection of life, health or safety as affected by the environment or natural resources or any Hazardous Material, in each case, as may be in effect from time to time, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 1471 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; the Oil Pollution Act, 33 U.S.C. § 2701 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f through 300j-26; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq. [CA, ECCA, O&M, Schedule Z]

“EPC Assets” means all Equipment and Materials comprising the Facility, satisfying the technical specifications set forth in the Project Design Book with respect thereto, other than the Owner-Supplied Assets; provided, that if any Equipment and Materials could be deemed to be both EPC Assets and Owner-Supplied Assets, such Equipment and Materials shall be deemed EPC Assets for any purposes under the EPC Agreement. [EPC, Schedule Z]

“EPC Other Payment” has the meaning set forth in Section 5.2.3 of the EPC Agreement. [EPC]

“EPC Site Document Payment” has the meaning set forth in Section 5.2.2 of the EPC Agreement. [EPC]

“Equipment” means: (a) all “equipment” as defined in the UCC, (b) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, fixtures and tools (in each case, regardless of whether characterized as equipment under the UCC) and (c) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing, including any fixtures. [ASA, EPC, Schedule Z]

“Equipment and Materials” means all equipment, machinery, apparatus, materials, articles, components, raw materials, supplies, parts, systems, structures and any other equipment or items comprising or otherwise necessary or appropriate to be incorporated or integrated into, based on the design, engineering, construction, development, operation and maintenance of, as applicable, a geothermal power plant facility of a similar nature, size and complexity as the Facility, in each case, based on the technical specifications and requirements set forth in the Project Design Book. [EPC, O&M, Schedule Z]

“Equity Base Case Model” means the Original Equity Base Case Model; provided, that if a Buy-Down Trigger Event occurs, then “Equity Base Case Model” means the Recalculated Equity Base Case Model. [ECCA, EPC, LLCA, Schedule Z]

“Equity Interests” means shares of capital stock in a corporation, partnership interests in a partnership, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest. [CA, ECCA, Schedule Z]

“Equity Investors” means collectively, the Class A Investors, the Class B Investors and the Class C Investor. [O&M, Schedule Z]

“Equity Transactions” the transactions contemplated by the Equity Capital Contribution Agreement. [ECCA]

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute. [CA, LLCA, Schedule Z]

“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with the Company would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code. [Schedule Z, CA]

“ERISA Event” means (a) a “Reportable Event” described in section 4043 of ERISA and the regulations issued thereunder, except for any such events for which the 30-day notice to the PBGC has been waived, (b) the withdrawal of the Company or any ERISA Affiliate from a Plan during a plan year in which it was a “substantial employer” as defined in section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, (e) receipt of a notice of withdrawal liability pursuant to section 4202 of ERISA or (f) any other event or condition which is likely to result in the termination of, or the appointment of a trustee to administer, any Plan under section 4042 of ERISA. [CA]

“Event of Abandonment” means the cessation of operation of the Project or abandonment of development and/or construction of the Project for more than thirty (30) consecutive days, (which period (a) shall be measured from the first occurrence of a work stoppage and continuing until work of a substantial nature is resumed and thereafter diligently continued and (b) shall be extended to the extent any cessation of operations or other abandonment results from any Force Majeure Event, a Casualty Event, Prudent Practice or pursuant to Section 4.3 or Section 4.4 of the EPC Agreement). [CA]

“Excepted Liens” means: (a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in accordance with the requirements of the Credit Agreement; (b) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) statutory landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law in the ordinary course of business each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP and are bonded or pledged or enforcement of which could not reasonably be expected to have a Material Adverse Effect; (d) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution; provided, that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by the Company to provide collateral to the depository institution; (e) easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of the Company for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal, geothermal water or steam or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by the Company or materially impair the value of such Property subject thereto; (f) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business; (g) judgment and attachment Liens not giving rise to a Credit Agreement Event of Default; (h) matters identified in that certain title policy as such policy has been approved by the Required Lenders, and (i) Capital Leases to the extent permitted by Section 6.1.7 of the Credit Agreement; provided, that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; provided, further, that Liens described in clauses (a) through (d) shall remain “Excepted Liens” only for so long as no action to enforce such Lien has been commenced. [ASA, CA]

“Excess Distributable Cash” means Distributable Cash for any given quarter (before taking into account the Management Fee Bonus for such quarter) above the amount of Distributable Cash set forth for said quarter in Schedule Y to the LLC Operating Agreement.

“Excluded Taxes” means, with respect to any Lender or any other recipient of any payment to be made by or on account of any obligation of the Company hereunder or under any Financing Document, (a) sales, capital gain, income or franchise taxes imposed on it by the United States of America or such other jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Company is located, and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to the Credit Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.13.7 of the Credit Agreement except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 2.13 of the Credit Agreement. [CA, Schedule Z]

“Expert” has the meaning set forth in Section 6.5.2 of the EPC Agreement. [EPC, LLCA]

“Extended Expiration Date” has the meaning set forth in Section 8.1 of the O&M Agreement. [O&M, Schedule Z]

“Facility” means a geothermal electricity generating plant with a net nameplate capacity rating of at least the Minimum Capacity Rating and all components related thereto, including fifty (50) PureCycle© 225 System geothermal power system turbines, components for the extraction and gathering of geothermal resources used in the operation of the Facility and components for the Delivery of electricity generated by the Facility to the Delivery Point. For the avoidance of doubt, the Facility shall be comprised of the Equipment and Materials included within the EPC Assets and the Owner-Supplied Assets. [CA, ECCA, EPC, LLCA, O&M, Schedule Z]

“Facility Objectives” means (i) having at all times, in all material respects, the capacity and functional ability to perform, on a continuing basis, the functions for which the Facility was designed and in accordance with the Project Design Book and Prudent Practices, (ii) satisfying the performance criteria set forth on Schedule C to the O&M Agreement, as may be amended from time to time, (iii) having, procuring or otherwise obtaining the geothermal resources necessary to operate the Facility in accordance with the performance criteria set forth on Schedule C to the O&M Agreement, and (iv) Delivering the electric energy generated by the Facility to the Delivery Point. [O&M]

“Facility Plan and Budget” means, with respect to the applicable Operating Year, an annual operating budget and capital budget, broken down on a monthly basis, setting forth in detail the following matters related to the Facility: (A) anticipated operations, repairs and capital improvements (including any teardowns and major overhauls as separate budget items), (B) routine maintenance and overhaul schedules (including major maintenance), (C) procurement (including equipment acquisitions and spare parts and consumable inventories indicating a breakdown of capital items and expense items), (D) staffing, personnel and labor activities (including unit rates for labor, hourly rates for consultants who are not employees of the Operator or its Affiliates, and holidays to be observed), (E) administrative activities, and (F) data regarding other work proposed to be undertaken by Operator, together with an itemized estimate, in detail reasonably acceptable to Owner, of all Reimbursable Costs to be incurred in connection therewith, together an annual operating plan setting forth underlying assumptions and implementation plans. [O&M]

“Facility Site” means the Permanent Parcels. [ASA, CA, ECCA, EPC, LLCA, O&M, Schedule Z]

“Facility Substantial Completion” has the meaning set forth in Section 6.2.1 of the EPC Agreement. [ASA, CA, EPC, Schedule Z]

“Facility Substantial Completion Certificate” means the certificate substantially in the form attached to the EPC Agreement as Exhibit D, as may be amended, restated or supplemented from time to time. [EPC, Schedule Z]

“Facility Substantial Completion Date” means the date upon which Facility Substantial Completion occurs in accordance with the requirements of the EPC Agreement. [CA, EPC, Schedule Z]

“Federal Book-Entry Regulations” means (a) the federal regulations contained in Subpart B (“Treasury/Reserve Automated Debt Entry System (TRADES)” governing Book-Entry Securities consisting of U.S. Treasury bonds, notes and bills) and Subpart D (“Additional Provisions”) of 31 C.F.R. Part 357, 31 C.F.R. § 357.10 through § 357.14 and § 357.41 through § 357.44 (including related defined terms in 31 C.F.R. § 357.2); and (b) to the extent substantially identical to the federal regulations referred to in clause (a) above (as in effect from time to time), the federal regulations governing other Book-Entry Securities. [ASA]

“Federal Funds Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if that rate is not so published for any day that is a Business Day, Deutsche Bank Trust Company Americas Federal funds broker rate of recognized standing selected by it. [CA]

“FERC” means the Federal Energy Regulatory Commission or any successor thereto. [ECCA, LLCA, Schedule Z, CA]

“Final Completion” has the meaning set forth in Section 6.3.1 of the EPC Agreement. [ASA, ECCA, EPC, O&M, Schedule Z, CA]

“Final Completion Certificate” means the certificate substantially in the form attached to the EPC Agreement as Exhibit E, as may be amended, restated or supplemented from time to time. [EPC, Schedule Z]

“Final Completion Date” means the date upon which Final Completion occurs in accordance with the requirements of the EPC Agreement. [ASA, CA, ECCA, EPC, LLCA, O&M, Schedule Z]

“Final Development Account Distribution Date” has the meaning assigned in Section 3.9.3.5 of the Account and Security Agreement. [ASA, CA]

“Final Maturity Date” means December 31, 2026 or such earlier date on which a Credit Agreement Event of Default occurs and the Obligations are accelerated pursuant to Section 8.1 of the Credit Agreement. [CA, Schedule Z]

“Financial Officer” means, for any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person. Unless otherwise specified, all references in the Credit Agreement to a Financial Officer means a Financial Officer of the Company. [CA, Schedule Z]

“Financing Conversion Date” means the date on which the Lenders obtain all right, title and interest of the Class B Investors in the membership interests of the Company pursuant to the Class B Investors Pledge Agreement. [EPC, O&M]

“Financing Expiration Date” means (a) when used in the EPC Agreement and the O&M Agreement, the later of (i) the date on which the aggregate principal amount, together with any accrued and unpaid interest thereon, and any other amount due and payable under the

Credit Agreement has been repaid in accordance with the terms and conditions thereof and the Commitments and the Financing Documents have been terminated and (ii) the Flip Date and (b) when used in the Financing Documents, the date on which the aggregate principal amount, together with any accrued and unpaid interest thereon, and any other amount due and payable under the Credit Agreement has been repaid in accordance with the terms and conditions thereof and the Commitments. [ASA, EPC, O&M]

“Fiscal Quarter” means any of the fiscal quarterly accounting periods of the Company, ending March 31, June 30, September 30, and December 31. [CA, Schedule Z]

“Fixed Charges” means, for any period, the sum, for the Company, of the following items during such period: (a) Interest Expense to the extent actually paid in cash, (b) scheduled payments of principal of Debt, including under the Credit Agreement and (c) the portion of payments, other than optional payments, made under Capital Leases that should be treated as payment of principal in accordance with GAAP. [Schedule Z]

“Fixed Tax Assumptions” means the following assumptions: (1) the Class A Investors are and will be fully taxable at a thirty five percent (35%) federal income tax rate (and any state, local, foreign or other income taxes are inapplicable) and will be able to utilize fully all regular federal income tax benefits allocated to them from the Company, (2) the Company is and will be the sole owner of the Project for federal income tax purposes, (3) the applicable depreciation periods, methods and conventions are as set forth in the Equity Base Case Model; provided that such depreciation periods, methods and conventions shall not include the amounts allocated to particular assets, (4) the Company is classified as a partnership for federal income tax purposes for all periods after the Effective Date, (5) so long as it is still a Member, the Class A Investors will be treated as partners for federal income tax purposes for all periods after the Effective Date and will be subject to tax as partners, under Code Section 702 and subchapter K of Chapter 1 of the Code, upon their distributive shares of Company income, gain, loss, deduction and credit, and (6) the allocation of items of income, gain, loss, deduction and credit among the Members shall be respected for federal income tax purposes; provided that this is an assumption only that the allocations in Article V of the LLCA will be respected under subchapter K of the Code and not an assumption about the actual amounts and timing of income, gain, loss, deduction and credit, not an assumption about the opening Capital Account balances of the Members, not an assumption about how payments or distributions by the Company will be characterized for tax purposes and their resulting effects on the Capital Accounts and outside bases of the Members, and not an assumption about the proper book recovery methods in cases where there is a book-tax disparity. [LLCA]

“Flip Date” means the last day of the month in which the Class A Investors achieve an Internal Rate of Return equal to or greater than the Target IRR. [LLCA]

“Flip Purchase Option” means the purchase option under Section 9.7 of the LLC Operating Agreement.

“Force Majeure” or “Force Majeure Event” means, with respect to any Agreement, an event or circumstance that affects a Party’s ability to perform its obligations under such Agreement to the extent such event or circumstance (a) intentionally omitted, (b) was beyond the reasonable control of such Party, (c) the effects of which are incapable of being prevented, overcome or mitigated by the reasonable efforts of such Party and (d) did not result from the fault or negligence of the Party claiming Force Majeure. Such events or circumstances may include, but are not limited to, action or inaction of a governmental authority, acts of nature, drought, flood, earthquake, tornado, hurricane, storm, fire, lightning, or other unusually severe weather, epidemic, war, riot, civil disturbance, unavailability of or disruption to transportation or transportation systems, or other natural disasters, embargo, blockade, sabotage, terrorism, or the threat of such acts, explosions, strikes, boycotts, work slowdowns, or other labor disputes (it is understood that a strike, boycott, work slowdown, or other labor dispute directed at a Party shall not be deemed a Force Majeure Event with respect to such Party), the existence of Hazardous Substance not caused by the Party claiming Force Majeure (which existence is not otherwise a violation or breach of such Agreement, including a breach of the representations and warranties made herein), order or judgments of any governmental authority (other than the granting of Governmental Approvals), the absence, suspension, termination, interruption, delay, denial, or failure of renewal of any Governmental Approval the procurement of which was or is not the responsibility of the Party claiming Force Majeure or for which application was duly and timely made by the responsible Party and in respect of which the affected Party is otherwise in compliance, if applicable, a change of Applicable Law that materially prevents the affected Party from performing its obligations under the relevant Agreements, or other similar event, which, in each case, to the extent that such event materially adversely affects or prevents a Party’s ability to perform its obligations under such Agreement and was not reasonably preventable or in the control of the Party claiming Force Majeure. Force Majeure Event includes, but is not limited to, the failure of a contractor or supplier (other than the Contractor) to furnish labor, services, materials, or equipment in accordance with its contractual obligations; provided, that such failure is itself due to a Force Majeure Event. In no instance shall any of the following be considered or constitute a Force Majeure Event: (i) availability of, or price levels or fluctuations with respect to labor, materials, services, supplies, equipment or other components related to items to be procured, supplied or constructed by Contractor; (ii) economic hardship; (iii) lightning strikes that adversely affect the operation of Equipment and Materials powered by electricity; (iv) any delay or failure of Contractor to obtain supplies, materials, equipment or other components for the Facility due to the delay or failure of any Person to perform any obligation owed to Contractor, unless such delay or failure is caused by an event of Force Majeure materially adversely affecting such Person; (v) equipment failure unless such failure is caused by an independent event of Force Majeure; (vi) domestic and/or foreign transportation delays unless such delays are caused by an independent event of Force Majeure, or (vii) Excluded Changes of Law. [ASA, CA, ECCA, EPC, LLCA, O&M, Schedule Z]

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Company is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction. [CA, Schedule Z]

“Former Real Property” has the meaning specified in Section 4.6.1 of the Credit Agreement. [CA]

“Full Revenue QTD” means the first Quarterly Transfer Date immediately following the first full Fiscal Quarter occurring after the Final Completion Date. [ASA]

“Funding Failure” means the failure of the Lenders to make Advances in non-compliance with the Credit Agreement. [EPC]

“FPA” means the Federal Power Act and the regulations of the FERC thereunder. [ECCA, LLCA]

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.3 of the Credit Agreement. [CA, ECCA, LLCA, Schedule Z]

“General Intangibles” (a) means all “general intangibles” as defined in Article 9 of the UCC and (b) includes, without limitation, all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations, all Assigned Agreements, all ASA Intellectual Property and all Payment Intangibles (in each case, regardless of whether characterized as general intangibles under the UCC). [ASA, Schedule Z]

“Geothermal Resource and Energy Assessment Certificate” means a certificate issued by the Geothermal Engineer substantially in the form attached to the EPC Agreement as Exhibit C, as may be amended, restated or supplemented from time to time by the Geothermal Engineer. [EPC]

“Goods” (a) means all “goods” as defined in Article 9 of the UCC and (b) includes, without limitation, all Inventory and Equipment and any computer program embedded in the goods and any supporting information provided in connection with such program if (x) the program is associated with the goods in such a manner that is customarily considered part of the goods or (y) by becoming the owner of the goods, a Person acquires a right to use the program in connection with the goods (in each case, regardless of whether characterized as goods under the UCC). [ASA]

“Governmental Approval” as used in any Agreement means any license, consent, permit, authorization, requirement, environmental plan, certificate, waiver, franchise, variance, order, decision, registration, ruling and other approval or permission necessary or appropriate, including as to zoning, environmental protection, pollution, sanitation, energy regulation, safety, siting or building, to be obtained from any Governmental Authority having jurisdiction over or with respect to the applicable Party to such Agreement, the transactions contemplated by such Agreement and the performance of the Parties thereunder. [CA, ECCA, EPC, LLCA, O&M, Schedule Z]

“Governmental Authority” as used in any Agreement means, with respect to any matter, any federal, state or local government or any political subdivision thereof, taxing authority, instrumentality, regulatory body, agency, instrumentality, authority, department, commission, board or bureau thereof or any federal, state or local court, tribunal or arbitrator, including but not limited to any environmental agency, in each case, having jurisdiction over or with respect to the applicable Party to such Agreement, the transactions contemplated by such Agreement and the performance of the Parties thereunder. [CA, ECCA, EPC, LLCA, O&M, Schedule Z]

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted tax basis for federal income tax purposes, except as follows:

(a) the initial Gross Asset Value of any asset contributed by a Member to the Company will be the Gross Fair Market Value of such asset as of the date of contribution; provided, that the initial Gross Asset Value of the assets deemed contributed to the Company by IRP on the Effective Date will be the value agreed to by IRP and MLE and reflected in Schedule 4.2(d) to the LLC Operating Agreement;

(b) the Gross Asset Values of all Company assets shall be adjusted to equal their respective fair market values at the times listed in Section 4.2(c) of the LLC Operating Agreement;

(c) the Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the Gross Fair Market Value of such asset on the date of distribution;

(d) the Gross Asset Values of all Company assets shall be adjusted to reflect any adjustments to the adjusted basis of such assets pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are required to be taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that the Managing Member determines that an adjustment pursuant to subsection (b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d); and

(e) if the Gross Asset Value of an asset has been determined or adjusted pursuant to subsection (a), (b) or (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset. [LLCA]

“Gross Project Revenues” means all payments to the benefit of the Company (determined on an actual receipts basis), including (a) all payments made under the Project Documents, (b) interest, dividend and other income in respect of sums standing to the credit of the Security Accounts, (c) any proceeds of any business interruption, delay-in-start-up or loss of profit insurance, (d) any refunds of tax of any kind, and (e) any other income, receipts or gains (including any such income, receipts or gains as are of a non-recurring or extraordinary nature) from whatever source (other than pursuant to the Financing Documents except as provided in clause (b) hereof) and whether or not attributable to the Project; provided, that notwithstanding the foregoing, (i) interest, dividends and other income paid or deposited into the Distribution Account shall not constitute “Gross Project Revenues”, and (ii) equity investments in the Company other than (A) the Capital Contribution Commitment and (B) equity investments made in accordance with the proviso of Section 5.2.2 of the Credit Agreement shall not constitute “Gross Project Revenues.” [ASA, CA, Schedule Z]

“Guaranteed Final Completion Date” means the earlier of (i) one hundred and eighty (180) calendar days after the Facility Substantial Completion Date and (ii) June 15, 2009. [ASA, CA, EPC, O&M, Schedule Z]

“Hazardous Material” means any petroleum or petroleum product (including but not limited to waste petroleum), contaminant, chemical product or intermediate, chemical by-product, flammable material, explosive, radioactive substances, asbestos in any form, urea formaldehyde foam insulation, polychlorinated biphenyls, or other chemicals defined in Environmental Laws as hazardous substances, hazardous wastes, extremely hazardous wastes, solid wastes, toxic substances, pollutants or contaminants. [CA, ECCA, EPC, O&M, Schedule Z, CA]

“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such Applicable Laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than Applicable Laws allow as of the Effective Date. [CA]

“Historical DSCR” means, with respect to any Quarterly Transfer Date, the DSCR for the four Fiscal Quarter periods ending on the last day of the full Fiscal Quarter immediately preceding such Quarterly Transfer Date; provided, that (a) for the first full Fiscal Quarter occurring after the Final Completion Date, “DSCR” shall mean the “DSCR” for such Fiscal Quarter then ending multiplied by four, (b) for the second full Fiscal Quarter occurring after the Final Completion Date, “DSCR” shall mean the “DSCR” for such two Fiscal Quarters then ending multiplied by 2, and (c) for the third full Fiscal Quarter after the Final Completion Date, “DSCR” shall mean the “DSCR” for such three Fiscal Quarters then ending multiplied by  4/3. [CA, Schedule Z]

“Indemnified Claims” has the meaning set forth in Section 7.1 of the Equity Capital Contribution Agreement. [ECCA]

“Indemnification Notice” has the meaning set forth in Section 7.3(a) of the Equity Capital Contribution Agreement. [ECCA]

“Independent Accounting Firm” means an accounting firm that is acceptable to a majority of the Class A Investors and the Class B Investors.

“Independent Engineer Reports” means the reports and certifications delivered by the Independent Engineer pursuant to Article VI of the EPC Agreement. [CA]

“Initial Expiration Date” has the meaning set forth in Section 8.1 of the O&M Agreement. [O&M, Schedule Z]

“Instruments” means all “instruments” as defined in Article 9 of the UCC. [ASA]

“Insurance” means: (a) all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof) and (b) any key man life insurance policies. [ASA, ECCA, EPC, LLCA, O&M, Schedule Z]

“Insurance Consultant’s Report” means the report of the Insurance Consultant which confirms that the insurance coverages for both the construction and operation periods of the

Project comply with the insurance requirements of Section 5.12 of the Credit Agreement. [Schedule Z]

“Intellectual Property” means, as to the Company, the Company’s now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright applications, copyright registrations, trademarks, servicemarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing and all applications, registrations and recordings relating to any of the foregoing as may be filed in the United States Copyright Office, the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other country or jurisdiction, together with all rights and privileges arising under Applicable Law with respect to the Company’s use of any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or servicemark, or the license of any trademark or servicemark); customer and other lists in whatever form maintained; trade secret rights, copyright rights, rights in works of authorship; software and contract rights relating to computer software programs, in whatever form created or maintained. [ASA, CA, ECCA, Schedule Z]

“Interconnection Assets” has the meaning set forth in Article XI of the Account and Security Agreement. [ASA]

“Interest” means the interest of a Member in the Company, including rights to distributions (liquidating or otherwise), allocations, and to vote, consent or approve, if any. [CA]

“Interest Expense” means, for any period, the aggregate interest expense for the Company. [Schedule Z]

“Internal Rate of Return” means the discount rate that sets A equal to B, where A is the present value of (a) the Production Tax Credits allocated to the Class A Investors, plus (b) the tax savings from tax losses or deductions allocated to the Class A Investors (excluding any such losses or deductions that are suspended under section 704(d) of the Code but only for the period that the losses or deductions are suspended), plus (c) the cash distributed to the Class A Investors, including any Buy-Down LLC Redemption Amount, plus (d) any indemnity payments by IRP to MLE under Article VII of the Equity Capital Contribution Agreement that compensate for loss of any item listed in the foregoing clauses (a), (b) and (c), minus (e) the tax detriment from any taxable income or gain allocated to the Class A Investors by the Company and from any gain recognized by the Class A Investors under section 731(a) of the Code (including after a deemed cash distribution caused by a shift in how liabilities are shared in the outside bases of the Members on the Flip Date), and B is the present value of the Capital Contributions made by MLE on the both the Effective Date and the Second Funding Date. However, if the Flip Purchase Option is exercised, when the parties calculate the minimum Purchase Price the Class A Investors require to reach or maintain the Target IRR, the tax detriment taken into account under clause (e) will include taxes on gain on the sale of the Class

A Interests. Section 6.5(c) of the LLC Operating Agreement has a list of other assumptions and conventions that will be used when calculating the Internal Rate of Return. [LLCA, Schedule Z]

“Inventory” means, with respect to the Company: (a) all “inventory” as defined in the UCC and (b) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in the Company’s business; all goods in which the Company has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by the Company, all computer programs embedded in any goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC). [ASA, Schedule Z]

“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person or any agreement to make any such acquisition (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with (other than deposits to Deposit Accounts in the ordinary course of business), or advance, loan or capital contribution to, assumption of Debt of, purchase or other acquisition of any other Debt or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); (c) the purchase or acquisition (in one or a series of transactions) of Property of another Person that constitutes a business unit or (d) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person. [ASA, CA, EPC, Schedule Z]

“Investment Related Property” means: (a) all “investment property” (as such term is defined in Article 9 of the UCC) and (b) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt, the Collateral Account, Securities Accounts, Commodities Accounts, Deposit Accounts and certificates of deposit. [ASA, Schedule Z]

“IRS” means the Internal Revenue Service or any successor agency. [ECCA, LLCA, Schedule Z]

“Knowledge” of Raser, IRP or the Company means the actual knowledge of Brent M. Cook, Martin F. Petersen, Richard D. Clayton and Sean McBride. [ECCA]

“kW” means kilowatt, a unit of measurement of electric energy output that is equivalent to one-thousand watts.

“Late Payment Rate” means the Prime Rate plus 2.0%. [O&M]

“Leases” means, collectively as of any date, the Permanent Parcels, the Collateral Parcels and the Resource Support Parcels, but excluding the Released Assets as of such date. [ECCA, Schedule Z]

“Lender Indemnitees” means, collectively, Lenders and their respective shareholders, partners, Affiliates, employees, representatives and agents, together with their successors and assigns. [CA]

“Lenders” means each of the lenders that is an initial signatory to the Credit Agreement or that, pursuant to Section 16.2 of the Credit Agreement, becomes a “Lender” under the Credit Agreement. [ASA, CA, ECCA, O&M, Schedule Z]

“Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Lending Office” opposite its name on Schedule A to the Credit Agreement or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Company and the Administrative Agent. [CA]

“Letter of Credit Right” has the meaning specified in Article 9 of the UCC. [ASA]

“Liability” means, with respect to any Person, any liability, expense or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise. [ECCA, LLCA, O&M]

“Lien” means any security interest, community or other material property interest, pledge, mortgage, option, lien (including environmental and Tax liens), assessment, lease, charge, encumbrance, claim, preferential arrangement, condition, equitable interest, license, right-of-way, easement, encroachment, right of first refusal, buy/sell agreement or any other restriction of any kind, including any restriction or covenant with respect to, or condition governing, the use, voting, transfer, receipt of income or other exercise of any attributes of ownership. [ASA, CA, ECCA, EPC, LLCA, O&M, Schedule Z]

“LLC Act” means the Delaware Limited Liability Company Act, 6 Del. Code §§ 18.101 et. seq., as amended from time to time, and any successor to such Act. [ECCA, LLCA]

“Loss Proceeds” means (a) any proceeds from insurance (other than business interruption, delay-in-startup or loss of profit insurance) or other funds paid to compensate the Company for damage or loss to the Project or any portion thereof including, without limitation , in connection with any Casualty Event. [ASA, CA]

“Loss Proceeds Withdrawal Request” has the meaning specified in Section 2.6.1.2(7) of the Credit Agreement. [CA]

“Maintenance Reserve Account” means the Maintenance Reserve Account set forth Section 2.1.1 of the Account and Security Agreement. [ASA].

“Maintenance Reserve Required Balance” means in respect of a Fiscal Quarter, the amount corresponding to such Fiscal Quarter as set forth on Schedule 2B of the Account and Security Agreement. [ASA, Schedule Z]

“Maintenance Reserve Withdrawal Request” means a Maintenance Reserve Withdrawal Request substantially in the form of Exhibit I of the Account and Security Agreement, duly executed and delivered by all required signatories thereto. [ASA]

“Maintenance Standards” means with respect to any O&M Services (i) compliance with all terms and conditions of the O&M Agreement and the Project Documents, including the warranty provisions relating to the Facility and the components thereof, (ii) compliance with the Annual Operating Plan and Budget, (iii) compliance with all Applicable Laws, including Environmental Laws, and Governmental Approvals, (iv) the provision and performance all O&M Services in conformity with Prudent Practices and causing the Facility to be in good working order in compliance with Prudent Practices, (v) compliance with the O&M Manual and all technical and operational guidelines and specifications relating to the Facility and the components thereof, (vi) compliance with the terms and conditions of all insurance policies relating to the Facility and the Facility Site, (vii) performing such O&M Services in a manner to cause the Facility to be in at least as good a condition and working order upon termination of the O&M Agreement as when the Facility and Facility Site were delivered to Operator under the O&M Agreement, ordinary wear and tear excepted, (viii) performing such O&M Services in a manner to optimize of the useful life of the Facility, (ix) minimization of damage to the Facility and Facility downtime, (x) performing such O&M Services in a manner to minimize Reimbursable Costs under the O&M Agreement and (xi) performing such O&M Services in the best interests of Owner and the Facility Objectives. [O&M]

“Major Decisions” means:

With respect to the Pre-Flip Period, any of the following:

(a) Except for Debt under the Financing Document and customary unsecured trade payables incurred in the ordinary course of business, incurring in any single transaction or in any series of related transactions Debt (including any Working Capital Loans made pursuant to Section 4.5 of the LLC Operating Agreement) such that the amount of such Debt (excluding Debt under the Financing Documents and customary unsecured trade payables incurred in the ordinary course of business) outstanding at any point of time is in excess of $2,500,000;

(b) Entering into any (i) transaction between the Company and any Member or any Affiliate of a Member, other than any such transaction expressly provided for in any of the Operative Documents, or (ii) amendment, modification or termination of any transaction between the Company and any Member, or any Affiliate of a Member provided for in any Operative Document;

(c)	Appointment of a new Managing Member or Operator;

(d) Approving any Annual Operating Plan and Budget or any amendments or modifications thereto as provided in Section 6.1 of the O&M Agreement or as required pursuant to Section 7.2 of the LLC Operating Agreement;

(e) Approving expenditures of more than $50,000 in the aggregate in a calendar year under the O&M Agreement, or other similar agreement, that are not otherwise provided for in the Annual Operating Plan and Budget;

(f) Initiating any litigation or arbitration, or settling claims, litigation or arbitration by or with respect to the Company if, as a result of such settlement, the Company would be obligated to pay more than $100,000, in the aggregate;

(g) Assuming, guaranteeing or becoming obligated for the payment of money or the performance of any contract or other obligation of any Person in excess of $250,000 in the aggregate;

(h) Making any tax election, except as expressly provided for in the LLC Operating Agreement;

(i) Causing the Company to be treated other than as a partnership for United States federal income tax purposes (including by electing under Treasury Regulations Section 301.7701-3 to be classified as an association);

(j) Entering into (i) any material amendment, modification, waiver, termination or replacement of the Company’s Certificate of Formation or of any Operative Document (other than this Agreement which requires the consent of all of the Members) or failing to enforce any provision of any Operative Document if such amendment, modification, termination or failure would have a Material Adverse Effect on the Company or the Class A Investors; (ii) any additional Operative Document; or (iii) any new agreement with an Affiliate of a Member or amending any economic provision of any existing contract with any such Affiliate;

(k) Permitting (i) possession of property of the Company by any Member (unless such action is taken pursuant to the express terms of any Operative Document), (ii) the assignment,

transfer or pledge of rights of the Company in specific property of the Company for other than a Company purpose or other than for the benefit of the Company, or (iii) any commingling of the funds of the Company with the funds of any other Person;

(l) Amending, modifying, terminating or permitting the expiration of, any material license and permit required for the operation, ownership, management or maintenance of the Facility or the sale or transmission of power therefrom;

(m) Making any distribution to any Member except as specified in the LLC Operating Agreement;

(n) Making any advance payment of compensation or other consideration to the Managing Member or any of its Affiliates;

(o)(i) Merging or consolidating the Company with any Member or other Person, (ii) changing the Company’s legal form; or recapitalizing, liquidating, winding up or dissolve the Company, (iii) agreeing to an exchange of interests with any other Person, or (iv) acquiring all or substantially all of the assets or stock of any other Person;

(p) Admitting any additional Member of the Company except as permitted under Article IX of the LLC Operating Agreement;

(q) Except as otherwise specified in LLC Operating Agreement, causing the Company to (i) sell or issue any interest, or any option, warrant or similar right to acquire any interest, of any kind in the Company, or (ii) distribute any Assets of the Company or redeem, purchase or otherwise acquire any interest in the Company,

(r) Causing the Company to engage in any business or activity that is not within the purpose of the Company, as described in Section 2.3 of the LLC Operating Agreement, or to change such purpose;

(s) Allowing any Turbine to be modified or replaced or well to be shut down;

(y) Causing or permitting the Company to receive or use any grant, tax-exempt financing, subsidized energy financing, or other federal credits, each within the meaning of Section 45(b)(3) of the Code;

(t) Causing the Company to file a voluntary petition in bankruptcy, or file any petition or answer or consent seeking any reorganization, arrangement, moratorium, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Applicable Laws relating to bankruptcy, insolvency or other relief for debtors, or seek or consent to the appointment of any trustee, receiver, conservator or liquidator of such Person or of all or any substantial part of its properties;

(u) Causing the Company (i) to admit in writing its inability to pay its debts as they mature, (ii) to give notice to any Governmental Authority of insolvency or pending insolvency, or suspension or pending suspension of operations or (iii) to make a general assignment for the benefit of creditors or take any other similar action for the protection or benefit of creditors;

(v) Selling, leasing or otherwise voluntarily disposing of assets of the Company with an aggregate fair market value in excess of $2,500,000 during any 12-month period, other than sales of energy and related environmental attributes under approved contracts or as part of an approved course of conduct;

(w) Causing or permitting any Encumbrance or grant of any Encumbrance on the assets or rights of the Company, other than Permitted Liens;

(x) Changing the method of tax accounting used by the Company to the extent any such change would have an adverse effect on eligibility to claim Production Tax Credits or on the timing or amount of depreciation allowances;

(y) Causing or permitting the Company to hire any employees or establish or participate in any employee benefit plans;

(z) Causing or permitting the Company to make loans to third parties; and

(aa) Causing or permitting the Company to engage in any speculative energy trading, including trading of financial contracts, such as swaps or derivatives that may be subject to FAS 133 accounting rules.

With respect to the period following the Flip Date, the matters in paragraphs (o), (q), (t) and (v) above. [LLCA]

“Majority Vote” shall have the meaning set forth in Section 3.2(f) of the LLC Operating Agreement. [LLCA]

“Make-Whole Amount” means, with respect to any Advance, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Advance over the amount of such Called Principal; provided, that the Make-Whole Amount may in no event be less than zero. [ASA, CA, Schedule Z]

“Management Fee” means a quarterly fee payable to the Managing Member pursuant to Section 8.3 of the LLC Operating Agreement which will be payable at the end of each quarter in a Fiscal Year to the extent of available funds before any distribution of Distributable Cash for such quarter and cumulative from quarter to quarter. The Management Fee shall be calculated as the sum of: (i) $500,000 per Fiscal Year for the initial Fiscal Year commencing on the Effective Date of the LLC Operating Agreement (or prorated portion thereof if such initial Fiscal Year is less than twelve months), and escalating thereafter by two and a half percent (2.5%) per year; and (ii) the Management Fee Bonus. [ASA, CA, LLCA]

“Management Fee Bonus” the Management Fee Bonus shall be paid to the Managing Member to provide an incentive to the Manager to increase the megawatts generated at the Facility and to decrease the expenses of operating the Facility. The Management Fee Bonus shall be the lesser of (i) $1,000,000 per Fiscal Year or (ii) the sum of (A) the positive difference (if any) between the amount set forth for property taxes on Schedule Y of the LLC Operating Agreement in any given year and the amount of actual property taxes paid for such year, which amount shall be payable in one sum in the quarter in which property taxes are paid or would have been paid had there been a property tax burden; and (B) 75% of the Excess Distributable Cash.

“Material Adverse Effect” means, with respect to the Company, a material adverse change in, or material adverse effect on (a) the business, operations, Property, liabilities (actual or contingent) or financial condition of the Company, (b) the ability of the Company to perform any of its obligations under any Financing Document or Project Document to which it is a party, (c) the validity or enforceability of any Financing Document, (d) the rights and remedies of or benefits available to any Lender under any Financing Document or (e) completion of the Project on a timely basis as contemplated by the Project Budget and the Project Schedule. [CA, ECCA, Schedule Z]

“Material Indebtedness” means Debt (other than the Obligations) of the Company in an aggregate principal amount exceeding $250,000. [CA, ECCA]

“Material Project Party” means any party to an Operative Document, but only, in each case, upon or prior to the expiration or early termination of the relevant Operative Document; provided, however, that the Lenders, Administrative Agent, Class A Investors, Class C Investor and the Collateral Agent shall not be Material Project Parties. [CA, ECCA]

“Material Receivable” means any Receivable with an aggregate value in excess of $100,000. [CA]

“Member Nonrecourse Debt” means “partner nonrecourse debt” as defined in Treasury Regulation Section 1.704-2(b)(4). An example is where a Member or a person related to the Member makes a loan on a nonrecourse basis to the Company. [LLCA]

“Membership Interests” means the Class A Interests, the Class B Interests and the Class C Interests. [LLCA]

“Milestone(s)” means each event or condition identified as a “Milestone” in the Project Schedule attached as Schedule F to the EPC Agreement. [CA, EPC, Schedule Z]

“Milestone Payment” means each payment amount associated with each Milestone set forth in Schedule F to the EPC Agreement. [EPC, Schedule Z]

“Milestone Payment Request” has the meaning set forth in Section 5.1.2 of the EPC Agreement. [EPC]

“Milestone Payment Schedule” means the integrated schedule setting forth Milestones and the portion of the Contract Price payable with respect thereto, as set forth in Schedule F of the EPC Agreement. [EPC]

“Milestone Progress Report” means a progress report containing the information required by Section 2.3.2 of the EPC Agreement and submitted substantially in the form attached as Exhibit B of the EPC Agreement. [EPC]

“Minimum Capacity Rating” means 6.0 MW. [EPC, Schedule Z]

“Minimum Debt Service Reserve” means, as of the date of determination, an amount equal to the maximum projected debt service payments for the Project over the next immediately succeeding six (6) month period, which amount may be funded by an Approved Reserve Letter of Credit. [ASA, Schedule Z]

“Minimum DSCR” is 1.20:1.0. [CA, Schedule Z]

“Minimum Gain Attributable to Member Nonrecourse Debt” means the amount of minimum gain there is in connection with a Member Nonrecourse Debt, calculated in the manner described in Treasury Regulation Section 1.704(i)(3). [LLCA]

“MLE Indemnified Costs” has the meaning set forth in Section 9.1 of the Equity Capital Contribution Agreement. [ECCA]

“MLE Indemnified Parties” has the meaning set forth in Section 9.1 of the Equity Capital Contribution Agreement. [ECCA]

“Money” means “money” as defined in the UCC. [ASA]

“Moody’s” means Moody’s Investor Services, Inc. [Schedule Z]

“Multiemployer Plan” means a Plan which is a multiemployer plan as defined in section 3(37) or 4001 (a)(3) of ERISA. [CA]

“MW” means megawatt, a unit of measurement for electric energy output that is equivalent to one million watts. [EPC, ECCA, Schedule Z]

“Net Cash Flow” means, with respect to any measurement period, Gross Project Revenues for such measurement period, less (i) Reimbursable Costs (excluding any Special Project Document Payments), Base Fee, the Owner Maintenance Agreement Payments, O&M Site Document Payments, and O&M Other Payments, for such measurement period, less (ii) Debt Service for such measurement period. [Schedule Z]

“Non-Interference Certificate” means the certificate substantially in the form attached to the LLC Agreement as Exhibit F, as may be amended, restated or supplemented from time to time. [LLCA]

“Nonrecourse Deduction” means a deduction for spending that is funded out of nonrecourse borrowing by the Company or that is otherwise attributable to a “nonrecourse liability” of the Company within the meaning of Treasury Regulation Section 1.704-2. [LLCA]

“Note” means a promissory note evidencing the indebtedness owed to a Lender under the Credit Agreement. [CA]

“Notice” has the meaning set forth in Section 11.1 of the LLC Operating Agreement. [ASA, CA, LLCA, O&M]

“Notice of Dispute” has the meaning set forth in Section 9.7 of the LLC Operating Agreement. [LLCA]

“Notice of Facility Substantial Completion” means the notice substantially in the form attached to the EPC Agreement in Exhibit F, as may be amended, restated or supplemented from time to time. [EPC]

“Notice of Final Completion” means the notice substantially in the form attached to the EPC Agreement in Exhibit G, as may be amended, restated or supplemented from time to time. [EPC]

“O&M Commencement Date” means the earlier of (i) the Facility Substantial Completion Date and (ii) the Required Turbine Substantial Completion Date. [O&M]

“O&M Covered Costs” means those fees, costs and expenses customarily attributed to overhead relating to the Operator’s conduct of its business of operating facilities similar to the Facility, including fees, costs and expenses relating to employees of the Operator that are primarily engaged in business and activities other than on the Facility Site or with respect to the Facility. [O&M]

“O&M Due Date” means the date that is the 15th day of each February, May, August and November, unless such day is not a Business Day, then the Business Day next following commencing with the first O&M Due Date occurring after the O&M Commencement Date. [O&M]

“O&M Liability Cap” means, with respect to any Operating Year, an amount equal to the Base Fee for such Operating Year. [O&M]

“O&M Manual” has the meaning set forth in Section 2.2.24 of the EPC Agreement. [CA, EPC, Schedule Z]

“O&M Other Payment” has the meaning set forth in Section 7.6 of the O&M Agreement. [O&M]

“O&M Services” mean all services and other obligations required to be provided by Operator under the O&M Agreement as described in Section 2.1 of the O&M Agreement. [O&M]

“O&M Site Document Payment” has the meaning set forth in Section 7.5 of the O&M Agreement. [O&M]

“O&M Subcontract” means any contract for the provision or performance of any part of the O&M Services or the supply of any supplies, equipment, materials or other components in connection with the same, other than the O&M Agreement. [O&M, Schedule Z]

“O&M Subcontractor” means each counterparty to an O&M Subcontract other than the Operator. [O&M, Schedule Z]

“O&M Termination Payment” means $90,000. [O&M]

“Obligations” means, without double counting, all present and future obligations and liabilities of the Company to the Agents and the Lenders at any time and from time to time of every kind, nature and description, direct or indirect, secured or unsecured, joint and several, absolute or contingent, due or to become due, matured or unmatured, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, in each case arising under any of the Financing Documents, including, without limitation, interest, all applicable fees, charges and expenses or all amounts paid or advanced by the Agents or the Lenders on behalf of or for the benefit of the Company for any reason at any time, including in each case obligations of performance as well as obligations of payment and interest that accrue after the commencement of any proceeding under any Debtor Relief Law by or against any such Person or its properties. [ASA, CA, EPC, O&M, Schedule Z]

“Officers” has the meaning set forth in Section 8.7 of the LLC Operating Agreement. [LLCA]

“Operating Year” means (i) in the case of the calendar year in which the O&M Commencement Date occurs, the period from and including the O&M Commencement Date to and including December 31st of such year, (ii) in the case of each succeeding calendar year, the period from and including January 1st of each such calendar year to and including December 31st of each such succeeding calendar year and (iii) in the case of the calendar year in which termination or expiration of the O&M Agreement occurs, the period from and including January 1st of such calendar year to the date upon which the O&M Agreement terminates or expires. [CA, O&M, Schedule Z]

“Operations Report” means the reports described in Section 2.7 of the O&M Agreement. [LLCA]

“Operator Event of Default” shall have the meaning set forth in Section 8.2 of the O&M Agreement. [O&M]

“Operator Indemnitees” means, collectively, Operator and its respective shareholders, partners, Affiliates, employees, representatives and agents, together with their successors and assigns. [O&M]

“Operator’s Personnel” means, collectively, Operator, its employees, agents, Affiliates, any Person acting under or at the direction of the Operator and any O&M Subcontractors and their respective employees, agents and subcontractors, together with their successors and assigns. [O&M]

“Ordinary Cash Trap Amount” means, with respect to a Quarterly Transfer Date, the amount of Net Cash Flow set forth in the below chart: [ASA, CA]

Level	DSCR Range (for historic and projected DSCR)	Ordinary Cash Trap Amount
Level I	Less than 1.40:1.00, but greater than 1.30:1.00	50% of Net Cash Flow for the Fiscal Quarter immediately preceding such Quarterly Transfer Date

Level II	Less than or equal to 1.30:1.00, but greater than 1.20:1.00	75% of Net Cash Flow for the Fiscal Quarter immediately preceding such Quarterly Transfer Date

Level III	Less than or equal to 1.20:1.00	100% of Net Cash Flow for the Fiscal Quarter immediately preceding such Quarterly Transfer Date

“Ordinary Cash Trap Period” means any Fiscal Quarter after Final Completion for which (a) the Historical DSCR that corresponds to the Quarterly Transfer Date occurring during such Fiscal Quarter (as calculated under Section 5.2 of the Credit Agreement) is less than the Target DSCR, or (b) the Projected DSCR that corresponds to the Quarterly Transfer Date occurring during such Fiscal Quarter (as calculated under Section 5.2 of the Credit Agreement) is less than the Target DSCR, and for each consecutive Fiscal Quarter thereafter for which any of the conditions set forth in clauses (a) or (b) are in effect. [ASA, CA, Schedule Z]

“Original Equity Base Case Model” means the Equity Base Case Model attached as Schedule I to the EPC Agreement as of the Effective Date in electronic form. [Schedule Z]

“Organizational Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity. [CA, ECCA]

“Other Taxes” has the meaning specified in Section 2.13.2 of the Credit Agreement. [CA]

“Owner Construction Agreements” means all documents, agreements or other arrangements relating to the provision, procurement or construction of any Owner-Supplied Assets, as the same may be amended, modified, supplemented or restated from time to time in accordance with their terms, which Owner Construction Agreements entered into as of the Effective Date of the EPC Agreement are set forth on Schedule C of the EPC Agreement; provided, that the EPC Agreement shall not be deemed an Owner Construction Agreement for any purpose hereunder. [EPC, O&M, Schedule Z]

“Owner Construction Agreement Payment” has the meaning set forth in Section 5.2.1 of the EPC Agreement. [EPC]

“Owner Construction Agreement Shortfall” means, prior to Final Completion, the amount by which the aggregate amount then due and payable as of such date under all of the Owner Construction Agreements (other than with respect to indemnity and liability obligations thereunder for which Owner has procured insurance) exceeds the Budget Commitment. [EPC]

“Owner Indemnitees” means, collectively, Owner and its respective shareholders, partners, Affiliates, employees, representatives and agents, together with their successors and assigns. [EPC, O&M]

“Owner Maintenance Agreements” means those documents, agreements or other arrangements relating to the performance and provision of Owner-Supplied Maintenance Services which Owner enters into directly with the provider thereof, as the same may be amended, modified, supplemented or restated from time to time in accordance with their terms, which Owner Maintenance Agreements are identified on Schedule A to the O&M Agreement, as such schedule may be amended from time to time in accordance with the O&M Agreement; provided, that the O&M Agreement shall not be deemed an Owner Maintenance Contract for any purpose hereunder. [O&M, Schedule Z]

“Owner Maintenance Agreement Payment” has the meaning set forth in Section 7.4 of the O&M Agreement. [O&M]

“Owner-Supplied Assets” means all Services and Equipment and Materials identified or otherwise described in Exhibit C to the EPC Agreement. [EPC, O&M, Schedule Z]

“Owner-Supplied Maintenance Services” means all services relating to the operation, maintenance and administration of the Facility performed or provided pursuant to Owner Maintenance Agreements; provided, that the services provided under the O&M Agreement shall not be deemed Owner-Supplied Maintenance Services for any purpose hereunder. [O&M, Schedule Z]

“Owner Termination Payment” has the meaning set forth in Section 13.2.1 of the EPC Agreement. [EPC]

“Parent” means, if applicable to a Member, the Person or Persons that directly or indirectly control such Member. [Schedule Z]

“Party” means, with respect to any Agreement as used therein, each signatory to such Agreement, together with its successors and assigns. [ASA, CA, ECCA, EPC, LLCA, O&M, Schedule Z]

“Patent Licenses” means all agreements providing for the granting of any right in or to Patents (whether the Company is licensee or licensor) including, without limitation, each agreement referred to in Schedule 6.6(D) of the Account and Security Agreement (as amended or supplemented from time to time). [ASA, Schedule Z]

“Patents” means all United States, state and foreign patents and applications for letters patent throughout the world, including, but not limited to each patent and patent application referred to in Schedule 6.6(C) of the Account and Security Agreement (as amended or supplemented from time to time), all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations of any of the foregoing, all rights corresponding hereto throughout the world, and all proceeds of the foregoing including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit and the right to sue for past, present and future infringements of any of the foregoing. [ASA, Schedule Z]

“Payment Intangible” has the meaning specified in Article 9 of the UCC. [ASA, Schedule Z]

“Percentage Interest” means the Capital Account of a Member as a percentage of the sum of all Capital Accounts of the Members in the same membership class. [LLCA]

“Permanent Parcels” has the meaning set forth in Article XI of the Account and Security Agreement; provided, that if the Development Account Release Certificate is not delivered to the Geothermal Engineer within 36 months of the Effective Date of the Account and Security Agreement, then Permanent Parcels shall also include the Resource Support Parcels. [ASA]

“Permitted Liens” has the meaning specified in Section 6.2 of the Credit Agreement. [ASA, CA, ECCA]

“Person” means any individual, corporation, partnership, limited liability company, association, joint stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof. [ASA, CA, ECCA, EPC, LLCA, O&M, Schedule Z]

“Placed in Service” means, with respect to a Turbine, that such Turbine qualifies for production tax credits under section 45 of the Code. [EPC, Schedule Z]

“Plan” means any employee pension benefit plan, as defined in section 3(2) of ERISA, which (a) is currently or hereafter sponsored, maintained or contributed to by the Company or an ERISA Affiliate or (b) was at any time during the six calendar years preceding the Effective Date, sponsored, maintained or contributed to by the Company or an ERISA Affiliate. [CA, Schedule Z]

“Plant Manager” has the meaning set forth in Section 4.1.1 of the O&M Agreement. [O&M]

“Platform” has the meaning specified in Section 14.2 of the Credit Agreement. [CA]

“Pledge Supplement” means any supplement to the Account and Security Agreement in substantially the form of Exhibit A of the Account and Security Agreement. [ASA]

“Pledged Debt” means, with respect to the Company, all Debt owed to the Company, including, without limitation, all Debt described on Schedule 6.4 of the Account and Security Agreement under the heading “Pledged Debt” (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments evidencing such Debt, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Debt. [ASA, Schedule Z]

“Pledged Equity Interests” means all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests. [ASA, Schedule Z]

“Pledged LLC Interests” means, with respect to the Company, all interests in any limited liability company including, without limitation, all limited liability company interests listed on Schedule 6.4 of the Account and Security Agreement under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of the Company on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests. [ASA, Schedule Z]

“Pledged Partnership Interests” means, with respect to the Company, all interests in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule 6.4 of the Account and Security Agreement under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of the Company on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests. [ASA, Schedule Z]

“Pledged Stock” means, with respect to the Company, all shares of capital stock owned by the Company, including, without limitation, all shares of capital stock described on Schedule 6.4 of the Account and Security Agreement under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of the Company in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares. [ASA, Schedule Z]

“Pledged Trust Interests” means, with respect to the Company, all interests in a Delaware business trust or other trust including, without limitation, all trust interests listed on Schedule 6.4 of the Account and Security Agreement under the heading “Pledged Trust Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such trust interests and any interest of the Company on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests. [ASA, Schedule Z]

“Pre-Completion Interest Payment Date” means the last Business Day of each December, March, June and September occurring before or on the Final Completion Date. [CA]

“Pre-Flip Period” means the period commencing on the Effective Date and ending on the Flip Date. [Schedule Z]

“Prime Rate” means, for any day, the “PRIME RATE” as published from time to time in ‘The Money Rates’ section of the Wall Street Journal (U.S. Edition), as such “PRIME RATE” may change from time to time. In the event the Wall Street Journal ceases to publish the “PRIME RATE,” then the Parties shall agree as to a substitute reference which represents the base rate on corporate loans posted by major banks having one or more lending offices in New York, New York. [EPC, Schedule Z]

“Pro Forma Basis” means for purposes of calculating the financial covenant set forth in Section 5.2 of the Credit Agreement in connection with any event or transaction, or proposed event or transactions, such event or transaction shall be deemed to have occurred as of the first day of the most recent twelve (12) month period preceding the date of such event or transaction for which the Administrative Agent has received financial statements pursuant to Section 5.1.1 or Section 5.1.2 of the Credit Agreement, and including (a) with respect to the sale or other disposition of assets, (i) income statement and cash flow statement items (whether positive or negative) attributable to the assets disposed of shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (ii) Obligations which are retired shall be excluded and deemed to have been retired as of the first day of the applicable period and (b) with respect to any acquisition, (i) income statement items attributable to the Person or property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement items for the Company and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in the Credit Agreement and (B) such items are supported by financial statements or other information reasonably satisfactory to the Administrative Lender (it being understood that the Administrative Lender’s reasonable satisfaction shall apply only to the inclusion of the income statement items attributable to the Person or property acquired, including applicable adjustments and synergies, and not to the acquisition itself) and (ii) any Obligation incurred or assumed by the Company (including the Person or property acquired) in connection with such transaction and any Obligation of the Person or property acquired which is not retired in connection with such transaction (A) shall be deemed to have been incurred as of the first day of the applicable period and (B) if such Obligation has a floating or formula rate, shall have an average rate of interest for the applicable period for purposes of this definition. [CA]

“Pro-Forma Owner’s Policy” means the Pro-Forma Owner’s Policy in the form attached hereto as Schedule 3.19. [Schedule Z]

“Proceeds” means: (a) all “proceeds” as defined in Article 9 of the UCC, (b) payments or distributions made with respect to any Investment Related Property and (c) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary. [ASA]

“Production Tax Credits” or “PTC” means production tax credits under Section 45 of the Internal Revenue Code as in effect from time-to-time during the Term or any successor or other provision providing for a federal tax credit determined by reference to renewable electric energy produced from geothermal or other renewable energy resources for which the Facility is eligible. [EECA, LLCA]

“Project” means, collectively, the design, engineering, drilling, excavating, permitting, procurement, construction, civil works, installation, integration, commissioning, start-up, testing, completion and any items or matters similar to any of the foregoing, all of which as are necessary and appropriate for the construction, testing and commissioning of the Facility. [CA, EPC, O&M, Schedule Z]

“Project Budget” shall means the amount set forth in Schedule F of the EPC Agreement. [ASA, CA, EPC, Schedule Z]

“Project Costs” means, without duplication all (a) amounts payable to Contractor under the EPC Agreement; (b) amounts payable under any Owner Construction Agreement; (c) costs related to the Lease Agreements, rights of way and other real estate rights necessary for the Project before Facility Substantial Completion; (d) insurance costs related to the design, development, construction, start-up, testing and commissioning of the Project; (e) all taxes, assessments or charges payable by the Company under Applicable Law with respect to the Project; and (f) all fees, commissions and out-of-pocket expenses payable by the Company to all professional advisors, consultants and other experts in relation to the Project and all other costs relating to the design, development, engineering, procurement, construction, permitting, installation, start-up, testing and commissioning of the Project. [CA, Schedule Z]

“Project Design Book” means, collectively, the diagrams, drawings, documents and other information setting forth in detail the comprehensive engineering, construction and technical and operational specifications for engineering, designing, developing, constructing and operating all Equipment and Materials comprising the Facility on the Facility Site, including as to transmission, wells and Wellfield components, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms, which diagrams, drawings, documents and other information are set forth in Schedule H to the EPC Agreement. [EPC, O&M, Schedule Z]

“Project Objectives” means (i) achieving Turbine Substantial Completion by the December 31, 2008, and (ii) achieving Facility Substantial Completion and Final Completion by the Guaranteed Final Completion Date, in each case, in accordance with the terms and conditions of the EPC Agreement. [EPC, Schedule Z]

“Project Party” means each Person (other than an Agent, a Lender or the Company) from time to time a party to a Project Document. [CA]

“Project Schedule” means the Project Schedule set forth in Schedule B to the EPC Agreement. [ASA, CA, EPC, O&M, Schedule Z]

“Project Standards” means, with respect to any Work or Services to be performed in accordance with the EPC Agreement or O&M Agreement, as applicable, such Work and Services are performed: (i) in a professional, prudent, good and workmanlike manner, (ii) only with supplies, materials and equipment that are new (or refurbished but which otherwise comply with Prudent Practices), operating properly and of utility-grade quality, (iii) in accordance with the Project Design Book, including applicable engineering, environmental, construction, safety, and electrical generation codes and standards as required under or listed in the Project Design Book, (iv) in the best interests of the Owner (which shall not be construed as creating a fiduciary obligation) (v) with the purpose of successfully achieving the Project Objectives, (vi) in a manner that is approved as to form, use and content by public entities authorized under Applicable Laws to administer or enforce any building or construction code or standard and whose approval of the final design of the Facility, or any portion thereof, is necessary for the design, engineering and construction and operation of the Facility in accordance with the Project Standards; and (vii) in compliance with Applicable Laws, Governmental Approvals and Prudent Practices and exercising the professional care and skill to be expected of a qualified contractor experienced in the engineering, design and construction of facilities of a similar nature, size and complexity of the Facility. [EPC]

“Projected DSCR” means, with respect to any Quarterly Transfer Date, the DSCR projected for the four Fiscal Quarter periods beginning on the first day of the Fiscal Quarter in which such Quarterly Transfer Date occurs. [CA, Schedule Z]

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights. [CA, ECCA, EPC, O&M, Schedule Z]

“Prove-Out” means the Availability Prove-Out and the Capacity Prove-Out which are set forth on Schedule D of the EPC Agreement. [EPC, Schedule Z]

“Prudent Electric Power Industry Practices” means the practices, methods, techniques and standards that (i) are generally accepted in the electric power industry in the United States for use in connection with the design, procurement, engineering, construction, testing, operation and maintenance of geothermal power stations of the same or similar size and type as the Facility all in a manner consistent with Applicable Laws, Governmental Approvals, Prudent Electrical Practices, reliability, safety, environmental protection, economy and expediency and (ii) conform in all material respects to the manufacturer’s design, engineering, construction, testing, operation and maintenance guidelines applicable to the equipment in question. Prudent Electric Power Industry Practices are not limited to the optimum practice or method to the exclusion of others, but rather refer to commonly used and reasonable practices and methods. [Schedule Z]

“Prudent Electrical Practices” means those practices, methods, standards, and equipment commonly used, from time to time, in electrical engineering and operations to operate electrical equipment with safety, dependability and efficiency and in accordance with the National Electrical Safety Code, the National Electrical Code and the standards of the Institute of Electrical and Electronic Engineers, the National Electrical Manufacturers Association, the North American Electric Reliability Council, and the American National Standards Institute and any other applicable statutes, codes, regulations and/or standards. [Schedule Z]

“Prudent Practices” means, collectively, Prudent Electric Power Industry Practices and Prudent Electrical Practices. [CA, O&M, Schedule Z]

“PTC Period” means the Tax Years during which the Facility generates electrical energy that qualifies for PTC”s under Section 45 of the Code. [LLCA]

“PUHCA” means the Public Utility Holding Company Act of 2005, 42 U.S.C. sec. 16451 et seq. (2006) and the regulations of the FERC thereunder. [ECCA, LLCA]

“Punch-List” means the list prepared by Owner and Contractor, which shall list all items of work that remain to be performed after achieving Facility Substantial Completion in order to ensure that the Facility achieves Final Completion and fully complies with all of the standards and requirements set forth in the EPC Agreement. The Punch List shall not include any items of work, alone or in the aggregate, the noncompletion of which prevents the Facility from reaching Facility Substantial Completion and being legally, safely and reliably placed in commercial operation in accordance with Applicable Laws and Governmental Approvals. [EPC]

“Purchase Option Notice” has the meaning set forth in Section 9.7 of the LLC Operating Agreement. [LLCA]

“Purchase Price” has the meaning set forth in Section 9.7 of the LLC Operating Agreement. [LLCA]

“PURPA” means the Public Utility Regulatory Policies Act of 1978 and all rules and regulations adopted thereunder. [Schedule Z]

“Qualifying Facility” or “Qualifying Facilities” means a facility which is a qualifying facility within the meaning of PURPA and which meets the criteria defined in Title 18, Code of Federal Regulations, Section 292.201 through 292.207. [CA, LLCA]

“Quarterly Disbursement Request” means a quarterly disbursement request substantially in the form of Exhibit J of the Account and Security Agreement, duly executed and delivered by all required signatories thereto. [ASA, CA]

“Quarterly Transfer Date” means the last Business Day in each January, April, July, and October occurring after the Final Completion Date. [ASA, Schedule Z]

“Real Estate Rights” means all rights in or to real estate or sub-surface mineral rights (including title to or other rights to use or access the Facility Site, leases, contracts, permits,

easements, licenses, and rights of way) required to be obtained or maintained in connection with construction of the Facility on the Facility Site, performance of the Work, or operation of the Facility (including the transportation of all necessary materials, equipment and other items to the Facility Site, access for the construction, and the startup and testing of the Facility). [EPC]

“Recalculated Equity Base Case Model” means the Equity Base Case Model, as recalculated in accordance with Section 6.4 of the EPC Agreement. [EPC, Schedule Z]

“Receivables” shall mean, with respect to the Company, all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property together with all of the Company’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records. [ASA, CA, Schedule Z]

“Receivables Records” shall mean, with respect to the Company, (a) all original copies of all documents, instruments or other writings or electronic records or other records evidencing the Receivables, (b) all books, correspondence, credit or other files, records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of the Company or any computer bureau or agent from time to time acting for the Company or otherwise, (c) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (d) all credit information, reports and memoranda relating thereto, and (e) all other written or non-written forms of information related in any way to the foregoing or any Receivable. [ASA, Schedule Z]

“Record” has the meaning specified in Article 9 of the UCC or any successor provision thereto. [Schedule Z]

“Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment, or defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Debt. “Redeem” has the correlative meaning thereto. [CA]

“Redemption Amount” means (a) aggregate outstanding principal amount of all Advances, plus (b) any interest accrued but unpaid under the Credit Agreement to the date of the prepayment, plus (c) in the case of prepayment under Section 2.6.2 of the Credit Agreement, the Make-Whole Amount in respect of all Advances not previously prepaid. [CA]

“Register” has the meaning specified in Section 16.2.4 of the Credit Agreement. [CA]

“Regulated Holder” means any holder of membership interests that is (or that is a subsidiary of a bank holding company that is) subject to the various provisions of Regulation Y of the Board of Governors of the Federal Reserve Systems, 12 C.F.R., Part 225 (or any successor to Regulation Y). [LLCA]

“Regulatory Problem” means, with respect to the Class A Investors, (i) any set of facts or circumstances wherein it has been asserted by any Governmental Authority (or the Class A Investors reasonably believe based on advice of their counsel or regulators that there is a reasonable risk of such assertion) that such Person (or any bank holding company or other regulated bank entity that controls such Person) is not entitled to hold, or exercise any material right with respect to, all or any portion of the membership interests of the Company that such Person holds or (ii) such Person and its Affiliates does or would own, control or have power (including voting rights) over a greater quantity of membership interests of the Company than is permitted under any law or regulation or any requirement of any Governmental Authority applicable to such Person or to which such Person is subject. [LLCA]

“Reimbursable Costs” means those costs described as such in Sections 7.1.1.1 and 7.1.1.2 of the O&M Agreement. [ASA, CA, O&M, Schedule Z]

“Reinvestment Yield” means, with respect to the Called Principal of any Advance, 50 basis points above the yield to maturity as quoted on the Reference Page of actively traded U.S. Treasury Notes or Bonds three (3) Business Days before the Settlement Date with a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. [Schedule Z]

“Related Fund” means, with respect to any Lender, any fund or entity that (a) invests in securities or bank loans, and (b) is advised or managed by such Lender, the same investment advisor as such Lender or by an Affiliate of such Lender or such investment advisor. [CA]

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates. [CA]

“Release” means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including ambient air, surface water, groundwater and surface or subsurface strata) of Hazardous Materials in, at, on or under the property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or real property. [CA, EPC, O&M, Schedule Z]

“Released Assets” means, as of any date, those parcels or assets permitted to be released as of such date in accordance with Article XI of the Account and Security Agreement. [Schedule Z]

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment. [Schedule Z]

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Advance, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided, that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Credit Agreement, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 2.5, 2.6 or Section 8 of the Credit Agreement. [Schedule Z]

“Remedial Work” has the meaning specified in Section 5.15.1 of the Credit Agreement. [CA]

“Replacement Lender” has the meaning specified in Section 2.12.3 of the Credit Agreement. [CA]

“Reports” means, collectively, the Independent Engineer’s Report and the Insurance Consultant’s Report. [ECCA, Schedule Z]

“Representatives” means, with respect to any Person, the managing member(s), the officers, directors, employees, representatives or agents (including investment bankers, financial advisors, attorneys, accountants, brokers and other advisors) of such Person, to the extent that such officer, director, employee, representative or agent of such Person is acting in his or her capacity as an officer, director, employee, representative or agent of such Person. [LLCA]

“Required Lenders” means, at any time, the Lenders comprising at least 51% of the Commitments (exclusive of Commitments held by the Company or any of its Affiliates) or, if the Commitments have terminated, Lenders comprising at least 51% of the outstanding principal amount of the Advances. [ASA, CA, Schedule Z]

“Required Turbine Substantial Completion Date” means December 31, 2008 or such other date permitted by Applicable Law by which the Turbines may still qualify as Placed in Service. [EPC, Schedule Z]

“Requisite Expert Consultation” means, with respect to any matter, such Consultation (which may be oral or in writing) with the Independent Engineer, the Insurance Consultant, or such other expert advisors as may be engaged in connection with such matter as the Administrative Agent or the Administrative Lender shall reasonably deem appropriate under the particular circumstances. In the event that the Administrative Lender shall reasonably require a written report of the Independent Engineer, the Insurance Consultant, the Geothermal Engineer or any such other expert advisor with respect to any matter that requires a determination, consent or approval of the Administrative Lender shall not make such determination or delivery such consent or approval until such report or reports have been delivered and approved by the Administrative Lender. [CA]

“Resource Period” means the period commencing on the Effective Date and ending on the 20th anniversary thereof. [Schedule Z]

“Resource Support Parcels” has the meaning set forth in Article XI of the Account and Security Agreement. [ASA]

“Responsible Officer” means as to any Person, the Chief Executive Officer, the President, any Financial Officer or any Vice President of such Person. Unless otherwise specified, all references to a Responsible Officer in the Credit Agreement shall mean a Responsible Officer of the Company. [CA, Schedule Z]

“Restoration Plan” has the meaning specified in Section 2.6.1.2(5) of the Credit Agreement. [CA]

“Restoration Work” means any repair or restoration (including, but not limited to, designing, engineering, constructing and completing such repair or restoration) of affected Property following any Casualty Event. [CA, ASA]

“Restore” has the meaning specified in Section 2.6.1.2(3) of the Credit Agreement. [CA]

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in the Company, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Company or any option, warrant or other right to acquire any such Equity Interests in the Company, or (b) any payment of a development, management, advisory consulting or similar fee, or the payment of any expenses or other amounts of or to, the Company or its Affiliates other than fees payable under the O&M Agreement. [CA]

“Revenue Account” means the Revenue Account set forth in Section 2.1.1 of the Account and Security Agreement. [ASA, CA]

“Sales Tax” means all sales and use taxes that are properly payable by Contractor in connection with the Work. [EPC]

“SEC” means the United States Securities and Exchange Commission and any successor thereto. [ASA]

“Second Funding Date” means the earlier of: (i) the date upon which the balance of funds in the Construction Account is less than $1 million and all Advances under the Credit Agreement have been drawn, (ii) the date upon which a EPC Funding Request has been made and Advances under the Credit Agreement are insufficient to satisfy the amount stated therein, (iii) the Facility Substantial Completion Date, (iv) December 15, 2008 and (v) the date upon which a Credit Agreement Event of Default occurs. [ECCA, LLCA, Schedule Z]

“Second Funding Date Capital Contributions” means the capital contributions by the Class A Investors on the Second Funding Date, as determined in accordance with Section 2.2 of the Equity Capital Contribution Agreement. [ASA]

“Secured Obligations” has the meaning assigned in Section 5.1 of the Account and Security Agreement. [ASA]

“Secured Parties” means the Agents, the Security Agent, the Account Bank, the Securities Intermediary and the Lenders and shall include, without limitation, all former Agents and Lenders to the extent that any Obligations owing to such Persons were incurred while such Persons were Agents and Lenders and such Obligations have not been paid or satisfied in full. [ASA, LLCA]

“Securities Accounts” (i) means all “securities accounts” as defined in Article 9 of the UCC and (ii) includes, without limitation, all of the accounts listed on Schedule 6.4 of the Account and Security Agreement under the heading “Securities Accounts” (as such schedule may be amended or supplemented from time to time). [ASA, Schedule Z]

“Securities Act” means the Securities Act of 1933, as amended from time to time. [ASA, ECCA]

“Security Accounts” has the meaning assigned in Section 2.1.1 of the Account and Security Agreement. [ASA]

“Security Instruments” means, collectively, (a) the Account and Security Agreement, (b) the Class A Investors Pledge Agreement and Class B Investors Pledge Agreement, (c) the Leasehold Mortgage(s), (d) the UCC-1 financing statements required to be filed under the terms of any of the foregoing documents, (e) each other collateral, account control agreement, pledge, security, mortgage, deed of trust, assignment of leasehold mortgage or guaranty agreement and any and all other agreements, instruments, consents or certificates now or hereafter executed and delivered by the Company or any other Person (other than participation or similar agreements between any Lender and any other lender or creditor with respect to any Obligation pursuant to the Credit Agreement) as security for the payment or performance of the Obligations or the Credit Agreement, as such agreements may be amended, modified, supplemented or restated from time to time. [CA, ECCA, Schedule Z]

“Services” means all engineering, design, drilling, Wellfield development, excavating, installation, civil works, procurement, construction, permitting, management, manufacturing and administrative services and any other services similar to the foregoing, which is or may be necessary or appropriate for the design, engineering, construction, development, operation and maintenance, as applicable, of a geothermal power plant facility and all components relating thereto, including as to procurement of geothermal resources and transmission of electric energy generated thereby, of a similar nature, size and complexity as the Facility, in each case, based on the technical specifications and requirements set forth in the Project Design Book. [EPC, Schedule Z]

“Settlement Date” means with respect to the Called Principal of any Obligation, the date on which such Called Principal is to be prepaid pursuant to Section 2.5 or Section 2.6 of the

Credit Agreement or has become or is declared to be immediately due and payable pursuant to Section 8 of the Credit Agreement, as the context requires. [Schedule Z]

“Special Project Document Payments” means payments due with respect to any Borrower Indemnification Event(s). [ASA]

“Subcontract” means any contract for the provision or performance of any part of the Work or the supply of any supplies, equipment, materials or other components in connection with the EPC Assets, other than the EPC Agreement. [EPC, O&M, Schedule Z]

“Subcontractor” means each counterparty to a Subcontract other than the Contractor. [EPC, O&M, Schedule Z]

“Subject” has the meaning specified in Section 7.6 of the Credit Agreement. [CA]

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the outstanding Equity Interests is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. [Schedule Z]

“Support” means the provision of labor, utilities, machinery, tools, equipment, materials, supplies, transportation, shipping, freighting, storage, waste disposal or any other support similar to the foregoing, whether temporary or permanent and including facilities relating thereto, which is or may be necessary or appropriate for the design, engineering, construction, development, operation and maintenance, as applicable, of a geothermal power plant facility and all components relating thereto, including as to procurement of geothermal resources and transmission of electric energy generated thereby, of a similar nature, size and complexity as the Facility, in each case, based on the technical specifications and requirements set forth in the Project Design Book. [EPC, O&M, Schedule Z]

“Supporting Obligation” means all “supporting obligations” as defined in Article 9 of the UCC. [ASA, Schedule Z]

“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease. [Schedule Z]

“Target Availability Rating” means net electrical output from the Facility during full operation equaling at least 92% of the Target Capacity Rating, as demonstrated pursuant to the Availability Prove-Out. [EPC, Schedule Z]

“Target Capacity Rating” means a net electrical output of the Facility during full operation equaling at least 10.35 MW, as demonstrated pursuant to the Capacity Prove-Out. [ECCA, EPC, Schedule Z]

“Target Debt Investment” means $31,175,092, as indicated in the Original Equity Base Case Model. [Schedule Z]

“Target Economics” means, with respect to the Equity Base Case Model, the intent of the Parties to the Financing Documents and the Tax Equity Documents to achieve the following objectives: (i) that the Flip Date occur on the Target Flip Date, (ii) that the Class A Investors receive the After-Tax Payout, and (iii) that the DSCR equal Target DSCR. [EPC, Schedule Z]

“Target Equity Investment” means $24,500,000, as indicated in the Original Equity Base Case Model. [Schedule Z]

“Target Facility Characteristics” means the following characteristics to be achieved by the Facility upon Facility Substantial Completion: (i) the Target Capacity Rating, (ii) the Target Availability Rating, and (iii) the Target Turbine Substantial Completion Quantity. [EPC, Schedule Z]

“Target Flip Date” means December 31, 2018. [Schedule Z]

“Target Turbine Substantial Completion Quantity” means 50. [EPC, Schedule Z]

“Target DSCR” means a DSCR of 1.5:1.0. [LLCA, Schedule Z]

“Target IRR” means an Internal Rate of Return of fifteen percent (15%). [ECCA, LLCA]

“Target Pre-Tax Return” has the meaning set forth in Section 2.3(c) of the Equity Capital Contribution Agreement. [ECCA, LLCA]

“Tax Matters Member” means the Member that is designated as the “tax matters partner” as defined in Section 6231 of the Code. [ECCA]

“Tax Matters Partner” has the meaning set forth in Section 7.10(a) of the LLC Operating Agreement. [LLCA]

“Tax Returns” means any return, report, statement, information return or other document (including any amendments thereto and any related or supporting information) filed or required to be filed with any Governmental Authority in connection with the determination, assessment, collection or administration of any taxes or the administration of any laws, regulations or administrative requirements relating to any taxes, including after the Closing any IRS Form K-1 issued to Members by the Company, information return, claim for refund, amended return or declaration of estimated tax. [ECCA, LLCA]

“Taxes” means all taxes, charges, fees and levies imposed under Applicable Law by any Governmental Authority, including any gross or net income, gross receipts, capital gains,

franchise, premium, retaliatory or reciprocal, profits, sales, use, value-added, transfer, employment or payroll, ad valorem, environmental, excise, license, occupation, real or personal property, intangible property, minimum, alternative minimum, severance, stamp, withholding, or windfall profits tax, guaranty fund assessments, custom duty or other charge, fee or tax, together with any interest, charge, penalty, addition to tax or additional amount related thereto. [ASA, CA, ECCA, EPC, LLCA, O&M, Schedule Z]

“Tax Year” means the calendar year or such other year the Company is required by Section 706 of the Code to use as its tax year. [LLCA]

“Term” means the period from the Closing Date through the Termination Date. [LLCA, Schedule Z]

“Termination Date” has the meaning set forth in Section 2.4 of the LLC Operating Agreement. [ASA, LLCA, Schedule Z]

“Termination Payment Date” has the meaning set forth in Section 13.2.6.1 of the EPC Agreement. [EPC]

“Third Party Claims” means, with respect to any Agreement, any claim, action, cause of action or suit, litigation, controversy, assessment, arbitration, investigation, inquiry, hearing, charge, complaint, demand, notice or proceeding initiated by any Person other than a Party to such Agreement by or before any Governmental Authority. [EPC, ECCA, O&M]

“Three-Month LIBOR” shall have the meaning specified in Exhibit D of the LLC Operating Agreement. [LLCA]

“Total Loss” has the meaning specified in Section 2.6.1.2(2) of the Credit Agreement. [CA]

“Trade Secret Licenses” means any and all payments providing for the granting of any right in or to Trade Secrets (whether the Company is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 6.6(G) of the Account and Security Agreement (as amended or supplemented from time to time). [ASA]

“Trade Secrets” means, with respect to the Company, all trade secrets and all other confidential or proprietary information and know-how now or hereafter owned or used in, or contemplated at any time for use in, the business of the Company (all of the foregoing being collectively called a “Trade Secret”), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, the right to sue for past, present and future infringement of any Trade Secret, and all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit. [Schedule Z]

“Trademark Licenses” means any and all agreements providing for the granting of any right in or to Trademarks (whether the Company is licensee or licensor thereunder) including,

without limitation, each agreement referred to in Schedule 6.6(F) of the Account and Security Agreement (as amended or supplemented from time to time). [ASA, Schedule Z]

“Trademarks” means all United States, state and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, internet domain names, trade styles, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to the registrations and applications referred to in Schedule 6.6(E) of the Account and Security Agreement (as amended or supplemented from time to time), all extensions or renewals of any of the foregoing, all of the goodwill of the business connected with the use of and symbolized by the foregoing, the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit. [ASA, Schedule Z]

“Transaction Expenses” means (i) the reasonable legal fees, expenses and disbursements of the Lenders, the Company and IRP incurred in connection with the Equity Capital Contribution Agreement and the transactions contemplated hereby; (ii) other reasonable, documented out of pocket expenses of the Company and IRP incurred in connection with the Equity Capital Contribution Agreement and the transactions contemplated hereby; (iii) intentionally omitted; (v) the reasonable fees, out-of-pocket costs and expenses of the Class A Investors (including reimbursement of any such amounts previously paid) incurred in connection with the Equity Capital Contribution Agreement and the transactions contemplated hereby, including the reasonable fees and expenses of counsel and consultants to the Class A Investors; and (vi) the reasonable fees and out of pocket expenses of the Independent Engineer, the Geothermal Engineer and the Insurance Consultant incurred in connection with the preparation of the Reports. [ECCA]

“Transactions” means, with respect to the Company, the execution, delivery and performance by the Company of each Transaction Document to which it is a Party, the use of the proceeds thereof and otherwise the consummation of the transactions contemplated thereby, and the granting by the Company of any Liens pursuant to the provisions of the Security Instruments. [CA, ECCA, O&M, Schedule Z]

“Transfer” has the meaning set forth in Section 9.1 of the LLC Operating Agreement. [LLCA]

“Transfer Taxes” has the meaning set forth in Section 6.2 of the Equity Capital Contribution Agreement. [ECCA]

“Transmission Line” has the meaning specified in Article XI of the Account and Security Agreement. [ASA]

“Treasury Regulations” means regulations written by the IRS interpreting the Code. [LLCA]

“Turbine” means each PureCycle© 225 System geothermal heat-to-electricity power system turbine generator contemplated to be sold to the Company pursuant to the UTC Purchase Contract. [ECCA, EPC, LLCA]

“Turbine Substantial Completion” has the meaning set forth in Section 6.1.1 of the EPC Agreement. [EPC]

“Turnover Package” means the documentation (including the Project Design Book, start-up procedures, log sheets, settings, and other items) in content, form and substance reasonably acceptable to Owner, submitted by Contractor to Owner that demonstrates that the Project has met Facility Substantial Completion in accordance with the EPC Agreement and may be operated safely in accordance with the O&M Manual and for its intended purposes. [EPC]

“UCC” means the Uniform Commercial Code in effect from time to time in the State of New York or, when the context requires, the Uniform Commercial Code as en effect from time to time in any other applicable jurisdiction. [ASA, CA, LLCA, Schedule Z]

“Underrun Bonus” has the meaning set forth in Section 5.7 of the EPC Agreement. [ASA, EPC]

“Unrelated Persons” means a Person that is not “related,” within the meaning of Section 45(e)(4) of Code, to any Person to whom the Company sells electricity during the period the Company is entitled to Production Tax Credits on such electricity.

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect. [ASA, CA]

“Warranty” has the meaning set forth in Section 9.1 of the EPC Agreement. [EPC]

“Warranty Claim” has the meaning set forth in Section 9.3 of the EPC Agreement. [EPC]

“Warranty Period” has the meaning set forth in Section 9.2 of the EPC Agreement. [EPC]

“Wellfield” means the array of extraction and injection wells, together with interconnected piping and related materials, providing geothermal resources to the Facility. [Schedule Z]

“Wellfield Plan and Budget” means, with respect to the applicable Operating Year, an annual operating budget and capital budget, broken down on a monthly basis, setting forth in detail the following matters with respect to the wells and Wellfield: (A) anticipated operations (including the drilling of new wells), (B) routine maintenance on existing wells (including major maintenance), (C) procurement (including equipment acquisitions and spare parts indicating a breakdown of capital items and expense items), (D) staffing, personnel and labor activities

(including unit rates for labor, hourly rates for consultants who are not employees of the Operator or its Affiliates, and holidays to be observed), (E) administrative activities, and (F) data regarding other work proposed to be undertaken by Operator, together with an itemized estimate, in detail reasonably acceptable to Owner, of all Reimbursable Costs to be incurred in connection therewith, together an annual operating plan setting forth underlying assumptions and implementation plans. [O&M]

“Work” has the meaning set forth in Section 2.2 of the EPC Agreement. [EPC, LLCA, O&M, Schedule Z]

“Working Capital Loan” has the meaning set forth in Section 4.5 of the LLC Operating Agreement.

PARTIES

“Account Bank” means Deutsche Bank Trust Company Americas and its permitted successors and assigns. [ASA, Schedule Z]

“Administrative Agent” means Deutsche Bank Trust Company Americas, together with its successors and assigns to the extent permitted by the Credit Agreement. [CA, ASA, ECCA, O&M, Schedule Z]

“Administrative Lender” means Merrill Lynch Credit Products, LLC or any successor as may be appointed in accordance with Section 15.8 of the Credit Agreement provided that in no event shall there be more than one Administrative Lender at any given time. [ASA, CA, O&M, EPC, Schedule Z]

“Anaheim” means the City of Anaheim, California, a municipal corporation organized and existing under the laws of the State of California. [CA, Schedule Z]

“Class A Investors” means one or more Members holding one or more Class A Interests. Initially the Class A Investors will be MLE. [CA, ASA, LLCA, Schedule Z]

“Class B Investors” means one or more Members holding one or more Class B Interests. Initially the Class B Investors will be IRP. [ASA, CA, ECCA, LLCA, Schedule Z]

“Class C Investor” means a Member holding one or more Class C Interests. [LLCA]

“Collateral Agent” means Deutsche Bank Trust Company Americas, together with its successors and assigns to the extent permitted by the Account and Security Agreement. [ASA, CA, ECCA, Schedule Z]

“Company” means Thermo No. 1 BE-01, LLC, a Delaware limited liability company, together with its successors and assigns. [ASA, CA, ECCA, LLCA, Schedule Z]

“Contractor” means Raser Technologies, Inc., a Delaware corporation, together with its successors and assigns. [ASA, CA, ECCA, EPC, LLCA, O&M, Schedule Z]

“Financing Parties” means, collectively, the Lenders, the Administrative Agent and the Collateral Agent under the Financing Documents.

“GE” means GE Consumer & Industrial, together with its successors and assigns. [Schedule Z]

“Geothermal Engineer” means, initially, GeothermEx, or, if no longer GeothermEx, such geothermal engineers as may be selected by the Class A Investors from time to time, subject to the prior written consent of the Company, so long as the Company is not subject to a Credit Agreement Event of Default, and the Administrative Lender, such consent not to be unreasonably withheld, conditioned or delayed, in each case, as the geothermal engineer for the Project and any successors and assigns thereto. [ASA, CA, ECCA, EPC, LLCA, O&M, Schedule Z]

“Goulds” means ITT Corporation, an Indiana Corporation, together with its successors and assigns. [Schedule Z]

“Independent Engineer” means initially, R.W. Beck, or, if no longer R. W. Beck, such independent engineers as may be selected by the Class A Investors from time to time, subject to the prior written consent of the Company , so long as the Company is not subject to a Credit Agreement Event of Default, and the Administrative Lender, such consent not to be unreasonably withheld, conditioned or delayed, in each case, as the independent engineer for the Project and any successors and assigns thereto. [ASA, CA, EPC, O&M, Schedule Z]

“Insurance Consultant” means Moore-McNeill, LLC, or, if no longer Moore-McNeill, LLC, such insurance consultant as may be selected by the Class A Investors from time to time, subject to the prior written consent of the Company, so long as the Company is not subject to a Credit Agreement Event of Default, and the Administrative Lender, such consent not to be unreasonably withheld, conditioned or delayed, in each case, as the insurance consultant for the Project and any successors and assigns thereto. [CA, ECCA, Schedule Z]

“Interconnection Construction Provider” means Pine Valley, together with its successors and assigns. [Schedule Z]

“Interconnection Service Provider” means PacifiCorp, together with its successors and assigns. [EPC, Schedule Z]

“IRP” means Intermountain Renewable Power, LLC, a Delaware limited liability company, together with its successors and assigns. [ECCA, LLCA]

“Managing Member” has the meaning set forth in Section 8.1 of the LLC Operating Agreement. [LLCA, Schedule Z]

“Member(s)” means any Person who owns an equity interest in the Company. [ECCA, LLCA]

“Minersville” means Minersville Land and Livestock Company, together with its successors and assigns. [Schedule Z]

“MLE” means Merrill Lynch L.P. Holdings Inc., a Delaware Corporation, together with its successors and assigns. [ECCA, LLCA, Schedule Z]

“Operator” means the operator of the Facility and a party to the O&M Agreement, or any successor thereto. [ECCA, LLCA, O&M, Schedule Z]

“Owner” means Thermo No. 1 BE-01, LLC, a Delaware limited liability company, together with its successors and assigns. [ECCA, EPC, LLCA, O&M, Schedule Z]

“Parent” means, if applicable to a Member, the Person or Persons that directly control such Member. [ECCA, Schedule Z]

“Patterson” means Patterson-UTI Drilling Company, LP, LLP, together with its successors and assigns. [Schedule Z]

“PBGC” means the Pension Benefit Guaranty Corporation, together with its successors and assigns. [CA, Schedule Z]

“Pine Valley” means Pine Valley Power, Inc., a Utah corporation, together with its successors and assigns. [Schedule Z]

“Raser” means Raser Technologies, Inc., a Delaware corporation, together with its successors and assigns. [CA, ECCA, EPC, LLCA, Schedule Z]

“Raser Entities” means Owner, Raser, Raser Power and IRP. [CA]

“Raser Power” means Raser Power Systems, LLC, a Delaware limited liability company, together with its successors and assigns. [Schedule Z]

“Securities Intermediary” means Deutsche Bank Trust Company Americas, in its capacity as securities intermediary with respect to the Security Accounts and within the meaning of Article 8 of the UCC. [ASA, Schedule Z]

“Security Agent” means Deutsche Bank Trust Company Americas.

“SITLA” means the State of Utah, acting by and through the School and Institutional Trust Lands Administration. [Schedule Z]

“SPX” means SPX Cooling Technologies, Inc, a Delaware corporation, together with its successors and assigns. [Schedule Z]

“UTC” means UTC Power Corporation, together with its successors and assigns. [ASA, ECCA, EPC, O&M, Schedule Z]

DOCUMENTS

“Account and Security Agreement” means the Account and Security Agreement, dated as of the Closing Date, entered into by and between Owner and the Collateral Agent, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms. [ASA, CA, ECCA, EPC, LLCA]

“Ancillary Documents” means those agreements, instruments or other documents identified as such on Exhibit A attached hereto, as the same may be amended, modified, supplemented or restated from time to time.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 16.2 of the Credit Agreement or by the definition of “Eligible Assignee”), and accepted by the Administrative Agent, in accordance with Section 16.2 of the Credit Agreement and in substantially the form of Exhibit 16 to the Credit Agreement or any other form approved by the Administrative Agent. [CA]

“Assignment of SITLA Lease” means the Partial Assignment of State Lands Lease, dated as of August 27, 2008, entered into by and between IRP and Owner, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms.

“Class A Consent” means the Consent and Agreement, dated as of the Effective Date, by and between MLE and the Administrative Agent.

“Class A Investors Pledge Agreement” means the Pledge and Security Agreement, dated as of the Effective Date, by and between the Class A Investors and the Collateral Agent.

“Class B Consent” means the Consent and Agreement, dated as of the Effective Date, by and between IRP and the Administrative Agent.

“Class B Guaranty” means that certain guaranty issued by Raser dated as of the Effective Date of the Equity Capital Contribution Agreement.

“Class B Guarantor Consent” means the Consent and Agreement, dated as of the Effective Date, by and between Raser, and the Administrative Agent.

“Class B Investors Pledge Agreement” means the Pledge and Security Agreement, dated as of the Effective Date, by and between each of the Class B Investors and the Collateral Agent.

“Condensing Water Pump Contract” means the Purchase Order for an ITT Goulds Model #3180XL, amongst other items, dated as of March 20, 2008, entered into by and between Goulds and Owner, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms.

“Conditional Lien Waiver” means the Conditional Lien Waiver substantially in the form attached to the EPC Agreement as Exhibit A-2.

“Construction Disbursement Request” means the EPC Payment Request.

“Construction Documents” means those agreements, instruments or other documents identified as such on Exhibit A attached hereto, as the same may be amended, modified, supplemented or restated from time to time.

“Cooling Tower Purchase Contract” means the Purchase Order, dated as of March 20, 2008, entered into by and between SPX and Owner, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms.

“Credit Agreement” means the Credit Agreement, dated as of the Closing Date, entered into by and between Owner, the Lenders and the Administrative Agent, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms.

“Development Account Release Certificate” means a certificate substantially in the form of Exhibit K of the Account and Security Agreement, duly executed and delivered by all required signatories thereto.

“Drilling Contract” means the Drilling Bid Proposal and Daywork Drilling Contract – U.S., dated as of April 8, 2008, entered into by and between Patterson and Owner, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms.

“Drilling Escrow Certificate” means the Drilling Escrow Certificate substantially in the form attached to the Equity Capital Contribution Agreement as Exhibit B.

“Drilling Plan and Budget” means the Drilling Plan and Budget described in Section 4.3 of the Equity Capital Contribution Agreement.

“Drilling Reserve Disbursement Request” means a Drilling Reserve Disbursement Request substantially in the form of Exhibit H of the Account and Security Agreement, duly executed and delivered by all required signatories thereto.

“EPC Agreement” means the Engineering, Procurement and Construction Agreement by and between Contractor and Owner, dated as of the Closing Date, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms.

“EPC Funding Request” means the EPC Funding Request substantially in the form attached to the EPC Agreement as Exhibit H, duly executed and delivered by the signatories thereto.

“EPC Payment Request” means the EPC Payment Request substantially in the form attached to the EPC Agreement as Exhibit I, duly executed and delivered by the signatories thereto.

“Equity Commitment Letters” means that certain letter agreement dated January 16, 2008 by and between Merrill, Lynch, Pierce, Fenner and Smith, Inc. and Raser.

“Equity Capital Contribution Agreement” means the Equity Capital Contribution Agreement, dated as of the Closing Date, entered into by and among Owner, the Class A Investors and the Class B Investors, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms.

“Final Lien Release” means the Final Lien Release substantially in the form attached to the EPC Agreement as Exhibit A-3.

“Financing Documents” means those agreements, instruments or other documents identified as such on Exhibit A attached hereto, as the same may be amended, modified, supplemented or restated from time to time.

“Forbearance Agreement” means an agreement among the Administrative Agent, the Company and the Class A Investors in which the Administrative Agent, on behalf of the Lenders, agrees to, among other things, forbear from foreclosing on the Class A Interests before the end of the PTC Period.

“Independent Engineer Funding Certificate” means the Independent Engineering Funding Certificate substantially in the form attached to the EPC Agreement as Exhibit J, duly executed and delivered by the signatories thereto.

“Independent Engineer Payment Certificate” means the Independent Engineering Payment Certificate substantially in the form attached to the EPC Agreement as Exhibit K, duly executed and delivered by the signatories thereto.

“Interconnection Agreement” means the Interconnection Agreement, dated as of June 17, 2008, entered into by and between PacifiCorp and IRP, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms.

“Leasehold Mortgage” means the Leasehold Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Production, dated as of August 31, 2008, entered into by the Owner in favor of the Collateral Agent, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms.

“Letter Agreement concerning Deposits” means the Letter Agreement, dated as of August 31, 2008, entered into by and between Contractor and UTC, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms.

“Lien Release” means the Lien Release substantially in the form attached to the EPC Agreement as Exhibit A-1.

“LLC Operating Agreement” means the LLC Operating Agreement, dated as of September 1, 2006, entered into by Owner, as sole member, as amended by the Amended and Restated Limited Liability Company Agreement, dated as of August 31, 2008, entered into by and between Owner and the Class A Investors, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms.

“Maintenance Documents” means those agreements, instruments or other documents identified as such on Exhibit A attached hereto, as the same may be amended, modified, supplemented or restated from time to time.

“Minersville Lease” means the Geothermal Resources Lease, dated as of September 25, 2007, entered into by and between Minersville and IRP, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms.

“O&M Agreement” means the Operation and Maintenance Agreement, dated as of August 31, 2008, entered into by and between Raser Power and Owner, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms. [CA, LLCA]

“O&M Funding Request” means the O&M Funding Request substantially in the form attached to the O&M Agreement as Exhibit B.

“O&M Payment Request” means the O&M Payment Request substantially in the form attached to the O&M Agreement as Exhibit C, duly executed and delivered by the signatories thereto.

“Off-Take Documents” means those agreements, instruments or other documents identified as such on Exhibit A attached hereto, as the same may be amended, modified, supplemented or restated from time to time.

“Operative Documents” means those agreements, instruments or other documents identified as such on Exhibit A attached hereto, as the same may be amended, modified, supplemented or restated from time to time.

“Original Operating Agreement” has the meaning set forth in the preliminary statements of the LLC Operating Agreement.

“Power Purchase Agreement” means the Renewable Power Purchase and Sale Agreement, dated as of March 10, 2008, entered into by and between Anaheim and Owner, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms.

“Powerhouse Contract” means the Purchase Order for a custom powerhouse, amongst other items, dated as of March 20, 2008, entered into by and between GE and Owner, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms.

“PPA Consent” means the Collateral Assignment Agreement, dated as of August 31, 2008, entered into by and between Anaheim, the Collateral Agent and Owner, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms.

“Project Documents” means those agreements, instruments or other documents identified as such on Exhibit A attached hereto, as the same may be amended, modified, supplemented or restated from time to time.

“Raser Consent” means the Consent and Agreement, dated as of August 31, 2008, entered into by and between Contractor, Owner and the Collateral Agent, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms.

“Raser Power Consent” means the Consent and Agreement, dated as of August 31, 2008, entered into by and between Raser Power, the Collateral Agent and Owner, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms.

“Schedule Z Documents” means those agreements, instruments or other documents identified as such on Exhibit A attached hereto, as the same may be amended, modified, supplemented or restated from time to time.

“Site Documents” means those agreements, instruments or other documents identified as such on Exhibit A attached hereto, as the same may be amended, modified, supplemented or restated from time to time.

“SITLA Consent” means the Certificate, Consent and Agreement, dated as of August 31, 2008, entered into by and between SITLA and the Collateral Agent, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms. [Schedule Z]

“SITLA Lease” means the Utah State Mineral Lease Form – Geothermal Energy Lease, dated as of July 1, 2007, entered into by and between SITLA and IRP, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms. [Schedule Z]

“Switchboard Contract” means the Purchase Order for a transformer switchboard, dated as of March 20, 2008, entered into by and between GE and Owner, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms.

“Tax Equity Documents” means those agreements, instruments or other documents identified as such on Exhibit A attached hereto, as the same may be amended, modified, supplemented or restated from time to time.

“Transaction Documents” means those agreements, instruments or other documents identified as such on Exhibit A attached hereto, as the same may be amended, modified, supplemented or restated from time to time.

“Transformer Contract” means the Purchase Order for GE Prolec 2000 KVA substation transformers, dated as of March 20, 2008, entered into by and between GE and Owner, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms.

“Transmission Construction Agreement” means the Engineering, Procurement and Construction Contract, dated as of April 7, 2008, entered into by and between Pine Valley and Owner, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms.

“UTC Consent” means the Consent and Agreement, dated as of August 31, 2008, entered into by and between UTC, the Collateral Agent and Owner, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms.

“UTC Intercreditor Agreement” means the Intercreditor Agreement, dated as of August 31, 2008, entered into by and between the Administrative Agent, on behalf of the Lenders, Owner and UTC, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms.

“UTC Purchase Contract” means the Purchase Contract, dated as of August 31, 2008, entered into by and between Owner and UTC, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms. [EPC, ASA]

“UTC Services Agreement” means the Amended and Restated Services Agreement, dated as of August 31, 2008, entered into by and between UTC and Owner, as the same may be amended, modified, supplemented or restated from time to time in accordance with its terms. [O&M]

“UTC Step-In Agreement” means the side letter between Owner and UTC, dated August 31, 2008. [EPC]